Exhibit 10.1

Execution Version

AMENDMENT No. 3, dated as of February 4, 2016 (this “Amendment No. 3”), to the Credit Agreement dated as of October 9, 2012, among Advanced Disposal Services, Inc., a Delaware corporation (f/k/a ADS Waste Holdings, Inc., the “Borrower”), Advanced Disposal Waste Holdings Corp., a Delaware corporation (“Intermediate Holdings”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”), Issuing Bank and Swing Line Lender (as amended as of February 8, 2013, February 14, 2014 and as may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, in accordance with Section 9.08 of the Credit Agreement, the Borrower, Intermediate Holdings and the Required Lenders wish to effect (i) the amendments to the Credit Agreement as set forth in Exhibit A (such amendments, other than the Revolver Maturity Amendment (as defined below), the “Covenant Amendments”) and (ii) in connection with its merger with and into the Borrower (with the Borrower as the surviving Person), the release of Intermediate Holdings from its Guarantee of the Obligations under the Credit Agreement and its obligations under the Security Documents;

WHEREAS, in accordance with Section 2.27 of the Credit Agreement, the Borrower and each Revolving Credit Lender (subject to the succeeding paragraph) wish to extend the maturity of the Revolving Credit Commitments and Revolving Loans under the Credit Agreement by amending the definition of “Revolving Credit Maturity Date” (such amendment, the “Revolver Maturity Amendment” and, together with the Covenant Amendments, the “Amendments”) as set forth in Exhibit A hereto;

WHEREAS, each Revolving Credit Lender that does not wish to extend the maturity of its Revolving Credit Commitments and Revolving Loans under the Credit Agreement (each a “Non-Extending Revolving Credit Lender”) has executed an Assignment and Acceptance dated the date hereof and to be effective upon, but immediately prior to, the Amendment No. 3 Effective Date assigning all of its Revolving Credit Commitments and Revolving Loans under the Credit Agreement to Deutsche Bank Trust Company Americas or such other Eligible Assignee as identified to such Non-Extending Revolving Credit Lender prior to the date hereof (Deutsche Bank Trust Company Americas and/or each such other Eligible Assignee, as applicable, the “Replacement Revolving Credit Lenders”);

WHEREAS, upon the Borrower Public Offering described under Section 4, paragraph (iv), the Borrower hereby provides notice, in accordance with Section 5 of the Guarantee and Collateral Agreement, that it will change its corporate name to “Advanced Disposal Services, Inc.”;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                           Amendment.  Effective as of the Amendment No. 3 Effective Date (as defined below), (i) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto, (ii) the Revolving Credit Commitment portion of Schedule 2.01(a) to the Credit Agreement is hereby amended and restated as set forth on Schedule I hereto to reflect the reallocation of Revolving Credit Commitments in connection with this Amendment No. 3 and the replacement of the Non-Extending Revolving Credit Lenders and (iii) Schedule 2.01(b) to the Credit Agreement is hereby amended and restated as set forth on Schedule II.  Effective as of the Amendment No. 3 Effective Date, each of the Revolving Credit Lenders shall have Revolving Credit Commitments as set forth on Schedule I hereto(1).

Section 2.                                           Representations and Warranties, No Default.  The Borrower hereby represents and warrants that as of the Amendment No. 3 Closing Date (as defined below) or the Amendment No. 3 Effective Date, as the case may be, after giving effect to the amendments set forth in this Amendment No. 3 on the Amendment No. 3 Closing Date or the Amendment No. 3 Effective Date, as the case may be, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects (except that any representation or warranty that is already qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

Section 3.                                           Amendment No. 3 Closing.  This Amendment No. 3 shall be in full force and effect on the date (such date, if any, the “Amendment No. 3 Closing Date”) that the following conditions have been satisfied; provided that the amendments to the Existing Credit Agreement pursuant to Section 1 (other than the change to Section 2.12(c), which shall become effective on the Amendment No. 3 Closing Date) shall not become effective until the occurrence of the Amendment No. 3 Effective Date:

(i)                                     Consents.  The Administrative Agent shall have received from the Borrower, Intermediate Holdings and the other Guarantors, executed signature pages hereto and (x) with respect to the Covenant Amendments, consents substantially in the form of Exhibit B hereto (each such consent, a “Consent”) from Lenders constituting the Required Lenders and (y) with respect to the Revolver Maturity Amendment, Consents from each Revolving Credit Lender (including, for the avoidance of doubt, all Replacement Revolving Credit Lenders (if any), but not any Non-Extending Revolving Credit Lender).  Each Non-Extending Revolving Credit Lender shall have assigned, or shall assign substantially concurrently with but immediately prior to the Amendment No. 3 Closing Date, all of its Revolving Credit Commitments and Revolving Loans under the Credit Agreement to the applicable Replacement Revolving Credit Lenders;

(1)  Subject to pro rata reductions for voluntary commitment reductions between the Amendment No. 3 Closing Date and the Amendment No. 3 Effective Date.

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(ii)                                  Fees.  The Administrative Agent shall have received (x) all accrued and unpaid interest on all Loans, all accrued Commitment Fees, all other fees required to be paid hereunder, and all fees and expenses for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Amendment No. 3 Closing Date and (y) for the account of each Amendment No. 3 Consenting Lender that is a Term Lender, a consent fee equal to 0.125% of the aggregate principal amount of the Term Loans of such Term Lender as determined immediately prior to the occurrence of the Amendment No. 3 Closing Date.

(iii)                               Officer’s Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 3 Closing Date certifying that (a) all representations and warranties are true and correct in all material respects (except that any representation or warranty that is already qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment No. 3 Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (b) no Event of Default or event which with the giving of notice or lapse of time or both would be an Event of Default, has occurred and is continuing as of the Amendment No. 3 Closing Date.

(iv)                              Secretary Certificate.  The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of the Borrower, dated the Amendment No. 3 Closing Date and certifying:

(A)                               that attached thereto is a true and complete copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of Delaware, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State;

(B)                               that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Amendment No. 3 Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below;

(C)                               that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party and, that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(D)                               that the certificate or articles of incorporation of the Borrower has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above; and

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(E)                                as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower.

(v)                                 Legal Opinion.  The Administrative Agent shall have received a favorable legal opinion of Shearman & Sterling LLP, counsel to the Loan Parties, dated the Amendment No. 3 Closing Date, covering due incorporation, due authorization, due execution, enforceability, no conflicts and such other customary opinions (subject to customary assumptions, qualifications and limitations), in a form reasonably satisfactory to the Administrative Agent.

(vi)                              Flood Compliance.  The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each improved Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto, as may be required) and, with respect to any Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws, defined in the Credit Agreement) is located in a special flood hazard area, evidence of flood insurance as and to the extent required under the Credit Agreement.

Section 4.                                           Amendment Effectiveness.  Section 1 of this Amendment No. 3 shall become effective on the date following the Amendment No. 3 Closing Date and on or prior to February 15, 2017 (such date, if any, the “Amendment No. 3 Effective Date”) that the following conditions have been satisfied:

(i)                                     Officer’s Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 3 Effective Date certifying that (a) all representations and warranties are true and correct in all material respects (except that any representation or warranty that is already qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment No. 3 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (b) no Event of Default or event which with the giving of notice or lapse of time or both would be an Event of Default, has occurred and is continuing as of the Amendment No. 3 Effective Date.

(ii)                                  Borrower Public Offering.  The Borrower shall receive, substantially concurrently with the Amendment No. 3 Effective Date, an aggregate amount of at least $100,000,000 in cash proceeds from an underwritten public offering of common Equity Interests of the Borrower pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

(iii)                               Use of Proceeds.  The Borrower shall have, substantially concurrently with the Amendment No. 3 Effective Date, prepaid, redeemed, purchased, defeased or

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otherwise satisfied prior to the scheduled maturity thereof an aggregate principal amount of at least $100,000,000 of the Term Loans.

(iv)                              Intermediate Holdings.  Intermediate Holdings shall have, or shall substantially concurrently with the Amendment No. 3 Effective Date, merged with and into the Borrower, with the Borrower as the surviving Person.

Section 5.                                           Intermediate Holdings.  Upon the Amendment No. 3 Effective Date, Intermediate Holdings shall, without any further action by the Collateral Agent or the Lenders, be released from its Guarantee of the Obligations and its obligations with respect to the Security Documents (including, but not limited to, the Guarantee and Collateral Agreement) and the pledge of the stock of the Borrower by Intermediate Holdings shall be released.

Section 6.                                           Counterparts.  This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 3 by facsimile, .pdf or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.                                           Applicable Law.

(a)                                 THIS AMENDMENT NO. 3 AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT NO. 3 (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)                                 ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT NO. 3 OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT NO. 3, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY AND NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT NO. 3, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT NO. 3 OR ANY OTHER DOCUMENT RELATED HERETO.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY

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ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 3 IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 9.01 OF EXHIBIT A HERETO.  NOTHING IN THIS AMENDMENT NO. 3 WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 8.                                           Headings.  The headings of this Amendment No. 3 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.                                           Reaffirmation.  Each Loan Party hereby expressly acknowledges the terms of this Amendment No. 3 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its Guarantee of the Obligations under the Guarantee and Collateral Agreement, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents.

Section 10.                                    Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment No. 3 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Collateral Agent, any other Agent or the Issuing Bank, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  From and after the Amendment No. 3 Closing Date, this Amendment No. 3 shall constitute a Loan Document for purposes of the Credit Agreement and, from and after the Amendment No. 3 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment No. 3.  Each of the Loan Parties party hereto hereby consents to this Amendment No. 3 and the Borrower confirms that all of its obligations under the Loan Documents shall continue to apply to the Credit Agreement as amended hereby.

Section 11.                                    WAIVER OF RIGHT TO TRIAL BY JURY.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT NO. 3 HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT NO. 3 OR IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 3 OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT NO. 3, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER

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ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY (a) AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT NO. 3 MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; (b) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (c) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT NO. 3 BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

Section 12.                                    FATCA.  For purposes of determining withholding Taxes imposed under FATCA, including any FATCA-related compliance of any Person with Section 2.20(f)(ii)(D) of the Credit Agreement, from and after the Amendment No. 3 Closing Date, the Borrower and the Administrative Agent agree to treat (and the Lenders hereby authorize the Borrower and the Administrative Agent to treat) the Credit Agreement and any Loans, Commitments and extensions of credit thereunder (including any Loans or Commitments outstanding thereunder) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) and 1.1471-2T(b)(2).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed by their respective authorized officers as of the day and year first above written.

ADVANCED DISPOSAL SERVICES, INC., as Borrower

By:	/s/ Matt Gunnelson
Name: Matt Gunnelson
Title: Chief Accounting Officer, Assistant Treasurer

ADVANCED DISPOSAL WASTE HOLDINGS CORP., as Intermediate Holdings

By:	/s/ Matt Gunnelson
Name: Matt Gunnelson
Title: Chief Accounting Officer, Assistant Treasurer

[Signature Page to ADS — Amendment No. 3 to Credit Agreement]

ADS RENEWABLE ENERGY - EAGLE POINT, LLC
ADS RENEWABLE ENERGY - STONES THROW, LLC
ADS RENEWABLE ENERGY - WOLF CREEK, LLC
ADS SOLID WASTE OF NJ, INC.
ADVANCED DISPOSAL RECYCLING SERVICES ATLANTA, LLC
ADVANCED DISPOSAL RECYCLING SERVICES GULF COAST, LLC
ADVANCED DISPOSAL SERVICES MOBILE TRANSFER STATION, LLC
ADVANCED DISPOSAL SERVICES ALABAMA CATS, LLC
ADVANCED DISPOSAL SERVICES ALABAMA EATS, LLC
ADVANCED DISPOSAL SERVICES ALABAMA HOLDINGS, LLC
ADVANCED DISPOSAL SERVICES ALABAMA, LLC
ADVANCED DISPOSAL SERVICES ARBOR HILLS LANDFILL, INC.
ADVANCED DISPOSAL SERVICES ATLANTA, LLC
ADVANCED DISPOSAL SERVICES AUGUSTA, LLC
ADVANCED DISPOSAL SERVICES BILOXI MRF, LLC
ADVANCED DISPOSAL SERVICES BIRMINGHAM, INC.
ADVANCED DISPOSAL SERVICES BLACKFOOT LANDFILL, INC.
ADVANCED DISPOSAL SERVICES BLUE RIDGE LANDFILL, INC.
ADVANCED DISPOSAL SERVICES CAROLINAS, LLC
ADVANCED DISPOSAL SERVICES CEDAR HILL LANDFILL, INC.
ADVANCED DISPOSAL SERVICES CENTRAL FLORIDA, LLC
ADVANCED DISPOSAL SERVICES CHESTNUT VALLEY LANDFILL, LLC
ADVANCED DISPOSAL SERVICES COBB COUNTY RECYCLING FACILITY, LLC
ADVANCED DISPOSAL SERVICES COBB COUNTY TRANSFER STATION, LLC
ADVANCED DISPOSAL SERVICES CRANBERRY CREEK LANDFILL, LLC
ADVANCED DISPOSAL SERVICES CYPRESS ACRES LANDFILL, INC.
ADVANCED DISPOSAL SERVICES EAGLE BLUFF LANDFILL, INC.
ADVANCED DISPOSAL SERVICES EAST, INC.
ADVANCED DISPOSAL SERVICES EASTERN PA, INC.
ADVANCED DISPOSAL SERVICES EMERALD PARK LANDFILL, LLC, each of the above-listed entities, as a Guarantor

By:	/s/ Matt Gunnelson
Name: Matt Gunnelson
Title: Chief Accounting Officer, Assistant Treasurer

[Signature Page to ADS — Amendment No. 3 to Credit Agreement]

ADVANCED DISPOSAL SERVICES EVERGREEN LANDFILL, INC.
ADVANCED DISPOSAL SERVICES GLACIER RIDGE LANDFILL, LLC
ADVANCED DISPOSAL SERVICES GREENTREE LANDFILL, LLC
ADVANCED DISPOSAL SERVICES GULF COAST, LLC
ADVANCED DISPOSAL SERVICES GWINNETT TRANSFER STATION, LLC
ADVANCED DISPOSAL SERVICES HANCOCK COUNTY, LLC
ADVANCED DISPOSAL SERVICES HICKORY MEADOWS LANDFILL, LLC
ADVANCED DISPOSAL SERVICES HOOSIER LANDFILL, INC.
ADVANCED DISPOSAL SERVICES JACKSON, LLC
ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC
ADVANCED DISPOSAL SERVICES JONES ROAD, LLC
ADVANCED DISPOSAL SERVICES LANCASTER LANDFILL, LLC
ADVANCED DISPOSAL SERVICES LITHONIA TRANSFER STATION, LLC
ADVANCED DISPOSAL SERVICES MACON, LLC
ADVANCED DISPOSAL SERVICES MAGNOLIA RIDGE LANDFILL, LLC
ADVANCED DISPOSAL SERVICES MALLARD RIDGE LANDFILL, INC.
ADVANCED DISPOSAL SERVICES MAPLE HILL LANDFILL, INC.
ADVANCED DISPOSAL SERVICES MIDDLE GEORGIA, LLC
ADVANCED DISPOSAL SERVICES MIDWEST, LLC
ADVANCED DISPOSAL SERVICES MILLEDGEVILLE TRANSFER STATION, LLC
ADVANCED DISPOSAL SERVICES MISSISSIPPI HOLDINGS, INC.
ADVANCED DISPOSAL SERVICES MISSISSIPPI, LLC
ADVANCED DISPOSAL SERVICES MOREHEAD LANDFILL, INC.
ADVANCED DISPOSAL SERVICES NATIONAL ACCOUNTS HOLDINGS, INC.
ADVANCED DISPOSAL SERVICES NATIONAL ACCOUNTS, INC.
ADVANCED DISPOSAL SERVICES NATIONAL ACCOUNTS, LLC
ADVANCED DISPOSAL SERVICES NORTH ALABAMA LANDFILL, LLC, each of the above-listed entities, as a Guarantor

By:	/s/ Matt Gunnelson
Name: Matt Gunnelson
Title: Chief Accounting Officer, Assistant Treasurer

[Signature Page to ADS — Amendment No. 3 to Credit Agreement]

ADVANCED DISPOSAL SERVICES NORTH GEORGIA, LLC
ADVANCED DISPOSAL SERVICES OAK RIDGE LANDFILL, INC.
ADVANCED DISPOSAL SERVICES ORCHARD HILLS LANDFILL, INC.
ADVANCED DISPOSAL SERVICES PASCO COUNTY, LLC
ADVANCED DISPOSAL SERVICES PECAN ROW LANDFILL, LLC
ADVANCED DISPOSAL SERVICES PONTIAC LANDFILL, INC.
ADVANCED DISPOSAL SERVICES RENEWABLE ENERGY, LLC
ADVANCED DISPOSAL SERVICES ROGERS LAKE, LLC
ADVANCED DISPOSAL SERVICES ROLLING HILLS LANDFILL, INC.
ADVANCED DISPOSAL SERVICES SELMA TRANSFER STATION, LLC
ADVANCED DISPOSAL SERVICES SEVEN MILE CREEK LANDFILL, LLC
ADVANCED DISPOSAL SERVICES SMYRNA TRANSFER STATION, LLC
ADVANCED DISPOSAL SERVICES SOLID WASTE LEASING CORP.
ADVANCED DISPOSAL SERVICES SOLID WASTE MIDWEST, LLC
ADVANCED DISPOSAL SERVICES SOLID WASTE SOUTHEAST, INC.
ADVANCED DISPOSAL SERVICES SOUTH CAROLINA, LLC
ADVANCED DISPOSAL SERVICES SOUTH, LLC
ADVANCED DISPOSAL SERVICES STAR RIDGE LANDFILL, INC.
ADVANCED DISPOSAL SERVICES STATELINE, LLC
ADVANCED DISPOSAL SERVICES SUMNER LANDFILL, INC.
ADVANCED DISPOSAL SERVICES TAYLOR COUNTY LANDFILL, LLC
ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, INC.
ADVANCED DISPOSAL SERVICES TENNESSEE, LLC
ADVANCED DISPOSAL SERVICES VALLEY MEADOWS LANDFILL, LLC
ADVANCED DISPOSAL SERVICES VALLEY VIEW LANDFILL, INC., each of the above-listed entities, as a Guarantor

By:	/s/ Matt Gunnelson
Name: Matt Gunnelson
Title: Chief Accounting Officer, Assistant Treasurer

[Signature Page to ADS — Amendment No. 3 to Credit Agreement]

ADVANCED DISPOSAL SERVICES VASKO RUBBISH REMOVAL, INC.
ADVANCED DISPOSAL SERVICES VASKO SOLID WASTE, INC.
ADVANCED DISPOSAL SERVICES WAYNE COUNTY LANDFILL, INC.
ADVANCED DISPOSAL SERVICES WESTERN PA, INC.
ADVANCED DISPOSAL SERVICES ZION LANDFILL, INC.
BATON ROUGE RENEWABLE ENERGY LLC
BURLINGTON TRANSFER STATION, INC.
CARTERSVILLE TRANSFER STATION, LLC
CARUTHERS MILL C&D LANDFILL, LLC
CHAMPION TRANSFER STATION, LLC
COMMUNITY REFUSE SERVICE, LLC.
DILLER TRANSFER STATION, LLC.
DORAVILLE TRANSFER STATION, LLC
EAGLE POINT LANDFILL, LLC
ECO-SAFE SYSTEMS, LLC
F.D.S. DISPOSAL II, LLC
HALL COUNTY TRANSFER STATION, LLC
HARMONY LANDFILL, LP
HIGHSTAR ROYAL OAKS I, INC.
HIGHSTAR ROYAL OAKS II, INC.
HINKLE TRANSFER STATION, LLC
HWSTAR HOLDINGS CORP.
IWSTAR WASTE HOLDINGS CORP.
JONES ROAD LANDFILL AND RECYCLING, LTD.
LAND AND GAS RECLAMATION, INC.
LANDSOUTH, INC.
MORETOWN LANDFILL, INC.
MOSTOLLER LANDFILL, LLC
NASSAU COUNTY LANDFILL, LLC
NEWS MA HOLDINGS, INC.
NEWS MID-ATLANTIC HOLDINGS, INC.
NEWS NORTH EAST HOLDINGS, INC.
NEWSTAR WASTE HOLDINGS CORP.
NORTH EAST WASTE SERVICES, INC.
NORTH EAST WASTE TRANSPORT, INC.
OLD KINGS ROAD SOLID WASTE, LLC
OLD KINGS ROAD, LLC
PARKER SANITATION II, INC.
PASCO LAKES INC.
PDC DISPOSAL CO., INC.
SOUTH HADLEY LANDFILL, LLC
SOUTH SUBURBAN, LLC
SSI SOUTHLAND HOLDINGS, INC.
ST. JOHNSBURY TRANSFER STATION, INC., each of the above-listed entities, as a Guarantor

By:	/s/ Matt Gunnelson
Name: Matt Gunnelson
Title: Chief Accounting Officer, Assistant Treasurer

[Signature Page to ADS — Amendment No. 3 to Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

[Signature Page to ADS — Amendment No. 3 to Credit Agreement]

SCHEDULE I

Revolving Credit Commitments

Lender	Revolving Credit Commitment
Deutsche Bank Trust Company Americas	$51,177,077.92
Credit Suisse AG, Cayman Islands Branch	$51,177,077.92
Barclays Bank PLC	$51,177,077.92
Sumitomo Mitsui Banking Corporation	$30,000,000.00
Bank of America, N.A.	$27,294,441.56
Morgan Stanley Senior Funding, Inc.	$27,294,441.56
MIHI LLC	$27,294,441.56
UBS AG, Stamford Branch	$27,294,441.56
Columbia Management Investment Advisers, LLC	$7,291,000.00
• Cent CDO 14 Limited	$1,000,000.00
• Cent CDO 15 Limited	$1,000,000.00
• Cent CLO 16, L.P.	$1,000,000.00
• Cent CDO XI Limited	$1,500,000.00
• Cent CLO 21 Limited	$1,000,000.00
• Centurion CDO 9 Limited	$1,791,000.00
Total	$300,000,000

SCHEDULE II

Issuing Banks and L/C Commitments

Issuing Bank	L/C Commitment
Deutsche Bank Trust Company Americas	$56,783,800.87
Credit Suisse AG, Cayman Islands Branch	$17,059,025.97
Barclays Bank plc	$17,059,025.97
Bank of America, N.A.	$9,098,147.19
Total	$100,000,000

Exhibit A

SENIOR SECURED CREDIT AGREEMENT

dated as of October 9, 2012,

as amended by Amendment No. 1 on February 8, 2013,

as amended by Amendment No. 2 on February 14, 2014 and

as further amended by Amendment No. 3, dated February 4, 2016 and effective as of [ ](1)

among

ADS WASTE ESCROW CORP. II,

as Escrow Borrower,

ADS WASTE HOLDINGS, INC.,

as Borrower upon the Acquisition Date,

ADVANCED DISPOSAL WASTE HOLDINGS CORP.,

as Intermediate Holdings upon the Acquisition Date,

THE LENDERS PARTY HERETO,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent and Collateral Agent,

DEUTSCHE BANK SECURITIES INC.,

MACQUARIE CAPITAL (USA) INC.,

UBS SECURITIES LLC,

BARCLAYS BANK PLC

and

CREDIT SUISSE SECURITIES (USA) LLC

as Joint Bookrunners and Joint Lead Arrangers,

MACQUARIE CAPITAL (USA) INC. and

UBS SECURITIES LLC,

as Co-Syndication Agents and

BARCLAYS BANK PLC and

CREDIT SUISSE SECURITIES (USA) LLC,

as Co-Documentation Agent and

DEUTSCHE BANK SECURITIES INC.,

as Amendment No. 3 Sole Bookrunner and Sole Lead Arranger

(1)  To be the Amendment No. 3 Effective Date.

SCHEDULES

Schedule 1.01(a)	—	Existing Letters of Credit
Schedule 1.01(b)	—	Mortgaged Property
Schedule 1.01(c)	—	Refinancing Indebtedness to be Repaid
Schedule 1.01(d)	—	Subsidiary Guarantors
Schedule 1.01(e)	—	Unrestricted Subsidiaries
Schedule 2.01(a)	—	Lenders and Commitments
Schedule 2.01(b)	—	Issuing Banks and L/C Commitments
Schedule 3.05	—	Material Indebtedness
Schedule 3.06	—	Litigation
Schedule 3.08	—	Liens on Property
Schedule 3.12	—	Plans
Schedule 3.12(b)	—	Labor
Schedule 3.13(a)	—	Subsidiaries
Schedule 3.13(b)	—	Other Equity Investments
Schedule 3.20(a)	—	UCC Filing Offices
Schedule 3.20(c)	—	Mortgage Filing Offices
Schedule 4.03(a)	—	Local Counsel
Schedule 6.01	—	Existing Liens
Schedule 6.02	—	Existing Investments
Schedule 6.03	—	Existing Indebtedness
Schedule 6.05	—	Permitted Dispositions
Schedule 6.08	—	Transactions with Affiliates; Investors

EXHIBITS

Exhibit A	—	Form of Administrative Questionnaire
Exhibit B	—	Form of Assignment and Acceptance
Exhibit C	—	Form of Borrowing Request
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	Form of Guarantee and Collateral Agreement
Exhibit F	—	Form of Real Estate Local Counsel Opinion
Exhibit G	—	Form of Intercompany Note
Exhibit H	—	Form of Interest Election Request
Exhibit I-1	—	Form of Mortgage
Exhibit I-2	—	Form of Deed of Trust
Exhibit J-1	—	Form of Term Note
Exhibit J-2	—	Form of Revolving Note
Exhibit J-3	—	Form of Swingline Note
Exhibit K	—	Form of U.S. Tax Compliance Certificate
Exhibit L	—	Form of Solvency Certificate
Exhibit M	—	Form of Letter of Credit Report
Exhibit N	—	Form of Letter of Credit Notice
Exhibit O	—	Auction Procedures
Exhibit P	—	Form of Escrow Agreement
Exhibit Q	—	Form of Closing Date Side Letter

CREDIT AGREEMENT, dated as of October 9, 2012 (as amended by Amendment No. 1 on February 8, 2013, as further amended by Amendment No. 2 on February 14, 2014 and as further amended by Amendment No. 3, dated as of February 4, 2016 and effective as of [     ](2)), among ADS WASTE ESCROW CORP. II, a Delaware corporation (the “Escrow Borrower”) (which on the Acquisition Date (as defined below) shall be merged with and into ADS WASTE HOLDINGS, INC., a Delaware corporation (“ADS”)), upon the effectiveness of the Joinder Agreement (as defined below), ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation (“ADS Holdings” and, upon the effectiveness of the Joinder Agreement, “Intermediate Holdings”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders (this “Agreement”).

The Escrow Borrower has requested that the Lenders extend credit in the form of (a) Original Term Loans on the Closing Date, in an aggregate principal amount not in excess of $1,800,000,000 and (b) Revolving Commitments on the Closing Date, which shall be available as Revolving Loans at any time on and after the Acquisition Date and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding not in excess of $300,000,000.  The Escrow Borrower has requested that the Swingline Lender extend credit at any time after the Acquisition Date and from time to time prior to the Revolving Credit Maturity Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $30,000,000.  The Escrow Borrower has requested that the Issuing Bank issue Letters of Credit on and after the Acquisition Date in an aggregate face amount at any time outstanding not in excess of $100,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and the Restricted Subsidiaries.

Concurrently with the initial funding under this Agreement on the Closing Date, the Escrow Borrower will enter into the Escrow Agreement with the Administrative Agent, pursuant to which (i) the Escrow Borrower will deposit with the Administrative Agent into the Escrow Account the proceeds of the Loans made on the Closing Date and (ii) the Escrow Borrower will deposit into the Escrow Account such additional amounts on the Closing Date and thereafter as required under the Escrow Agreement.  The funds in the Escrow Account (all such funds, the “Escrow Funds”) will be released in accordance with the terms of the Escrow Agreement and will be used, together with up to $75,000,000 of the Revolving Loans, on the Acquisition Date to pay Transaction Costs, Letters of Credit are to be issued on the Acquisition Date to replace or backstop Existing Letters of Credit, and the proceeds of the Revolving Loans, Letters of Credit and the Swingline Loans are to be used after the Acquisition Date for working capital and other general corporate purposes of the Borrower and the Restricted Subsidiaries, including the financing of permitted acquisitions and other permitted investments.

Concurrently with the release of funds from the Escrow Account on the Acquisition Date in accordance with the terms of the Escrow Agreement, ADS and ADS Holdings will execute the Joinder Agreement and the Escrow Borrower will merge with and into ADS.  Upon the effectiveness of the Joinder Agreement, (i) ADS shall assume all rights and obligations hereunder as the Borrower and (ii) ADS Holdings shall assume all rights and obligations hereunder as Intermediate Holdings .  All references herein to the “Borrower” shall be deemed to mean, prior to the Acquisition Date, the Escrow Borrower and, on and after the Acquisition Date, ADS.

(2)  To be the Amendment No. 3 Effective Date.

The Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                              Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Business” shall mean the Target and its subsidiaries.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(b).

“Acquisition” shall mean the acquisition by ADS of all of the outstanding shares of common stock of the Target in accordance with the Acquisition Agreement.

“Acquisition Agreement” shall mean the Share Purchase Agreement (together with all exhibits and schedules thereto), dated as of July 18, 2012, among Holdings, Veolia Environmental Services North America Corp., VES Solid Waste Holdings, LLC and ADS (as assignee of Holdings pursuant to section 2.9 thereof).

“Acquisition Date” shall mean the date on which the Acquisition is consummated.

“Acquisition Material Adverse Effect” shall mean (a) with respect to the Acquired Business, a material adverse effect on the results of operation or financial condition of the Acquired Business, taken as a whole, or on the ability of VES Solid Waste Holding, LLC, a Delaware limited liability company (the “Seller”) or Veolia Environmental Services North America Corp., a Delaware corporation (the “Parent”) to consummate the sale of all of the outstanding shares of the Target as contemplated by the Acquisition Agreement; provided, however, that without limiting the generality of what shall not constitute an “Acquisition Material Adverse Effect”, an event, occurrence, change or effect which results, directly or indirectly, from any of the following shall not constitute an “Acquisition Material Adverse Effect”: (i) general business, economic, climate, industry or market (including capital, securities or financial markets) events, occurrences, developments, changes, circumstances or conditions, (ii) the effect of any change that generally affects the industries or markets in which the Acquired Business operates (including changes in the fuel, power, natural gas, or waste-to-energy industries), the products or services for or in such industries or markets, or the market prices of commodities, including oil, fuel, fibers, aluminum and glass, and energy-related products such as methane gas and electricity, (iii) changes in applicable laws or regulatory policies, including the adoption of climate change regulation, regulations restricting emissions of greenhouse gases, and “flowcontrol” or other regulations restricting the transport or disposal of waste excluding any such change to the extent it disproportionately affects the Acquired Business, taken as a whole relative to other participants in the industry in which the Acquired Business operates, (iv) changes in accounting standards, principles or interpretations, (v) changes in political conditions, weather, natural disasters or other acts of God, acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism, including any of the foregoing threatened or underway as of the date of the Acquisition Agreement, (vi) any change in or effect on the assets or properties of the Acquired Business which is cured (including by the payment of money) by Parent or Seller prior to the Acquisition Date, (vii) the negotiation, execution, announcement, pendency or performance of the Acquisition Agreement or the transactions contemplated hereby, the consummation of the transactions contemplated by the Acquisition Agreement or any public communications by the other party regarding the Acquisition Agreement or the transactions contemplated hereby, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, venture partners or other third parties, (viii) any failure to meet any projections, guidance, estimates, forecasts, budgets, or milestones or financial or operating predictions, (ix) labor conditions generally in the industry in which the Acquired Business operates and expressly excluding any such change to the extent it disproportionately affects the Acquired Business, taken as a whole relative to other participants in the industry in which the Acquired Business operates, (x) any action permitted or required to be taken by Parent, Seller or the Acquired Business under the Acquisition Agreement or taken at the request or with the consent of Holdings or (xi) any action taken by Holdings or any of its Affiliates or representatives and (b) with respect to Holdings, a material adverse effect on the ability of Holdings to perform its obligations under, or to consummate the transaction contemplated by, the Acquisition Agreement.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves; provided that solely with respect to the Term Loans, the Adjusted LIBO Rate shall not be deemed to be less than 0.75% per annum.

“Adjusted Net Income” shall mean, for any period, the consolidated net income (or deficit) of the Borrower and the Restricted Subsidiaries, after deduction of all expenses, taxes, and other proper charges; plus (i) transaction costs for acquisitions and development projects which are expensed rather than capitalized and (ii) all other non-cash charges (including without limitation abandoned development and acquisition costs and stock compensation expenses) minus any non-cash items increasing net income in such period, in each case as determined in accordance with GAAP.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“ADS” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“ADS Entities” shall mean Advanced Disposal and its subsidiaries.

“ADS Holdings” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Advanced Disposal” shall mean Advanced Disposal Services, Inc., a Delaware corporation, which, on or prior to the Acquisition Date, is expected to be renamed as Advanced Disposal Services Southeast, Inc.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” shall have the meaning assigned to such term in Section 8.01.

“Aggregate L/C Commitment” shall mean, at any time, the aggregate amount of L/C Commitments, as in effect at such time; provided that the Aggregate L/C Commitment shall not exceed $100,000,000.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Agreement” shall have the meaning assigned to it in the introductory statement to this Agreement.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Intermediate Holdings, the Borrower or the applicable Restricted Subsidiary (or, for any date after the Amendment No. 3 Effective Date, the Borrower or the applicable Restricted Subsidiary) would be required to pay if such Hedging Agreement were terminated on such date.

“All-in Yield” shall mean, as to any Indebtedness, the yield thereon as reasonably determined by the Administrative Agent taking into account the interest rate, margin, original issue discount, upfront fees and eurocurrency rate or base rate floor; provided that original issue discount and upfront fees shall be amortized over the shorter of (i) the weighted average life to maturity of such Indebtedness and (ii) 4 years; provided, further, that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to arrangers or fees that are not paid ratably to the market with respect to such Indebtedness.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m.  (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates).  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Amendment No. 1” shall mean Amendment No. 1, dated as of February 8, 2013, to this Agreement.

“Amendment No. 1 Effective Date” shall mean February 8, 2013.

“Amendment No. 2” shall mean Amendment No. 2, dated as of February 14, 2014, to this Agreement.

“Amendment No. 2 Consenting Lender” shall mean each Tranche B Lender that provided the Administrative Agent with a counterpart to Amendment No. 2 executed by such Tranche B Lender indicating its consent to Amendment No. 2 prior to the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” shall mean February 14, 2014.

“Amendment No. 2 Lead Arranger” shall mean Deutsche Bank Securities Inc., in its capacity as the Lead Arranger for Amendment No. 2.

“Amendment No. 3” shall mean Amendment No. 3, dated as of February 4, 2016, to this Agreement.

“Amendment No. 3 Consenting Lender” shall mean each Lender that shall have delivered to the Administrative Agent with a counterpart to Amendment No. 3 executed by such Lender indicating its consent to Amendment No. 3 prior to the Amendment No. 3 Effective Date.

“Amendment No. 3 Effective Date” shall mean [       ], 2016. (3)

“Applicable Margin” shall mean, (a) in the case of the Term Loans, 2.00% per annum for ABR Loans and 3.00% per annum for Eurodollar Loans and (b) in the case of the Revolving Loans and the Swingline Loans, (i) for each day from the Acquisition Date to and including the first date of receipt by the Administrative Agent of the financial statements required pursuant to Section 5.01(a) or 5.01(b) and the related Compliance Certificate pursuant to Section 5.02(a) for the first fiscal quarter ending at least four months after the Acquisition Date, 3.00% per annum for ABR Loans and 4.00% per annum for Eurodollar Rate Loans and (ii) for each day thereafter, the applicable percentage per annum set forth in the table below, with the applicable Tier for such day being determined by reference to the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent as of such date pursuant to Section 5.02(a):

Tier	Total Leverage Ratio	Applicable Rate (Eurodollar Rate)	Applicable Rate (ABR Rate)
I	< 4.75:1.00	3.50%	2.50%
II	> 4.75:1.00	4.00%	3.00%

Any increase or decrease in the Applicable Margin in respect of the Revolving Loans and the Swingline Loans resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.02(a); provided, however, that if a Compliance Certificate is not delivered within five Business Days after the date when due in accordance with such Section, then Tier II shall apply in respect of the Revolving Loans and the Swingline Loans, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.06(d).

(3)  To be the date upon which the conditions to the establishment of the Amendment No. 3 Effective Date, in Section 4 of Amendment No. 3, shall have been achieved.

“Arrangers” shall mean Deutsche Bank Securities Inc. (“DBSI”), Macquarie Capital (USA) Inc. (“Macquarie Capital”), UBS Securities LLC (“UBS Securities”), Barclays Bank PLC (“Barclays”) and Credit Suisse Securities (USA) LLC (“CS Securities”) in their respective capacities as joint lead arrangers and joint bookrunners.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries to any Person other than Intermediate Holdings, the Borrower or a Subsidiary Guarantor of (a) any Equity Interests of a Subsidiary (other than directors’ qualifying shares) (including through the issuance of Equity Interests of such Subsidiary to such Person) or (b) any other assets of the Borrower or any of the Restricted Subsidiaries (other than (i) Dispositions permitted pursuant to Section 6.05(a), (b), (c), (d), (e), (f), (h), (i), (j), (m), (n), (p), (q), (r) and (t), and (ii) dispositions between or among Foreign Subsidiaries and (iii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $500,000); provided that on and after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Auction Procedures” shall mean the auction procedures with respect to non-pro rata assignments of Term Loans pursuant to Section 9.04(l) which shall be as set forth on Exhibit O hereto.

“Available Amount” shall mean, on any date, an amount determined on a cumulative basis equal to the sum of the following, in each case, to the extent Not Otherwise Applied:

(a)                                 Excess Cash Flow for each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2013); plus

(b)                                 100% of the aggregate net cash proceeds received by the Borrower since the Acquisition Date from the issuance and sale of Qualified Stock (other than Permitted Cure Securities and Excluded Contributions) or from the issuance and sale of convertible or exchangeable Disqualified Stock or Indebtedness of the Borrower or any of its Restricted Subsidiaries that has been converted into or exchanged for Qualified Stock (other than any issuance and sale to a Subsidiary of the Borrower), less the amount of any cash, or the fair market value of any other assets, distributed by the Borrower or any of its Restricted Subsidiaries upon such conversion or exchange (other than to the Borrower or any of its Restricted Subsidiaries); plus

(c)                                  to the extent not otherwise included in the calculation of Excess Cash Flow for purposes of clause (a) above, 100% of (x) any amount received in cash by the Borrower or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, and (y) the aggregate net cash proceeds received by the Borrower or any of its Restricted Subsidiaries upon the sale or other disposition of, the investee (other than an Unrestricted Subsidiary of the Borrower) of any Investment made by the Borrower and its Restricted Subsidiaries since the Acquisition Date; provided that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made (and treated as an Investment) by the Borrower or any of its Restricted Subsidiaries in such investee subsequent to the Acquisition Date; plus

(d)                                 to the extent not otherwise included in the calculation of Excess Cash Flow for purposes of clause (a) above, 100% of (x) any amount received in cash by the Borrower or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, or upon the sale or other disposition of the Equity Interests of, an Unrestricted Subsidiary of the Borrower and (y) the fair market value of the net assets of an Unrestricted Subsidiary of the Borrower, at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or is liquidated into, the Borrower or any of its Restricted Subsidiaries, multiplied by the Borrower’s proportionate interest in such Subsidiary; provided that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as an Investment) by the Borrower or any of its Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Acquisition Date; plus

(e)                                  to the extent not otherwise included in the calculation of Excess Cash Flow for purposes of clause (a) above, 100% of the amount of any Investment made (and treated as an Investment) since the Acquisition Date in a Person that subsequently becomes a Restricted Subsidiary of the Borrower.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Barclays” shall have the meaning assigned thereto in the definition of “Arrangers.”

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrower Notice” shall have the meaning assigned to such term in the definition of “Guarantee and Collateral Requirements”.

“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Intermediate Holdings (or, for any consolidated statement of cash flows delivered after the Amendment No. 3 Effective Date, the Borrower) for such period prepared in accordance with GAAP, but excluding any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Leases” shall mean leases, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Issuing Bank or Lenders, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect of L/C Exposure, cash or deposit account balances or, if the Collateral Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case in an amount not less than the Minimum Collateral Amount and pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean any of the following types of Investments, to the extent owned by Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries (or, solely in the case of Section 6.04(b)(vi), a Loan Party) free and clear of all Liens (other than Liens created under the Security Documents and Liens permitted under Section 6.01(j)):  (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) and entered into with a financial institution satisfying the criteria described in clause (b); and (e) Investments, classified in accordance with GAAP as current assets of Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P; provided that upon the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Cash Management Agreement” shall mean any agreement to provide (a) treasury services, (b) credit card, merchant card, purchasing card or stored value card services (including, without limitation, the processing of payments and other administrative services with respect thereto), (c) cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking products or services as may be requested by Borrower or any Restricted Subsidiary (other than letters of credit and other than loans and advances except Indebtedness arising from services described in clauses (a) through (c) of this definition).

“Cash Management Bank” shall mean any Person that, (x) with respect to any Cash Management Agreement entered into on or after the Closing Date, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement and (y) with respect to any Cash Management Agreement entered into prior to, and in effect as of, the Closing Date, Bank of America, N.A.

“CERCLA” shall mean the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, and all regulations and amendments thereto.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” shall mean any Domestic Subsidiary of the Borrower that is treated as a “disregarded entity” for U.S. federal income tax purposes and the sole assets of which are equity interests in Foreign Subsidiaries that are CFCs or other CFC Holdcos.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), other than the Permitted Holders (or any “group” (within the meaning of Section 13(a) and 14(d) of the Securities Exchange Act as in effect on the Closing Date) of which any Investor is a member, but only if and for so long as such Investor beneficially owns more than 50% of the relevant voting stock of the Borrower owned, directly or indirectly, by such “group”), shall own, directly or indirectly, beneficially or of record, shares or other interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, unless the Permitted Holders shall own more than such person or group, (b) during any period of 24 consecutive months, a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated, or (c) any change in control (or similar event, however denominated) with respect to the Borrower or a Restricted Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or a Restricted Subsidiary is a party.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection

Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class,” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Original Term Loans, Tranche B Term Loans, Tranche B-2 Term Loans, Other Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan Commitment, Incremental Term Loan Commitment or Swingline Commitment.

“Closing Date” shall mean the date of the first Credit Event.

“Closing Date Side Letter” shall mean a certificate, dated as of the Closing Date, executed by a Responsible Officer of ADS and ADS Holdings, in the form of Exhibit Q hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean (a) prior to the Acquisition Date, all “Escrow Collateral” as defined in the Escrow Agreement and (b) on and after the Acquisition Date, all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties; provided, however, that, the Collateral shall not include any Excluded Assets.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Incremental Revolving Credit Commitment, Term Loan Commitment, Incremental Term Loan Commitment and Swingline Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit D.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of ADS, dated September 2012.

“Consolidated EBITDA” shall mean, for any period, Adjusted Net Income plus (or minus, as appropriate) income taxes, Consolidated Interest Expense, depreciation, depletion, accretion expense, amortization, restructuring costs and expenses associated with the integration of acquired companies (including, without limitation, the Acquired Business and Permitted Acquisitions) with Intermediate Holdings, the Borrower and the Restricted Subsidiaries (including, without limitation, severance and relocation expenses), other non-cash expenses (including, without limitation, impairment charges, non-cash amortization of debt issuance costs, write-off of deferred financing fees and charges in connection with the Refinancing and in connection with this Agreement, Amendment No. 1 and Amendment No. 2, net foreign exchange gain or loss, and net income or loss from equity accounted investee, other than equity in the net income of any other Person to the extent actually received in cash as a dividend or other distribution by Intermediate Holdings, the Borrower or any Restricted Subsidiary), net gain or loss on sale of capital assets, nonrecurring expenses or charges (including realized losses (or minus realized gains) associated with fuel hedges in 2015 and 2016, fair value adjustments attributable to stock options, restricted share expense, retention payments made to management of acquired companies (including, without limitation, the Acquired Business and Permitted Acquisitions) and payments to management in respect of certain completed acquisitions, in each case to the extent deducted from (or added to) Adjusted Net Income, without duplication, and determined in accordance with GAAP.  For all purposes, a pro forma adjustment to Consolidated EBITDA shall be made to give effect to, without duplication, the Consolidated EBITDA of Permitted Acquisitions and dispositions by Intermediate Holdings, the Borrower and any of the Restricted Subsidiaries made during the applicable reporting period as if such Permitted Acquisition or disposition had occurred as of the first day of such period (and in the case of Permitted Acquisitions, upon delivery to the Administrative Agent of a Compliance Certificate from the Chief Financial Officer, and appropriate documentation certifying the historical operating results, adjustments and balance sheet of the Permitted Acquisition).  Such acquired Consolidated EBITDA may be further adjusted to add back cost savings (net of the amount of actual benefits realized during such period) projected by Intermediate Holdings to be realized upon such acquisition (including, without limitation, excess owner’s compensation) as if such costs savings were realized as of the first day of the applicable reporting period, in each case to the extent (a) consistent with Regulation S-X under the Securities Act or (b) so long as (1) such cost savings are reasonably identifiable and factually supportable, (2) such cost savings are reasonably expected in good faith to be realized within 12 months of the date of the calculation of Consolidated EBITDA as evidenced by a certificate of an officer of Intermediate Holdings dated the date of such calculation accompanied by reasonable supporting detail, and (3) beginning after the first four (4) full fiscal quarters following the Closing Date, the aggregate amount of cost savings added pursuant to this sentence shall not exceed an amount equal to 15% of the total Consolidated EBITDA for such reporting period prior to giving effect to such cost savings.  In addition, a pro forma adjustment to Consolidated EBITDA for any reporting period shall be made to give effect to new contracts with a municipality for exclusive waste management services which became effective within the applicable reporting period as if such new contracts were entered into as of the first day of such period.  Notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarter ended (w) September 30, 2011 shall be $109,700,000, (x) December 31, 2011 shall be $109,200,000, (y) March 31, 2012 shall be $93,100,000 and (z) June 30, 2012 shall be $108,600,000.   Notwithstanding the foregoing, from and after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall be replaced by references to the Borrower and all calculations hereunder shall be based upon the consolidated financial statements of the Borrower.

“Consolidated Interest Expense” shall mean, for any period, the aggregate amount of interest required to be paid or accrued by Intermediate Holdings, the Borrower and the Restricted Subsidiaries during such period on all indebtedness of Intermediate Holdings, the Borrower and the Restricted Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, letter of credit fees, agency fees, balance deficiency fees and similar fees or expenses for such period in connection with the borrowing of money or any deferred purchase price obligation, but excluding therefrom (a) the non-cash amortization of debt issuance costs, (b) the write-off of deferred financing fees and charges in connection with the Refinancing and in connection with this Agreement, Amendment No. 1 and Amendment No. 2, in each case, that are classified as interest under GAAP and (c) any prepayment penalties or premiums.  Notwithstanding the foregoing, from and after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall be replaced by references to the Borrower and all calculations hereunder shall be based upon the consolidated financial statements of the Borrower.

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Converted Tranche B Term Loan” shall mean each Tranche B Term Loan held by an Amendment No. 2 Consenting Lender immediately prior to the Amendment No. 2 Effective Date in an aggregate principal amount of Tranche B Term Loans held by such Amendment No. 2 Consenting Lender immediately prior to the effectiveness of Amendment No. 2 (or, if less, the amount notified to such Amendment No. 2 Consenting Lender by the Amendment No. 2 Lead Arranger).

“Co-Documentation Agent” shall mean Barclays Bank PLC and Credit Suisse Securities (USA) LLC.

“Co-Syndication Agent” shall mean Macquarie Capital (USA) Inc. and UBS Securities LLC.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, swingline, letter of credit and term loan facilities provided for by this Agreement.

“CS Securities” shall have the meaning assigned thereto in the definition of “Arrangers.”

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Rights” shall have the meaning assigned to such term in Section 7.02.

“DBTCA” shall mean Deutsche Bank Trust Company Americas, a New York bank.

“Debt Fund Affiliate” shall mean an Affiliate of the Investors that is a bona fide debt fund or an investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which no Affiliate of the Investors or investment vehicles managed or advised by any Affiliate of the Investors that is not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business makes investment decisions.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.25(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.25(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the grant of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or entering into an agreement to do any of the foregoing.

“Disqualified Institution” shall mean those Persons (or Affiliates of such Persons) who are competitors of the Borrower or its subsidiaries or the Investors and identified in writing to the Administrative Agent from time to time; provided that such Persons (or Affiliates of such Persons) shall be reasonably satisfactory to the Administrative Agent.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the 91st day after the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the 91st day after the Term Loan Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Restricted Subsidiary” shall mean a Domestic Subsidiary that is a Restricted Subsidiary.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Dutch Auction” shall mean an auction conducted by Intermediate Holdings, the Borrower or a Subsidiary in order to purchase Term Loans as contemplated by Section 9.04(l), as applicable, in accordance with the Auction Procedures; provided that after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“ECF Percentage” shall mean, with respect to any fiscal year, if the Total Leverage Ratio as of the end of such fiscal year is (x) greater than 5.00:1.00, 50%, (y) equal to or less than 5.00:1.00 but greater than 4.50:1.00, 25% and (z) equal to or less than 4.50:1.00, 0%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (a) in the case of any assignment of Term Loans, (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender and (iv) any other Person (other than a natural person or a Disqualified Institution) approved by the Administrative Agent and, unless an Event of Default pursuant to Section 7.01(a), (f) or (g) has occurred and is continuing or in the case of assignments during the primary syndication of the Commitments and Loans, the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and (b) in the case of any assignment of a Revolving Credit Commitment, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender, (iii) a Related Fund of a Revolving Credit Lender and (iv) any other Person (other than a natural person or a Disqualified Institution) approved by the Administrative Agent, the Issuing Bank, the Swingline Lender and, unless an Event of Default pursuant to Section 7.01(a), (f) or (g) has occurred and is continuing or in the case of assignments during the primary syndication of the Commitments and Loans, the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof.  Notwithstanding the foregoing, “Eligible Assignee” shall not include (x) Intermediate

Holdings, any of Intermediate Holdings’ Affiliates (it being understood and agreed that assignments to Intermediate Holdings, the Borrower, a Subsidiary or a Fund Affiliate may be made pursuant to Sections 9.04(k) and (l)) or (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y).  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall be replaced by references to the Borrower.

“Employee Benefit Plan” shall mean an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is sponsored by, contributed to or in respect of which Intermediate Holdings, the Borrower or any Restricted Subsidiary could have any obligation.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Endorsements” shall mean ALTA (or equivalent) endorsements to lenders’ policies of title insurance typically required by commercial lenders , such as “usury,” “so-called comprehensive coverage over covenants and restrictions,” “contiguity,” “public road access,” “survey,” “variable rate,” “environmental lien,” “subdivision,” “mortgage recording tax,” “separate tax lot,” “revolving credit,” “first loss,” “lender’s doing business” and aggregation to the extent available in the jurisdiction in which a Significant Real Property is located.  For avoidance of doubt, “Endorsements” shall not include any endorsement addressing zoning matters; other than any such endorsement which can be provided at no cost to the Borrower.

“Environmental Laws” shall mean all applicable federal, state, local, and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, injunctions, judgments, governmental restrictions or requirements, directives, orders (including consent orders) and permits, in each case, relating to the environment, natural resources, human health and safety or the presence, Release of, or threatened Release of, or exposure to Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities, with respect to any Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether known or unknown, actual or potential, or contingent or otherwise, arising out of or relating to (a) any Environmental Law, (b) the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities, with respect to any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Intermediate Holdings, the Borrower or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.  For the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, the term “ERISA Affiliate” includes any person who was, as to the time of such past event or period of time, an “ERISA Affiliate” within the meaning of the preceding sentence.  Notwithstanding the foregoing, upon the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) a determination that any Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (c) the failure to satisfy any requirement of the Pension Funding Rules, (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the termination, or the filing of a notice of intent to terminate, any Plan pursuant to Section 4041(c) of ERISA, (f) the receipt by Intermediate Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the cessation of operations at a facility of the Borrower, any Restricted Subsidiary or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (h) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan, (i) the receipt by Intermediate Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliates of any notice from a Multiemployer Plan of a determination that a Multiemployer Plan is experiencing, or is reasonably expected to experience a termination under Section 4041A(a)(2) of ERISA or (j) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower or any of the Restricted Subsidiaries is a “disqualified individual” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which Intermediate Holdings, the Borrower or any such Restricted Subsidiary could otherwise be liable.  Notwithstanding the foregoing, upon the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Escrow Account” shall mean the escrow account established with the Administrative Agent pursuant to the Escrow Agreement.

“Escrow Agreement” shall mean the Escrow Agreement, dated as of the Closing Date, by and among the Escrow Borrower and the Administrative Agent, in substantially the form of Exhibit P.

“Escrow Borrower” shall have the meaning assigned to such term in the introductory statements hereto.

“Escrow Funds” shall have the meaning assigned to such term in the introductory statements hereto.

“Escrow Issuer” shall mean ADS Waste Escrow Corp.

“Escrow Termination Date” shall mean the earliest to occur of (i) the Outside Date, if the conditions set forth in Section 4.03 have not been satisfied or waived prior to such date, (ii) the receipt by the Administrative Agent of a notice in writing from the Escrow Borrower or Holdings that Holdings will not pursue the consummation of the Acquisition or (iii) the Loans having been declared due and payable in accordance with Section 7.01.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar,” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, for any fiscal year of Intermediate Holdings, beginning with the year ending December 31, 2013, without duplication, an amount equal to Consolidated EBITDA for such fiscal year, minus (a) Consolidated Interest Expense actually paid in cash during such fiscal year, minus (b) all Taxes actually paid in cash during such fiscal year, minus (c) Capital Expenditures and closure and post-closure expenditures made in cash during such fiscal year to the extent funded with internally-generated cash flows (excluding any reimbursement or other third party payments from private or governmental entities), minus (d) the cash purchase price paid in such fiscal year in connection with Permitted Acquisitions made during such fiscal year to the extent funded with internally-generated cash flows, minus (e) regularly scheduled principal amortization payments made in cash pursuant to Section 2.11 or with respect to Intermediate Holdings’, the Borrower’s and the Restricted Subsidiaries’ other Total Consolidated Debt during such fiscal year, minus (f) to the extent that any of the following expenses were added in the calculation of Consolidated EBITDA and were paid in cash during such fiscal year: (i) to the extent added in the calculation of Consolidated EBITDA, restructuring costs and expenses associated with the integration of acquired companies (including, without limitation, the Acquired Business and Permitted Acquisitions) with Intermediate Holdings, the Borrower and the Restricted Subsidiaries (including, without limitation, severance and relocation expenses), (ii) to the extent added in the calculation of Consolidated EBITDA, nonrecurring expenses or charges, and (iii) to the extent added in the calculation of Consolidated EBITDA, retention payments made to management of acquired companies (including, without limitation, the Acquired Business and Permitted Acquisitions) and payments to management in respect of certain completed acquisitions, minus (g) to the extent added in the calculation of Consolidated EBITDA, the amount of any cost savings (net of the amount of actual benefits realized during such period) projected by Intermediate Holdings to be realized upon an acquisition (including, without limitation, excess owner’s compensation), minus (h) any increases in the accounts receivable and any decreases in the accounts payable of the Borrower and the Restricted Subsidiaries during such fiscal year, plus (i) any decreases in the accounts receivable and any increases in the accounts payable of the Borrower and the Restricted Subsidiaries during such fiscal year.  Notwithstanding the foregoing, from and after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall be replaced by references to the Borrower and all calculations hereunder shall be based upon the consolidated financial statements of the Borrower.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean each of the following:  (a) all assets of any Excluded Subsidiary, (b) all Equity Interests in any Excluded Subsidiary described in clauses (c) through (g) of the definition of such term, (c) all Real Estate other than Significant Real Property, (d) letter of credit rights (except to the extent constituting a support obligation for other Collateral as to which the perfection of security interests in such other Collateral and the support obligation is accomplished solely by the filing of a UCC-1 financing statement) and commercial tort claims, in each case with a value of less than $5,000,000, (e) Equity Interests of Subsidiaries that are not Wholly Owned Subsidiaries and joint ventures, to the extent prohibited under the organizational documents of such Subsidiaries or joint ventures, (f) licenses, instruments and agreements (other than proceeds and receivables thereof) to the extent, and so long as, a Lien thereon would violate the terms thereof, but only, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, the Bankruptcy Code or any other requirement of law and such prohibition is not prohibited under Section 6.09, (g) all other assets to the extent a Lien thereon is prohibited by applicable law (other than proceeds and receivables thereof), but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, Bankruptcy Code or any other requirement of law, (h) motor vehicles and other assets subject to certificates of title, (i) other assets to the extent that a Lien thereon would result in material adverse tax consequences as reasonably determined by the Borrower, (j) assets with respect to which a Lien thereon would require any Loan Party to enter into a security agreement or pledge agreement governed by foreign law, and (k) assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs of obtaining a Lien thereon are excessive in relation to the value of the Lien to be afforded thereby.

“Excluded Contribution” shall mean net cash proceeds, or the fair market value of property or assets, received by the Borrower as capital contributions after the Acquisition Date or from the issuance or sale (other than to a Restricted Subsidiary) of Qualified Stock, in each case, to the extent designated as an Excluded Contribution by the Borrower and not previously included in the calculation of the Available Amount.

“Excluded Subsidiary” shall mean each of the following:  (a) an Immaterial Subsidiary, (b) a Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Acquisition Date, in the case of the Target or any Subsidiary of the Target, or after the Closing Date, in the case of Intermediate Holdings, the ADS Entities and the IWS Entities, or at the time of acquisition thereof after the Acquisition Date, in the case of the Target or any Subsidiary of the Target, or the Closing Date, in the case of Intermediate Holdings, the ADS Entities and the IWS Entities, in each case, from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (c) not-for-profit Subsidiaries, if any, (d) Foreign Subsidiaries, (e) any domestic subsidiary of a Foreign Subsidiary that is a CFC, (f) any CFC Holdco, (g) an Unrestricted Subsidiary or (h) a Special Purpose Entity.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall be replaced by references to the Borrower.

“Excluded Taxes” shall mean, with respect to a Recipient or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by such recipient’s net income, however denominated (or franchise Taxes imposed in lieu of Taxes on net income), and branch profits Taxes, in each case, imposed by a jurisdiction as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction, other than any connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents, (b) in the case of a Foreign Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Foreign Lender pursuant to a law in effect on the date on which (i) such Foreign Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Foreign Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) any withholding Taxes attributable to a Lender’s failure to comply with Section 2.20(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Advanced Disposal Credit Agreement” shall mean that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of April 21, 2011, by and between Advanced

Disposal and its subsidiaries party thereto as borrowers, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

“Existing Credit Agreements” shall mean the Existing Advanced Disposal Credit Agreement and the Existing IWS Credit Agreement.

“Existing IWS Credit Agreement” shall mean that certain Revolving Credit and Term Loan Agreement, dated as of December 14, 2006, by and between IWS and its subsidiaries party thereto as borrowers, Bank of America, N.A., as administrative agent, and the other lenders party thereto, as amended heretofore most recently by the Tenth Amendment thereto, dated as of January 24, 2012.

“Existing Letter of Credit” shall mean each letter of credit previously issued for the account of ADS or any of its subsidiaries that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(a); provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any Letter of Credit previously issued for the account of the Target or any of its subsidiaries that is outstanding on the Acquisition Date and any letters of credit issued for the account of ADS or any of its subsidiaries on or after the Closing Date and outstanding on the Acquisition Date.

“Extended Revolving Credit Maturity Date” shall have the meaning assigned to such term in Section 2.27.

“Extended Term Loan Maturity Date” shall have the meaning assigned to such term in Section 2.27.

“Extending Lenders” shall have the meaning assigned to such term in Section 2.27.

“Extension Amendment” shall have the meaning assigned to such term in Section 2.27.

“Extension Offer” shall have the meaning assigned to such term in Section 2.27.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future Treasury regulations or official interpretations thereof and any agreement entered pursuant to Section 1471(b)(1) of the current Code (or any amended or successor version described above).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter dated as of July 18, 2012, among Holdings and the Arrangers.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financing Disposition” shall mean any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Borrower or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean a Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Pro Rata Percentage of the outstanding L/C Exposure with respect to Letters of Credit issued by the Issuing Bank other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fuel Derivatives Obligations” shall mean fuel price swaps, fuel price caps and fuel price collar and floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices.

“Fund Affiliate” shall mean, collectively, any Debt Fund Affiliate and any Non-Debt Fund Affiliate.

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 4.02(g).

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or legislative or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit E, among Intermediate Holdings, the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties; provided that, from and after the Amendment No. 3 Effective Date, Intermediate Holdings shall have been released from its obligations thereunder and shall no longer be a party thereto.

“Guarantee and Collateral Requirements” shall mean the Collateral Agent shall have received a Mortgage for each Significant Real Property and, with respect to each such Mortgage, the following documents:  (a) unless and until such Mortgage of such property shall have been recorded in the applicable real property records, a policy or policies or marked up unconditional binder of title insurance, as applicable, paid for by the Borrower, issued by a nationally recognized title insurance company reasonably satisfactory to the Collateral Agent, insuring the Lien of such Mortgage as a valid first Lien on the mortgaged property and other collateral described therein, free of any other Liens except Permitted Collateral Liens, together with such Endorsements as the Collateral Agent may reasonably request, in an amount equal to the fair market value of the real estate as reasonably estimated by the Borrower based on available information including, book value, assessed value, existing title policy amounts and existing appraisals, and otherwise reasonably acceptable to the Collateral Agent; (b) upon the reasonable request of the Collateral Agent, a zoning compliance letter from the applicable zoning or planning authority having jurisdiction over such property; (c) upon the reasonable request of the Collateral Agent, a survey certified to Collateral Agent and the title company in form and substance reasonably satisfactory to the Collateral Agent as may be reasonably required to cause the title company to issue the title policies; (d) an opinion of local counsel, which local counsel shall be selected by the Borrower and approved by the Collateral Agent in the Collateral Agent’s reasonable discretion, substantially in the form attached hereto as Exhibit F; (e) other than with respect to Significant Real Properties that the Borrower demonstrates contain no Buildings (as defined under the Flood Insurance Laws), the following documents and instruments on the dates specified below: no later than three Business Days prior to the date on which such Mortgage is executed and delivered, in order to comply with the Flood Insurance Laws: (i) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination form, (ii) if the improvement(s) to the improved real property is located in a special flood hazard area, a notification to the Borrower about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto (“Borrower Notice”) and, if applicable, notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (iii) documentation evidencing the Borrower’s receipt of the Borrower Notice and (iv) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy required by Section 5.07(b), the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent; (f) upon the reasonable request of the Collateral Agent, customary Phase I environmental site assessment reports (“Phase Is”) (to the extent not already provided) and reliance letters for such Phase Is (which Phase Is and reliance letters shall be in form and substance reasonably acceptable to the Collateral Agent) and any other environmental information as the Collateral Agent shall reasonably request; and (g) such other instruments and documents (including consulting engineer’s reports (with respect to improvements having an assessed value of $2,000,000 or more) and lien searches) as the Collateral Agent shall reasonably request.

“Guarantors” shall mean, upon their execution and delivery of the Guarantee and Collateral Agreement, Intermediate Holdings and the Subsidiary Guarantors.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, Intermediate Holdings shall no longer be required to be a Guarantor.

“Hazardous Materials” shall mean all explosive, ignitable, corrosive, reactive or radioactive substances, materials or wastes, hazardous or toxic substances, materials or wastes or any pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all substances, materials or wastes of any nature regulated pursuant to, or which can form the basis of liability under, any Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and Fuel Derivatives Obligations.

“Holdings” shall mean Star Atlantic Waste Holdings II, L.P., a Delaware limited partnership.

“Immaterial Subsidiary” shall mean at any time, a Subsidiary (prior to the Amendment No. 3 Effective Date, other than the Borrower), designated by the Borrower to the Administrative Agent in writing as an Immaterial Subsidiary; provided that (a) together with all other Immaterial Subsidiaries, such Subsidiary owns less than an aggregate of five percent (5.0%) of the consolidated total assets of Intermediate Holdings, the Borrower and the Subsidiaries, as of the last day of the four quarter period to which the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.02(a) relates, and (b) no Subsidiary may be an Immaterial Subsidiary if such Subsidiary guarantees the Senior Notes or any Permitted Ratio Debt.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.26(a).

“Incremental Loan Assumption Agreements” shall mean any Incremental Term Loan Assumption Agreement and any Incremental Revolving Loan Assumption Agreement, as applicable.

“Incremental Loan Commitments” shall mean the Incremental Term Loan Commitments and the Incremental Revolving Credit Commitments.

“Incremental Loan Lenders” shall mean Incremental Term Lenders and Incremental Revolving Loan Lenders, as applicable.

“Incremental Loans” shall mean Loans comprised of Incremental Term Loans and Incremental Revolving Loans, as applicable.

“Incremental Loans Amount” shall mean, at any time, the excess, if any, of (a) $325,000,000 over (b) the aggregate amount of all Incremental Loan Commitments established (and, without duplication, Incremental Loans incurred) prior to such time pursuant to Section 2.26.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Incremental Revolving Lender, established pursuant to Section 2.26, to make Incremental Revolving Loans to the Borrower.

“Incremental Revolving Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan Assumption Agreement” shall mean an Incremental Revolving Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Revolving Lenders.

“Incremental Revolving Loans” shall mean a Loan made pursuant to an Incremental Revolving Credit Commitment.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” shall mean the commitment of any Incremental Term Lender, established pursuant to Section 2.26, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean term loans made by one or more Incremental Term Lenders to the Borrower pursuant to Section 2.01(c).  Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.26 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business which are not overdue in accordance with their terms or the Borrower’s normal or ordinary business practices or which are being contested in good faith), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit and (l) all obligations of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” shall mean all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Initial Tranche B Lender” shall mean the Person identified as such in Amendment No. 1.

“Initial Tranche B-2 Lender” shall mean the Person identified as such in Amendment No. 2.

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit G evidencing indebtedness as contemplated by Section 6.02(h).

“Interest Election Request” shall mean a notice and request substantially in the form of Exhibit H delivered pursuant to Section 2.10.

“Interest Payment Date” shall mean (i) the Acquisition Date and, thereafter, (ii)(a) with respect to any ABR Loan (including any Swingline Loan), the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Borrowing, the last day of the Interest Period applicable to such Borrowing and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 2, 3 or 6 (or, if agreed by all relevant Lenders, 9 or 12, or, at the sole discretion of the Administrative Agent, a period shorter than 1 calendar month) months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Borrowing shall extend beyond the maturity date of such Borrowing.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Holdings” shall mean Advanced Disposal Waste Holdings Corp., a Delaware corporation.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (in one transaction or a series of transactions) (or assumption, as applicable) of capital stock or other Equity Interests, Indebtedness, assets constituting a business unit or all or a substantial part of the business of, another Person or (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees

Indebtedness of such other Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but less the return of any capital invested paid in cash.

“Investors” shall mean Highstar Capital II, LP, Highstar Capital III, LP and their respective Affiliates.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean, as the context may require, (a) DBTCA, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder, (b) Bank of America, N.A., (c) Barclays Bank PLC, (d) Credit Suisse AG, acting through any of its Affiliates or branches as it deems appropriate and (e) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or Section 2.23(k), with respect to Letters of Credit issued by such Lender.  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“IWS” shall mean Highstar Waste Holdings Corp., a Delaware corporation, which, on or prior to the Acquisition Date, is expected to be renamed Advanced Disposal Services East, Inc.

“IWS Entities” shall mean IWS and its subsidiaries.

“Joinder Agreement” shall mean a signature page to this Agreement executed as of the Acquisition Date by the Borrower and Intermediate Holdings.

“L/C Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.23, as such commitment is set forth on Schedule 2.01(b).

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“L/C Supportable Obligations” shall mean (i) obligations of the Borrower or any of the Restricted Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries as are not prohibited pursuant to the terms of this Agreement (other than obligations in respect of (x) the Senior Notes, (y) any other Indebtedness or other obligations that are subordinated in right of payment to the Obligations and (z) any Equity Interests).  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01(a) (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.  Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” shall mean any standby letter of credit issued pursuant to Section 2.23 and the Existing Letters of Credit.

“LIBO Rate” shall mean:

(a)           with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the British Bankers Association (or any successor Person recognized by the Administrative Agent as providing such rate) LIBOR Rate (“BBA LIBOR”) as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period, for deposits in Dollars for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent (or Affiliate) at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period; and

(b)           for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period, for deposits in Dollars for a period equal to such Interest Period or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Lien” shall mean, (a) with respect to any asset, (i) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, encumbrance, license, charge preference, priority or security interest of any kind or nature whatsoever in or on such asset (including any easement, right of way or other encumbrance on title to real property) and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, each Incremental Term Loan Assumption Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, the Notes, if any, the Fee Letter, the Closing Date Side Letter and any other document executed in connection with the foregoing.

“Loan Parties” shall mean (a) the Escrow Borrower and (b) on and after the Acquisition Date, Intermediate Holdings, the Borrower and the Subsidiary Guarantors; provided that after the Amendment No. 3 Effective Date, Intermediate Holdings shall no longer be required to be a Loan Party.

“Loans” shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

“Macquarie Capital” shall have the meaning assigned thereto in the definition of “Arrangers.”

“Mandatory Borrowing” shall have the meaning specified in Section 2.22(f).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities or financial condition of Intermediate Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of Intermediate Holdings, the Borrower and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under the Loan Documents, taken as a whole.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Intermediate Holdings, the Borrower or a Restricted Subsidiary in an aggregate principal amount exceeding $40,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Intermediate Holdings, the Borrower or a Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Maturity Date” shall mean, as applicable, each Incremental Term Loan Maturity Date, the Extended Term Loan Maturity Date, the Revolving Credit Maturity Date and the Term Loan Maturity Date.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, as of the Closing Date, the owned real properties of Intermediate Holdings, ADS, the ADS Entities and the IWS Entities that all are to become Loan Parties on the Acquisition Date that are specified on Schedule 1.01(b), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted; provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the owned real properties of the Target and its subsidiaries and additional Significant Real Property acquired by Intermediate Holdings, ADS, the ADS Entities and the IWS Entities on or after the Closing Date and prior to the Acquisition Date.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Mortgages” shall mean the mortgages, deeds of trust, deeds to secure debt and other similar security documents delivered pursuant to Section 5.13, 5.16 or 5.18 substantially in the form of Exhibit I-1 or I-2, as applicable.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which Intermediate Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and Intermediate Holdings’ good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided that, if (x) the Borrower intends to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Restricted Subsidiaries within 365 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such Asset Sale or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 365-day period (or, if the Borrower or a Restricted Subsidiary has contractually committed (with a Person other than an Investor, any fund managed by an Investor or any subsidiary thereof) within 365 days following receipt of such cash proceeds to reinvest such cash proceeds, the later of (x) such 365th day and (y) 180 days from the date of such commitment) at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall be replaced by references to the Borrower.

“NFIP” shall have the meaning assigned to such term in the definition of “Guarantee and Collateral Requirements.”

“Non-Debt Fund Affiliate” shall mean an Affiliate of the Investors that is neither Intermediate Holdings, the Borrower, a Subsidiary nor a Debt Fund Affiliate.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Not Otherwise Applied” shall mean, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Available Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Loans pursuant to Section 2.13(c) (other than as a result of clause (y) thereof) and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction (including, without limitation, Investments permitted under Section 6.02(n), Permitted Acquisitions permitted under Section 6.04(b)(ix), Restricted Payments permitted under Section 6.06(f) or repayments, repurchases or redemptions of the Senior Notes permitted under Section 6.11(z)).

“Notes” shall mean any promissory notes evidencing the Term Loans, Other Term Loans, Revolving Loans or Swingline Loans, if any, executed and delivered pursuant to Section 2.04(d) and substantially in the form of Exhibit J-1, J-2 or J-3, as applicable.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.16(a).

“Organizational Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and including any certificate or articles of formation or organization of such entity.

“Original Term Loan Commitment” shall mean, as to each Term Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Term Loan Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.26).

“Original Term Loans” shall mean the loans made on the Closing Date under the Original Term Loan Commitments pursuant to Section 2.01(a).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, excise, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Tax imposed as a result of an assignment by a Lender (an “Assignment Tax”), but only if (i) such Assignment Tax is imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Assignment Tax (other than any connection arising from having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Documents) and (ii) such assignment was not made at the request of the Borrower pursuant to Section 2.21.

“Other Term Loans” shall have the meaning assigned to such term in Section 2.26(a).

“Outside Date” shall mean January 31, 2013.

“Participant” shall have the meaning assigned to such term in Section 9.04(f).

“Participant Register” shall have the meaning specified in Section 9.04(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Act” shall mean the Pension Protection Act of 2006.

“Pension Funding Rules” shall mean the rules of the Code and ERISA regarding minimum funding standards (including required contributions and any installment payment thereof) to Plans and set forth in, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(b).

“Permitted Amendments” shall have the meaning assigned to such term in Section 2.27.

“Permitted Collateral Liens” shall mean (a) in the case of Collateral other than Mortgaged Property, the Liens permitted under Section 6.01 and (b) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (a), (c), (d), (g), (h), (o), (p) and (u) of Section 6.01.

“Permitted Cure Securities” shall mean equity securities (other than Disqualified Stock) of Intermediate Holdings that are designated as Permitted Cure Securities in a certificate delivered by Intermediate Holdings to the Administrative Agent that are issued in connection with Cure Rights being exercised by the Borrower under Section 7.02 (the net proceeds of which are contributed to the common equity of the Borrower).  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall be replaced by references to the Borrower.

“Permitted Holders” shall mean the Investors, their managed funds and their Affiliates and respective subsidiaries (other than Intermediate Holdings and its Subsidiaries).  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall be replaced by references to the Borrower.

“Permitted Ratio Debt” shall mean Indebtedness of Intermediate Holdings, the Borrower or a Restricted Subsidiary (including, without limitation, Indebtedness to third party sellers in connection with Permitted Acquisitions); provided that (a) such Indebtedness is (i) unsecured or (ii) secured on a second lien basis, subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent, (b) such Indebtedness does not mature prior to the date that is one hundred eighty-one (181) days after the latest Maturity Date at the time such Indebtedness is incurred, (c) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control or asset sale and customary acceleration rights after an event of default) prior to the date that is one hundred eighty-one (181) days after the latest Maturity Date at the time such Indebtedness is incurred, (d) after giving effect thereto and to the use of the proceeds thereof, (i) no Default or Event of Default shall exist or result therefrom and (ii) Intermediate Holdings shall be in compliance, on a pro forma basis, with the financial covenant contained in Section 6.13 (regardless of whether Intermediate Holdings is otherwise required to comply with such financial covenant at such time) and (e) such Indebtedness is issued on market terms for the type of Indebtedness issued and for issuers having a similar credit profile and in any event (other than pricing and premiums) not materially less favorable to Intermediate Holdings, the Borrower, the Restricted Subsidiaries and the Lenders than the terms and conditions of this Agreement; provided that a certificate of Intermediate Holdings as to the satisfaction of the conditions described in clause (e) above shall be delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that Intermediate Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirements.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall be replaced by references to the Borrower.

“Permitted Refinancing” shall mean any refinancing, restructuring, refunding, renewal, extension or replacement of Indebtedness permitted hereunder; provided that (i) the principal amount of such indebtedness is not increased at the time of such refinancing, restructuring, refunding, renewal, extension or replacement (except by an amount equal to accrued interest and any reasonable premiums, fees and expenses incurred, in connection with such refinancing, restructuring, refunding, renewal, extension or replacement), (ii) the result of such refinancing, restructuring, refunding, renewal, extension or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness and (iii) the terms relating to collateral (if any) and subordination (if any), and other material terms, taken as a whole, of any such refinancing, restructuring, refunding, renewal, extension or replacement indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not materially less favorable (taken as a whole) to the Loan Parties or the Secured Parties than the terms of the agreements or instruments governing the Indebtedness being refinanced, refunded, renewed, restructured, extended or replaced.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Phase Is” shall have the meaning assigned to such term in the definition of “Guarantee and Collateral Requirements.”

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA, and in respect of which Intermediate Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate is or, if such plan were terminated, under Section 4069 of ERISA would be, deemed to be an “employer” as defined in Section 3(5) of ERISA.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Post-Increase Revolving Lenders” shall have the meaning assigned to such term in Section 2.26(b).

“Pre-Increase Revolving Lenders” shall have the meaning assigned to such term in Section 2.26(b).

“Prime Rate” shall mean the rate of interest per annum determined from time to time by DBTCA as its prime rate in effect at its principal office in New York City and notified to the Borrower.  The prime rate is a rate set by DBTCA based upon various factors including DBTCA’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Financial Statements” shall have the meaning assigned to such term in Section 3.05(a).

“Pro Rata Percentage” of any (a) Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment and (b) Term Lender at any time shall mean the percentage of the aggregate Term Loan Commitment represented by such Lender’s Term Loan Commitment.  In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

“Public Company” shall have the meaning assigned to such term in the definition of “Qualified Public Offering.”

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Public Offering” shall mean the underwritten public offering of common Equity Interests of Holdings, Intermediate Holdings or the Borrower (the Person making such offer being the “Public Company”) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act that results in at least $75,000,000 of Net Cash Proceeds to the Public Company.

“Qualified Stock” shall mean any Equity Interests of the Borrower, Intermediate Holdings (prior to the Amendment No. 3 Effective Date) or Holdings, other than Disqualified Stock.

“Real Estate” shall mean all real property at any time owned, operated, granted (as grantor or grantee) or leased (as lessee or sublessee) by the Borrower or a Restricted Subsidiary, or a Subsidiary in the case of Sections 3.09, 5.08 and 5.14.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(d).

“Refinancing” shall mean the repayment in full and termination of (i) the Existing Credit Agreements and (ii) all of the outstanding Indebtedness of Intermediate Holdings and its subsidiaries, collectively listed on Schedule 1.01(c); provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to any outstanding Indebtedness of the Target and its subsidiaries that is to be repaid in full and terminated on the Acquisition Date.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Registered Public Accounting Firm” shall have the meaning specified in the Securities Laws and shall be independent of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) as prescribed by the Securities Laws.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, emptying, leaking, dumping, pumping, injection, pouring, deposit, disposal, escaping, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment or into, through, from, within or upon any building, structure, facility or fixture.

“Repayment Date” shall have the meaning given such term in Section 2.11(a)(i).

“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(d).

“Repricing Event” shall mean (i) any prepayment or repayment of Term Loans with the proceeds of, or any conversion of Term Loans into, any new or replacement Indebtedness with an All-in Yield less than the All-in Yield applicable to the Term Loans subject to such prepayment or repayment and (ii) any amendment to this Agreement which reduces the All-in Yield applicable to the Term Loans (including, for the avoidance of doubt, any required assignment by a non-consenting Lender in connection with any amendment pursuant to Section 2.21(a)(iv)).

“Required Lenders” shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time; provided that the Revolving Loans, L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Intermediate Holdings, the Borrower or a Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Intermediate Holdings, the Borrower or a Restricted Subsidiary.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Restricted Subsidiary” shall mean a Subsidiary other than an Unrestricted Subsidiary.  Unless the context otherwise requires, “Restricted Subsidiaries” shall include the Borrower.

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder (and to acquire participations in Swingline Loans and Letters of Credit as provided for herein) as such commitment is set forth on Schedule 2.01(a), or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.26 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  Unless the context shall otherwise require, the term “Revolving Credit Commitment” shall include the Incremental Revolving Credit Commitments.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.  Unless the context shall otherwise require, the term “Revolving Credit Lender” shall include any Incremental Revolving Lender.

“Revolving Credit Maturity Date” shall mean the date that is the earlier of (x) seven years after the Closing Date and (y) 91 days prior to the Term Loan Maturity Date.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (ii) of Section 2.01(a).  Unless the context shall otherwise require, the term “Revolving Loans” shall include any Incremental Revolving Loans.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Sarbanes-Oxley” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“SEC” shall mean the Securities and Exchange Commission.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is between a Loan Party and any Cash Management Bank.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Laws” shall mean the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement and the Escrow Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing.

“Senior Notes” shall mean the 8.25% Senior Notes due 2020 of the Escrow Issuer, to be assumed by ADS on the Acquisition Date, in an initial aggregate principal amount of $550,000,000.

“Senior Notes Escrow Agreement” shall mean the “Escrow Agreement”, as defined in the Senior Notes Indenture.

“Senior Notes Indenture” shall mean the indenture governing the Senior Notes.

“Senior Secured Net Leverage Ratio” shall mean, on any date, the ratio of (i) Total Consolidated Secured Debt on such date, net of the aggregate amount of cash and Cash Equivalents (other than cash or Cash Equivalents restricted in favor of any Person other than the Administrative Agent or any Lender) held on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“Significant Real Property” shall mean (i) the properties so identified on Schedule 1.01(b) (provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the properties of the Target and its subsidiaries and additional Significant Real Property acquired by Intermediate Holdings, ADS, the ADS Entities and the IWS Entities on or after the Closing Date and prior to the Acquisition Date), which are owned in fee by the Borrower or a Restricted Subsidiary and have an estimated fair market value in excess of $2,000,000, as reasonably estimated by the Borrower based on available information including, book value, assessed value, insured replacement values and existing appraisals, and reasonably acceptable to the Collateral Agent and (ii) any parcel of real property to which the Borrower or a Restricted Subsidiary acquires fee title after the Closing Date with an estimated fair market value after such acquisition in excess of $2,000,000, as reasonably estimated by the Borrower based on available information including book value, assessed value, insured replacement values and existing appraisals, and reasonably acceptable to the Collateral Agent.

“Solvent” and “Solvency” shall mean with respect to any Person on any date of determination, that on such date (a) the sum of the liabilities (including contingent liabilities) of such Person does not exceed the present fair saleable value of such Person’s assets, (b) the present fair saleable value of the assets of such Person is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person as they become absolute and matured, (c) the capital of such Person is not unreasonably small in relation to its business as conducted on such date, (d) such Person has not, giving effect to any relevant transactions, incurred debts or other liabilities, including current obligations, beyond its ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise) and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Entity” shall mean (i) any Special Purpose Subsidiary or (ii) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing accounts (as defined in the UCC as in effect in any jurisdiction from time to time), other accounts receivable, and/or related assets.

“Special Purpose Financing” shall mean any financing or refinancing of assets consisting of or including accounts (as defined in the UCC as in effect in any jurisdiction from time to time), other accounts receivable, and/or related assets of the Borrower or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

“Special Purpose Financing Fees” shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings” shall mean representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Borrower or any of its Restricted Subsidiaries that the Borrower determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition;  provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Borrower or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition,

and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Borrower or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary” shall mean any Subsidiary of the Borrower that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing or refinancing accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts receivable (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose Subsidiary” by the Borrower.

“Specified Representations” shall mean the representations and warranties set forth in Sections 3.01(a) and (b)(ii), 3.02 (other than clause (b) thereof), 3.04, 3.14, 3.16(a) and (c), 3.19 and 3.20(a).

“SPV” shall have the meaning assigned to such term in Section 9.04(i).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean a subsidiary of Intermediate Holdings (unless the context otherwise requires, prior to the Amendment No. 3 Effective Date, “Subsidiaries” shall include the Borrower), or, after the Amendment No. 3 Effective Date, a subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower), ADS and IWS listed on Schedule 1.01(d) (provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the Target and its subsidiaries), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement (other than, prior to the Amendment No. 3 Effective Date, the Borrower).

“Swingline Commitment” shall mean the commitment of the Swingline Lender to, in its discretion, make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean, as the context may require, (a) DBTCA, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder and (b) any other Lender that may become a Swingline Lender pursuant to Section 2.22(h), with respect to Swingline Loans made by such Lender.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

“Synthetic Lease” shall mean of any Person (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” shall mean Veolia ES Solid Waste, Inc., a Wisconsin corporation.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.  Unless the context shall otherwise require, the term “Term Lender” shall include any Incremental Term Lender.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as such commitment is set forth on Schedule 2.01(a), or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments.  As of the Closing Date, the aggregate principal amount of the Term Loan Commitments is $1,800,000,000.

“Term Loan Maturity Date” shall mean the date that is seven years after the Closing Date.

“Term Loan Repayment Dates” shall mean the Repayment Dates and the Incremental Term Loan Repayment Dates.

“Term Loans” shall mean (i) the Original Term Loans made by the Lenders to the Escrow Borrower pursuant to clause (i) of Section 2.01(a), (ii) the Tranche B Term Loans and (iii) the Tranche B-2 Term Loans.  Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans and Replacement Term Loans.

“Tranche B Commitment” shall mean, with respect to the Initial Tranche B Lender, its commitment to make a Tranche B Term Loan on the Amendment No. 1 Effective Date in an amount not to exceed the principal amount of Original Term Loans required to be repaid on the Amendment No. 1 Effective Date pursuant to Section 2.13(g).

“Tranche B Lender” shall mean, at any time, any Lender that has a Tranche B Commitment or a Tranche B Term Loan at such time.

“Tranche B Term Loan” shall have the meaning set forth in Section 2.01(b).

“Tranche B-2 Commitment” shall mean, with respect to the Initial Tranche B-2 Lender, its commitment to make a Tranche B-2 Term Loan on the Amendment No. 2 Effective Date in an amount equal to the aggregate principal amount of all Tranche B Term Loans outstanding on the Amendment No. 2 Effective Date minus the aggregate principal amount of the Converted Tranche B Term Loans of all Lenders.

“Tranche B-2 Lender” shall mean, at any time, any Lender that has a Tranche B-2 Commitment or a Tranche B-2 Term Loan at such time.

“Tranche B-2 Term Loan” shall have the meaning set forth in Section 2.01(c).

“Total Consolidated Debt” shall mean, at any time of determination with respect to Intermediate Holdings, without duplication, whether classified as Indebtedness or otherwise on the consolidated balance sheet of Intermediate Holdings, the Borrower and the Restricted Subsidiaries, (a) the aggregate amount of Indebtedness of Intermediate Holdings, the Borrower and the Restricted Subsidiaries for (i) borrowed money or credit obtained or other similar monetary obligations, direct or indirect, (including any unpaid reimbursement obligations with respect to Letters of Credit, but excluding any contingent obligations with respect to Letters of Credit outstanding), (ii) all obligations evidenced by notes, bonds, debentures, or other similar debt instruments (other than performance bonds, landfill closure and post closure bonds and related closure and post-closure liability obligations), (iii) the deferred purchase price of assets or services (other than trade payables incurred in the ordinary course of business) and (iv) all obligations, liabilities and Indebtedness relating to Capital Lease Obligations and Synthetic Leases which correspond to principal, plus (b) Indebtedness of the type referred to in clause (a) of another Person Guaranteed by Intermediate Holdings, Borrower and the Restricted Subsidiaries.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Total Consolidated Secured Debt” shall mean all Total Consolidated Debt secured by a Lien on property or assets of Intermediate Holdings, the Borrower or a Restricted Subsidiary.  Notwithstanding the foregoing, after the Amendment No. 3 Effective Date, all references to Intermediate Holdings in this definition shall no longer apply.

“Total Leverage Ratio” shall mean, on any date, the ratio of (i) Total Consolidated Debt on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect on such date.  As of the Closing Date, the aggregate principal amount of the Total Revolving Credit Commitment is $300,000,000.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by Holdings and the Borrower (as assignee of Holdings pursuant to section 2.9 of the Acquisition Agreement) of the Acquisition Agreement and the consummation of the transactions contemplated thereby on the Acquisition Date, (b) the issuance by the Escrow Issuer of the Senior Notes on the Closing Date, (c) the assumption by ADS of the Senior Notes on the Acquisition Date, (d) the execution, delivery and performance by the Loan Parties on the Closing Date of the Loan Documents to be dated as of such date and to which they are a party and the making of the Borrowings hereunder on the Closing Date and on the Acquisition Date, (e) the execution, delivery and performance by ADS and ADS Holdings of the Joinder Agreement on the Acquisition Date and the assumption by ADS and ADS Holdings of the rights and responsibilities as the Borrower and Intermediate Holdings, respectively, hereunder, (f) the execution, delivery and performance by the Loan Parties on the Acquisition Date of the Loan Documents to be dated as of such date and to which they are a party, (g) the Refinancing and (h) the application of the proceeds of the Borrowings, together with the proceeds of the Senior Notes, on the Acquisition Date to pay for the Transaction Costs.

“Transaction Costs” shall mean, with respect to the Transactions, (a) the purchase price in connection with the Acquisition, (b) the fees, costs and expenses incurred in connection with the Transactions and (c) the Refinancing.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UBS” shall have the meaning assigned thereto in the definition of “Arrangers.”

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Unrestricted Subsidiary” shall mean (a) each Subsidiary of Intermediate Holdings listed on Schedule 1.01(e) (provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the Target and its subsidiaries), (b) a Subsidiary of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) designated by Intermediate Holdings or the Borrower, as applicable, as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the Acquisition Date and (c) a subsidiary of an Unrestricted Subsidiary; provided that in no event shall the Borrower be an Unrestricted Subsidiary.

“Uniform Customs” shall have the meaning assigned to such term in Section 9.07.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Lender” shall mean any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.20(f)(ii)(B)(iii).

“Wholly Owned Restricted Subsidiary” shall mean a Wholly Owned Subsidiary of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Differential” shall have the meaning assigned to such term in Section 2.26(b)(ii).

SECTION 1.02.                              Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders and (c) for purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.

SECTION 1.03.                              Pro Forma Calculations.  All pro forma calculations permitted or required to be made by Intermediate Holdings, the Borrower or a Subsidiary pursuant to this Agreement shall include only those adjustments that would be (a) permitted or required by Regulation S-X under the Securities Act, together with those adjustments that (i) have been certified by a Financial Officer of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) as having been prepared in good faith based upon reasonable assumptions and (ii) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (b) required by the definition of Consolidated EBITDA.

SECTION 1.04.                              Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Borrowing”).

SECTION 1.05.                              Amendment No. 3 Effective Date.  For purposes of this Agreement, (i) any financial calculations made for fiscal quarters ended on or after the Amendment No. 3 Effective Date shall be made on the basis of the consolidated financial statements of the Borrower delivered pursuant to Section 5.01 hereof and (ii) any financial calculations that include the results of fiscal quarters ended prior to the Amendment No. 3 Effective Date shall be made on the basis of, for the fiscal quarters ended prior to the Amendment No. 3 Effective Date only, the consolidated financial statements of Intermediate Holdings delivered pursuant to Section 5.01 hereof.

ARTICLE II

The Credits

SECTION 2.01.                              Commitments.

(a)                                 Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Original Term Loan Commitment and (ii) to make Revolving Loans to the Borrower, at any time and from time to time on or after the Acquisition Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment; provided that the aggregate principal amount of Revolving Loans made on the Acquisition Date shall not exceed $75,000,000.  Within the limits set forth in clause (ii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.  Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(b)                                 Subject to the terms and conditions set forth in Amendment No. 1, the Initial Tranche B Lender agrees to make a Term Loan to the Borrower (a “Tranche B Term Loan”) on the Amendment No. 1 Effective Date in a principal amount not to exceed its Tranche B Commitment.  The Tranche B Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.02; provided that all Tranche B Term Loans shall on the Amendment No. 1 Effective Date initially be Eurodollar Loans with an Interest Period equal to the remaining Interest Period on the Original Term Loans immediately prior to the Amendment No. 1 Effective Date.  Amounts paid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

(c)                                  Subject to the terms and conditions set forth in Amendment No. 2, (i) the Initial Tranche B-2 Lender agrees to make a Term Loan to the Borrower (together with each Loan converted pursuant to clause (ii) below, a “Tranche B-2 Term Loan”) on the Amendment No. 2 Effective Date in a principal amount not to exceed its Tranche B-2 Commitment and (ii) each Converted Tranche B Term Loan of each Amendment No. 2 Consenting Lender shall be refinanced with a Tranche B-2 Term Loan of equal principal amount of such Lender effective as of the Amendment No. 2 Effective Date; provided that the Tranche B-2 Term Loans shall initially consist of Eurodollar Loans with an Interest Period equal to the remaining Interest Period on the Tranche B Term Loans immediately prior to the Amendment No. 2 Effective Date.  Notwithstanding the foregoing, the Tranche B-2 Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.02.  Amounts paid or prepaid in respect of Tranche B-2 Term Loans may not be reborrowed.

(d)                                 Each Lender having an Incremental Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Loan Assumption Agreement, to make Incremental Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Loan Commitment.  Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

SECTION 2.02.                              Loans.

(a)                                 Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  Except for Loans deemed made pursuant to Section 2.02(f) or Loans made pursuant to Section 2.22, (x) the Loans comprising any Term Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Loans comprising any Revolving Credit Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $500,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)                                 Subject to Sections 2.02(f), 2.08, 2.15 and 2.22, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided further that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)                                  Except with respect to Loans made pursuant to (i) Section 2.02(f) or (ii) Loans made pursuant to Section 2.22 (which Loans shall be made in accordance with Section 2.22), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 2:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender agrees, and the Borrower agrees, to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the

Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e)                                  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

(f)                                   If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof.  Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.01(b) and (c) have been satisfied, such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and, to the extent of such payment, the obligations of the Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Loan and shall not relieve the Borrower from their obligations to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders.  The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear.  If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender agrees, and the Borrower agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to ABR Revolving Loans pursuant to Section 2.06(a) and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03.                              Borrowing Procedure.  In order to request a Borrowing (other than a Swingline Loan, a deemed Borrowing pursuant to Section 2.02(f) or a Mandatory Borrowing pursuant to Section 2.22(f), in each case, as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of a proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing (provided that, until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), the Borrower shall not be permitted to request a Eurodollar Borrowing with an Interest Period in excess of one month); (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s Pro Rata Percentage of the requested Borrowing.

SECTION 2.04.                              Evidence of Debt; Repayment of Loans.

(a)                                 The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.  The Borrower hereby further promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Revolving Credit Maturity Date.

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)                                 The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(c)                                  The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(d)                                 Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower.  Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05.                              Fees.

(a)                                 From and after the Acquisition Date, the Borrower agrees to pay to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the Acquisition Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated).  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.  For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

(b)                                 The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)                                  The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein (if different from the last Business Day of one of the above mentioned months), a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Acquisition Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06(b) and (ii) to the Issuing Bank with respect to each Letter of Credit (x) a fronting fee which shall accrue at the greater of (A) a rate equal to 0.125% on the average daily amount of the L/C Exposure (excluding any portion thereof attributable to unpaid reimbursement obligations pursuant to Section 2.23(e)) and (B) $500 per annum, in each case during the period from and including the Acquisition Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any L/C Exposure as well as (y) the customary issuance and drawing fees and the standard documentation, administration, payment and cancellation charges specified from time to time by the Issuing Bank (the “Issuing Bank Fees”).  All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d)                                 All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank.  Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06.                              Interest on Loans.

(a)                                 Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)                                 Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)                                  Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.  The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07.                              Default Interest.  If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, all overdue amounts under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08.                              Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that (i) Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, (ii) the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders holding a majority in principal amount of the Loans affected thereby of making or maintaining Eurodollar Loans during such Interest Period or (iii) reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders.  In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or Section 2.10 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.                              Termination and Reduction of Commitments.

(a)                                 The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date.  The Revolving Credit Commitments and the Swingline Commitment shall automatically terminate on the Revolving Credit Maturity Date.  The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date 5 days prior to the Revolving Credit Maturity Date.  Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on October 9, 2012, if the initial Credit Event shall not have occurred by such time.

(b)                                 Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, unutilized portions of the Revolving Credit Commitments or the Swingline Commitment; provided that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000, (ii) each partial reduction of the Swingline Commitment shall be in an integral multiple of $250,000 and in a minimum amount of $1,000,000, (iii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time and (iv) any such termination or reduction notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)                                  Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments.  The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

(d)                                 The Tranche B Commitments shall automatically terminate upon the funding of the Tranche B Term Loans to be made on the Amendment No. 1 Effective Date.

(e)                                  The Tranche B-2 Commitments shall automatically terminate upon the funding of the Tranche B-2 Term Loans to be made on the Amendment No. 2 Effective Date.

SECTION 2.10.                              Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon delivery of an irrevocable Interest Election Request to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)                  until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), no ABR Borrowing may be converted into a Eurodollar Borrowing with an Interest Period in excess of one month;

(ii)               each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(iii)            if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iv)           each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(v)              if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(vi)           any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vii)        any portion of a Eurodollar Borrowing that cannot be continued as a Eurodollar Borrowing by reason of the immediately preceding clause (vi) shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(viii)     no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

(ix)           after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each Interest Election Request pursuant to this Section 2.10 shall be irrevocable and shall specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto.  If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s Pro Rata Percentage of any converted or continued Borrowing.  If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

SECTION 2.11.                              Repayment of Term Borrowings.

(a)                                 (i)  The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans other than Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.26(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
March 31, 2013	$4,500,000
June 30, 2013	$4,500,000
September 30, 2013	$4,500,000
December 31, 2013	$4,500,000
March 31, 2014	$4,500,000
June 30, 2014	$4,500,000
September 30, 2014	$4,500,000

Repayment Date	Amount
December 31, 2014	$4,500,000
March 30, 2015	$4,500,000
June 30, 2015	$4,500,000
September 30, 2015	$4,500,000
December 31, 2015	$4,500,000
March 31, 2016	$4,500,000
June 30, 2016	$4,500,000
September 30, 2016	$4,500,000
December 31, 2016	$4,500,000
March 31, 2017	$4,500,000
June 30, 2017	$4,500,000
September 30, 2017	$4,500,000
December 31, 2017	$4,500,000
March 31, 2018	$4,500,000
June 30, 2018	$4,500,000
September 30, 2018	$4,500,000
December 31, 2018	$4,500,000
March 31, 2019	$4,500,000
June 30, 2019	$4,500,000
Term Loan Maturity Date	$1,683,000,000

(ii)                                  The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(e)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)                                 In the event and on each occasion that the Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

(c)                                  To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date and the applicable Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(d)                                 All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12.                              Voluntary Prepayment.

(a)                                 The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided that each partial prepayment shall be in an amount (x) with respect to Term Loans, that is an integral multiple of $1,000,000 and not less than $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case), (y) with respect to Revolving Loans, that is an integral multiple of $100,000 and not less than $250,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case) and (z) with respect to Swingline Loans, that is an integral multiple of $100,000 and not less than $250,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case).

(b)                                 Voluntary prepayments of Term Loans shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11 as directed by the Borrower (or, absent such directions, in direct order of maturity).

(c)                                  Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or a Qualified Public Offering, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided further, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension.  All prepayments under this Section 2.12 shall be subject to Sections 2.12(d) and 2.16 but otherwise without premium or penalty.  All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(d)                                 Upon any voluntary prepayment of Term Loans pursuant to this Section 2.12 in connection with a Repricing Event on or prior to the date that is 180 days after the Amendment No. 2 Effective Date, the Borrower shall pay a prepayment fee of one percent (1.00%) of the principal amount of the Term Loans so prepaid or subject to such Repricing Event, as applicable.

SECTION 2.13.                              Mandatory Prepayments.

(a)                                 In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all of their outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank in its sole and absolute discretion with respect to) all outstanding Letters of Credit.  If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and, after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank in its sole and absolute discretion with respect to) Letters of Credit in an amount sufficient to eliminate such excess.

(b)                                 Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale occurring on or after the Closing Date (or, with respect to any Asset Sale occurring on or after the Closing Date and prior to the Acquisition Date, not later than the third Business Day following the Acquisition Date), the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(e) to the extent such Net Cash Proceeds, together with the Net Cash Proceeds of all Asset Sales prior to the date of such sale, exceed $25,000,000 in any fiscal year.

(c)                                  No later than the earlier of (i) 105 days after the end of each fiscal year of Intermediate Holdings (or after the Amendment No. 3 Effective Date, each fiscal year of the Borrower), commencing with the fiscal year ending on December 31, 2013 and (ii) 15 days after the date on which the financial statements with respect to such period are delivered pursuant to Section 5.01(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to (x) the ECF Percentage of Excess Cash Flow for the fiscal year then ended minus (y) voluntary prepayments of Term Loans under Section 2.12 during such fiscal year and after the Acquisition Date, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness.

(d)                                 In the event that any Loan Party or a Restricted Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or a Restricted Subsidiary (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.03), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following or, in the case of any such issuance or incurrence of Indebtedness occurring after the Closing Date and prior to the Acquisition Date, not later than the third Business Day following the Acquisition Date) the receipt of such Net Cash Proceeds by such Loan Party or such Restricted Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(e).

(e)                                  Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata between the Term Loans and the Other Term Loans and applied in the case of the first four installments, in direct order of maturity and thereafter, pro rata against the remaining scheduled installments of principal due in respect of the Term Loans and the Other Term Loans under Sections 2.11(a)(i) and (ii), respectively; provided that such mandatory prepayments shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Loans; provided, further, that if a Lender rejects its applicable share of such mandatory prepayments, then such mandatory prepayments shall be applied pro rata across ABR Loans and Eurodollar Loans.  To the extent the amount of any mandatory prepayment required under Section 2.13(b), (c) or (d) exceeds the aggregate principal amount of Term Loans then outstanding under this Agreement, such excess shall be applied to permanently reduce the then outstanding Revolving Credit Commitments in an amount equal to such excess.

(f)                                   The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment to be paid by the Borrower (other than in connection with a mandatory prepayment under Section 2.13(c) to the extent such calculation is set forth in the compliance certificate delivered pursuant to Section 5.02(a)) and (ii) (other than in connection with a mandatory prepayment under Section 2.13(a)) at least three Business Days prior written notice of such prepayment.  Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments).

(g)                                  The Borrower shall prepay all Original Term Loans on the Amendment No. 1 Effective Date.

(h)                                 The Borrower shall prepay all Tranche B Term Loans that are not Converted Tranche B Term Loans on the Amendment No. 2 Effective Date.

SECTION 2.14.                              Reserve Requirements; Change in Circumstances.

(a)                                 Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate), (ii) subject any Recipient to any Taxes (other than any Excluded Taxes, or any Indemnified Taxes or Other Taxes indemnifiable under Section 2.20) on or in respect of its loans, loan payments, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (iii) shall impose on such Lender or the Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or such other Recipient of making or maintaining any Eurodollar Loan (or, in the case of any Change in Law with respect to Taxes, any Loan) or increase the cost to any Lender, the Issuing Bank or such other Recipient of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender, the Issuing Bank or such other Recipient to be material, then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, upon demand such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender, an Issuing Bank or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or such other Recipient or the holding company of either, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender, the Issuing Bank or such other Recipient the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)                                 Failure or delay on the part of any Lender, the Issuing Bank or such other Recipient to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s, the Issuing Bank’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender, the Issuing Bank or such other Recipient under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.  The protection of this Section 2.14 shall be available to each Lender, the Issuing Bank and each other Recipient regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.                              Change in Legality.

(a)                                 Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)                  such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii)               such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

(b)                                 For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.                              Breakage.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder.  In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.                              Pro Rata Treatment.  Except (a) with respect to an assignment of Term Loans to Intermediate Holdings, the Borrower or a Subsidiary pursuant to Section 9.04(l), (b) with respect to extensions of the Term Loan Maturity Date or the Revolving Credit Maturity Date as provided in Section 2.27, (c) with respect to the prepayment in full of the Loans and termination of the Commitments of a non-consenting Lender as provided in Section 2.21, and (d) as provided below in this Section 2.17 with respect to Swingline Loans, subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).  For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments.  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.18.                              Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided that (i) if any such purchase or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or adjustments shall be rescinded to the extent of such recovery and the purchase price or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to (x) any payment made by Intermediate Holdings, the Borrower or a Subsidiary (or after the Amendment No. 3 Effective Date, the Borrower or a Subsidiary) pursuant to and in accordance with the express terms of this Agreement (including, without limitation, in connection with an assignment of Term Loans to Intermediate Holdings, the Borrower or a Subsidiary pursuant to Section 9.04(l)) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant.  The Borrower and, from and after the Acquisition Date and prior to the Amendment No. 3 Effective Date, Intermediate Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by Intermediate Holdings and the Borrower (and, after the Amendment No. 3 Effective Date, the Borrower)

to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19.                              Payments.

(a)                                 The Borrower shall make each payment (including principal of or interest on any Borrowing, any L/C Disbursement or any Fees or other amounts) hereunder or under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at 60 Wall Street, New York, NY 10005.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)                                 Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.20.                              Taxes.

(a)                                 Issuing Bank.  For the avoidance of doubt, for purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and any Swingline Lender.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(d)                                 Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability prepared in good faith and delivered to the Borrower by a Lender (with a copy to the Administrative

Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                   Status of Lenders.  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               each U.S. Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(B)                               each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)                          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding, and such other documentation as required by the Code;

(ii)                          executed originals of IRS Form W-8ECI (or any successor forms);

(iii)                           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) certificates substantially in the form of Exhibit K (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor form); or

(iv)                         to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents (or successor forms) from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating lender)

and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, a U.S. Tax Compliance Certificate may be provided by such Foreign Lender on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and/or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so.  Notwithstanding any other provisions of this Section 2.20(f), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(g)                                  Treatment of Certain Refunds.  If and to the extent that a Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes imposed on the receipt of such refund) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax to which the refund relates had never been imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h)                                 Survival.  Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.21.                              Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

(a)                                 In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any Indemnified Taxes or additional amounts with respect thereto to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders or (v) any Lender becomes a Defaulting Lender, then, (I) in the case of clause (iv) above, the Borrower may, so long as no Event of Default under Section 7.01(a), (f) or (g) then exists or will exist immediately after giving effect to the relevant prepayment, upon notice to the Administrative Agent and the Issuing Bank, prepay in full the Loans and, if applicable, terminate the Commitments of such Lender, by paying to such Lender an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16 and, if in connection with an amendment or modification to this Agreement to effect a Repricing Event on or prior to the first anniversary of the Closing Date, the prepayment fee pursuant to Section 2.12(d)); and (II) in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations (and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender) to the extent required under Section 9.04, which consents shall not unreasonably be withheld, conditioned or delayed and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16 and, in connection with an assignment pursuant to clause (iv) above relating to an amendment or modification to this Agreement to effect a Repricing Event on or prior to the first anniversary of the Closing Date, the prepayment fee pursuant to Section 2.12(d) (with such assignment being deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.12(d)), such amount to be payable by the Borrower); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, cease to have the consequences specified in Section 2.15 or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event, shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.  Each Lender and the Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender or the Issuing Bank, as the case may be, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s or the Issuing Bank’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b)                                 If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any Indemnified Taxes or additional amounts with respect thereto to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be material) to assign its rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.20) and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such assignment would reduce its claims for compensation under Section 2.14 or Section 2.20, would enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such assignment, delegation and transfer.

SECTION 2.22.                              Swingline Loans.

(a)                                 Swingline Commitment.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender may, in its sole and absolute discretion, make Swingline Loans to the Borrower at any time and from time to time on and after the Acquisition Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $30,000,000 or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment.  Each Swingline Loan (other than Swingline Loans made pursuant to Section 2.22(g)) shall be in a principal amount that is an integral multiple of $1,000,000.  The Swingline Commitment may be terminated or reduced from time to time as provided herein.  Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.  Notwithstanding anything to the contrary contained in this Section 2.22 or elsewhere in this Agreement, the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Loan Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default in accordance with Section 9.08(b).

(b)                                 Swingline Loans.  Other than with respect to Swingline Loans made pursuant to Section 2.22(g), the Borrower shall notify the Swingline Lender (with a copy to the Administrative Agent) by fax, or by telephone (promptly confirmed by fax), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the wire transfer instructions for the account of the Borrower to which the proceeds of the Swingline Loan should be disbursed.  The Swingline Lender shall make each Swingline Loan by wire transfer to the account specified in such request.

(c)                                  Prepayment.  The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving irrevocable written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Swingline Lender (with a copy to the Administrative Agent) before 12:00 (noon), New York City time, on the date of prepayment at the Swingline Lender’s address for notices specified in Section 9.01.

(d)                                 Interest.  Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

(e)                                  Participations.  The Swingline Lender may, by written notice referencing this Section 2.22(e) given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day, in its sole discretion, require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding; provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 7.01(f) or (g) or upon the exercise of any of the remedies provided in the last paragraph of Section 7.01.  Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Credit Lenders will participate.  The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan.  In furtherance of the foregoing, each Revolving Credit Lender hereby irrevocably, absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loan.  Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) (and in no event not later than 3:00 p.m., New York City time) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments by the Borrower in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other Person liable for obligations of the Borrower) of any default in the payment thereof.

(f)                                   Mandatory Borrowings.  The Swingline Lender may, by written notice referencing this Section 2.22(f) given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day, in its sole discretion, require that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans; provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 7.01(f) or (g) or upon the exercise of any of the remedies provided in the last paragraph of Section 7.01, in which case one or more Borrowings of Revolving Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Revolving Credit Lenders based on their Pro Rata Percentages and the proceeds thereof shall be applied directly by the Administrative Agent to repay the Swingline Lender for such outstanding Swingline Loans.  Each Revolving Credit Lender hereby irrevocably, absolutely and unconditionally, agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Administrative Agent on behalf of the Swingline Lender.  Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any Mandatory Borrowing made pursuant to this paragraph.  Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a Mandatory Borrowing shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have funded their obligations pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The refinancing of a Swingline Loan with a Mandatory Borrowing pursuant to this paragraph shall not relieve the Borrower (or other Person liable for obligations of the Borrower) of any default in the payment of such Mandatory Borrowing.  Mandatory Borrowings shall be made upon the notice specified above, with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in this Section 2.22(f).

(g)                                  Check Overdrafts.  The Swingline Lender may also, in its sole and absolute discretion and without regard to the minimum increments set forth in Section 2.22(a), make Swingline Loans to the Borrower by entry of credits to the Borrower’s operating account(s) with the Swingline Lender to cover checks which the Borrower has drawn or made against such account and shall promptly (and in no event not later than 3:00 p.m., New York City time on such day) provide written notice to the Administrative Agent specifying the amount of any overdrafts being advanced as Swingline Loans and the date on which such Loans are made.  The Borrower hereby requests and authorizes the Swingline Lender to make from time to time such Swingline Loans by means of appropriate entries of such credits sufficient to cover checks then presented.  The Borrower acknowledges and agrees that, unless otherwise expressly set forth in this Section 2.22(g), the making of such Swingline Loans shall be subject in all respects to the provisions of this Agreement as if they were Swingline Loans covered by a request under Section 2.22(b) and the requirements that the applicable provisions of Section 4.03 (in the case of Swingline Loans made on the Acquisition Date) and Section 4.01 be satisfied.  All actions taken by the Swingline Lender pursuant to the provisions of this Section 2.22(g) shall be conclusive and binding on the Borrower absent manifest error or such Swingline Lender’s gross negligence or willful misconduct.  Each Revolving Credit Lender shall be obligated to (x) acquire participations in any Swingline Loan made pursuant to this Section 2.22(g) in accordance with Section 2.22(e) and (y) fund a Mandatory Borrowing in connection with this Section 2.22(g) in accordance with Section 2.22(f), as applicable; provided that prior to (i) the occurrence of a Default or an Event of Default or (ii) the Swingline Lender terminating or suspending its obligations to make Swingline Loans, the Swingline Lender may deliver notice to the Administrative Agent requiring the Revolving Credit Lenders to acquire such participations or fund such Mandatory Borrowing, as applicable, solely to the extent that the aggregate principal amount of such Swingline Loans is at least $100,000.

(h)                                 Additional Swingline Lenders.  The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and such Lender, designate one or more additional Lenders to act as a swingline lender under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Swingline Loans by such additional swingline lender.  Any Lender designated as a swingline lender pursuant to this paragraph (h) shall be deemed to be a “Swingline Lender” (in addition to being a Lender) in respect of Swingline Loans issued or to be issued by such Lender, and, with respect to such Swingline Loan, such term shall thereafter apply to the other Swingline Lender and such Lender.

SECTION 2.23.                              Letters of Credit.

(a)                                 General.  The Borrower may request the issuance of a Letter of Credit on and after the Acquisition Date for its own account or for the account of any of the Restricted Subsidiaries (in which case the Borrower and such Restricted Subsidiary shall be co-applicants with respect to such Letter of Credit), which may be (x) in the case of a Letter of Credit for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by the Issuing Bank or in such other form as is reasonably acceptable to the Issuing Bank, and (y) in the case of a Letter of Credit for the benefit of sellers of goods to the Borrower or any of the Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time on and after the Acquisition Date, while the L/C Commitment remains in effect as set forth in Section 2.09(a); provided that none of Barclays Bank PLC, Credit Suisse AG or any of their respective Affiliates shall be obligated to issue any Letters of Credit pursuant to this Section 2.23(a)(y).  This Section 2.23 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.  All Letters of Credit shall be denominated in Dollars.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice substantially in the form of Exhibit N (or such form as required by such Issuing Bank) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the aggregate principal amount of outstanding Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s L/C Commitment, (ii) the L/C Exposure shall not exceed the Aggregate L/C Commitment and (iii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d)                                 Participations.  By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f).  Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement within one Business Day after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made; provided that the Borrower may, subject to satisfaction of the conditions to borrowing set forth in Section 4.01 and the prior notice requirements in Section 2.03 or 2.22(b), as applicable, request that such payment be financed with (x) an ABR Revolving Credit Borrowing in an amount equal to such payment or (y) subject to availability under the Swingline Commitment and the Swingline Lender’s consent to provide such a Swingline Loan, a Swingline Loan in an amount equal to such payment, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Credit Borrowing or Swingline Loan, as applicable.

(f)                                   Obligations Absolute.  The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i)                  any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii)               any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii)            the existence of any claim, setoff, defense (other than payment of the relevant obligation in full in cash) or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, a Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv)           any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)              payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi)           any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.23, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank.  However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  It is further understood and agreed that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.

(g)                                  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall as promptly as possible give telephonic notification and email notification to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.

(h)                                 Interim Interest.  If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit issued by the Issuing Bank, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of such payment or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

(i)                                     Resignation or Removal of an Issuing Bank.  The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and

may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders.  Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of such retiring Issuing Bank.  At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii).  The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by a written agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of such previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit or renew existing Letters of Credit.

(j)                                    Cash Collateralization.  If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to 102% of L/C Exposure as of such date; provided that the obligation to deposit such cash will become effective immediately, and such deposit will become immediately payable in immediately available funds, without demand or notice of any kind, upon the occurrence of an Event of Default described in Section 7.01(f) or (g).  Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations.  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed and (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.  Upon the payment in full of all Obligations (other than contingent indemnity obligations as to which no claim has been made) the termination of all Commitments and the cancellation of all Letters of Credit, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

(k)                                 Additional Issuing Banks.  The Borrower may, at any time and from time to time after the Acquisition Date with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing bank.  Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

(l)                                     Letter of Credit Reports.  To the extent any Letters of Credit issued by the Issuing Bank are outstanding, the Issuing Bank shall furnish to the Administrative Agent (which shall promptly notify each Revolving Credit Lender) and the Borrower not later than ten (10) Business Days prior to the end of each calendar quarter and from time to time upon reasonable prior notice, a written report substantially in the form of Exhibit M, subject to any modifications to reflect the administrative record keeping policies and procedures of each such Issuing Bank.

SECTION 2.24.                              Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender.

(a)                                 Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Collateral Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Exposure, to be applied pursuant to clause (b) below.  If at any time the Collateral Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Collateral Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Collateral Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)                                 Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.24 or Section 2.25 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)                                  Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.24 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.25 the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 2.25.                              Defaulting Lender.

(a)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.01 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder, third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.24, fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.24, sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 2.25(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.25(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  (A)  No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                               Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.24.

(C)                               With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such L/C Participation Fee otherwise payable to such Defaulting

Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank the amount of any such L/C Participation Fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such L/C Participation Fee.

(iv)           Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  Subject to Section 9.21 hereof, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)              Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.24.

(b)                                 Defaulting Lender Cure.  If the Borrower, the Administrative Agent and the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Credit Commitments (without giving effect to Section 2.25(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.26.                              Incremental Loans.

(a)                                 The Borrower may, by written notice to the Administrative Agent from time to time after the Acquisition Date, request (x) Incremental Term Loan Commitments from one or more Incremental Term Lenders, all of which must be Eligible Assignees and (y) Incremental Revolving Credit Commitments from one or more Incremental Revolving Lenders; provided that the aggregate amount of Incremental

Term Loans and/or Incremental Revolving Credit Commitments so requested by the Borrower shall not exceed (i) the Incremental Loans Amount plus (ii) an additional amount if, at the time of (and after giving pro forma effect at such time to) the incurrence of such Incremental Term Loan Commitments and/or Incremental Revolving Credit  Commitments and the application of proceeds therefrom, the Senior Secured Net Leverage Ratio is equal to or less than 3.75 to 1.00 (assuming all such Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments were secured by the Borrower on a first lien basis, whether or not so secured, and all such Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments were fully drawn on such date, whether or not so drawn).  Such notice shall set forth (i) the amount of the Incremental Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Loans Amount with respect to Incremental Term Loan Commitments), (ii) the date on which such Incremental Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice) (the “Increase Effective Date”) and (iii) with respect to Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”).

(b)                                 The Borrower may seek Incremental Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Loan Lenders in connection therewith.  The Borrower and each Incremental Loan Lender shall execute and deliver to the Administrative Agent an Incremental Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Loan Commitment of each Incremental Loan Lender.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Loan Assumption Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Loan Commitment and the Incremental Loans evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments (without the consent of any other Lender); provided that:

(i)                  the Incremental Revolving Credit Commitments shall be implemented as an increase to the Revolving Credit Commitments and the terms of the Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be identical to the Revolving Credit Commitments and the Revolving Loans;

(ii)               the terms and provisions of the Incremental Term Loans shall be identical to those of the Term Loans, except, in the case of Other Term Loans, as to maturity, interest rates, fees, amortization and call protection (which shall be subject to the following clauses (v) through (z)) and except as otherwise agreed by the Borrower and the Administrative Agent; provided that unless otherwise agreed by the Required Lenders, (v) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (w) the weighted average life to maturity of the Other Term Loans shall be no shorter than the weighted average life to maturity of the Term Loans, (x) if the All-in Yield on such Other Term Loans exceeds the All-in Yield applicable to Eurodollar Term Loans, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans, (y) the Other Term Loans shall benefit from the same Guarantees as those of the Term Loans and (z) the ranking of the Other Term Loans shall, as determined by the Borrower (1) rank pari passu or junior with the Credit Facilities in right of payment and (2) be unsecured or secured by the Collateral on a pari passu or junior basis with the

Credit Facilities (and, to the extent subordinated in right of payment or security to the Credit Facilities, shall be subject to entry into a customary intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent and Borrower); and

(iii)            to the extent the Revolving Credit Commitments are being increased on the relevant Increase Effective Date in connection with any Incremental Revolving Credit Commitments, the Administrative Agent and the Borrower shall determine the final allocation of such increase on the Increase Effective Date and the Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Increase Effective Date.  On the Increase Effective Date, each of the Revolving Credit Lenders having a Revolving Credit Commitment prior to such Increase Effective Date (“Pre-Increase Revolving Lenders”) shall assign to any Revolving Credit Lender which is acquiring a new or additional Revolving Credit Commitment on the Increase Effective Date (“Post-Increase Revolving Lenders”), and such Post-Increase Revolving Lenders shall purchase from each Pre-Increase Revolving Lender such participation interests in L/C Exposure outstanding on such Increase Effective Date, and purchase Revolving Loans from Pre-Increase Revolving Lenders (or the Borrower shall prepay Revolving Loans of Pre-Increase Revolving Lenders (and pay any additional amounts required pursuant to Section 2.16) and borrow Revolving Loans from Post-Increase Revolving Lenders) pursuant to procedures reasonably acceptable to the Administrative Agent such that after giving effect to all such assignments and purchases and repayments and borrowings, such Revolving Loans and participation interests in L/C Exposure will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their Pro Rata Percentage of the Revolving Credit Commitments after giving effect to such increased Revolving Credit Commitments.

(c)                                  Notwithstanding the foregoing, no Incremental Loan Commitment shall become effective under this Section 2.26 unless (i) on the date of such effectiveness, and after giving effect to such Incremental Loan Commitment (assuming that the related Incremental Loans were drawn in full on such date), (w) the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied, (x) Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower)  shall be in compliance, on a pro forma basis, with the financial covenant contained in Section 6.13 (assuming that the related Incremental Loans were drawn in full on such date and regardless of whether Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) is otherwise required to comply with such financial covenant at such time), (y) the Borrower shall have demonstrated to the Administrative Agent’s reasonable satisfaction that the full amount of the applicable Incremental Loan Commitments (assuming that the related Incremental Loans were drawn in full on such date) is permitted to be incurred pursuant to the terms of the Senior Notes and any other material Indebtedness of Intermediate Holdings, the Borrower and the Subsidiaries (or, after the Amendment No. 3 Effective Date, other material indebtedness of the Borrower and the Subsidiaries) then outstanding and (z) the Administrative Agent shall have received a certificate to the foregoing dated such date and executed by a Financial Officer of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower)  and (ii) except as otherwise specified in the applicable Incremental Loan Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Loan Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Acquisition Date under Section 4.03.

(d)                                 Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Loans on a pro rata basis.  This may be accomplished by requiring each outstanding Eurodollar Borrowing to be converted into an ABR Borrowing on the date of each Incremental Loan, or by allocating a portion of each Incremental Loan to each outstanding Eurodollar Borrowing on a pro rata basis.  Any conversion of Eurodollar Loans to ABR Loans required by the preceding sentence shall be subject to Section 2.16.  If any Incremental Loan is to be allocated to an existing Interest Period for a Eurodollar Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Loan Assumption Agreement.  In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Lenders were entitled before such recalculation.

(e)                                  The Incremental Loans and Incremental Loan Commitments established pursuant to this Section 2.26 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents except to the extent otherwise provided in the Incremental Loan Assumption Agreement applicable thereto.  The Loan Parties shall take any actions reasonably requested by the Administrative Agent to ensure that the Liens granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Incremental Loans or any such new Incremental Loan Commitments.

SECTION 2.27.                     Amendments Effecting a Maturity Extension.  In addition, notwithstanding any other provision of this Agreement to the contrary:

(a)                                 The Borrower may, after the Acquisition Date, by written notice to the Administrative Agent (who shall forward such notice to all applicable Lenders), make an offer (each such offer, an “Extension Offer”) on a pro rata basis (x) to all the Term Lenders to make one or more amendments or modifications to allow the Term Loan Maturity Date of such Extending Lenders (as defined below) to be extended (such extended date, the “Extended Term Loan Maturity Date”) and (y) to all the Revolving Credit Lenders to make one or more amendments or modifications to allow the Revolving Credit Maturity Date of such Extending Lenders (as defined below) to be extended (such extended date, the “Extended Revolving Credit Maturity Date”), and, in connection with any such extension, to (i) in the case of an extension of the Term Loan Maturity Date, reduce or otherwise modify the scheduled amortization of the applicable Term Loans of the Extending Lenders, (ii) increase the Applicable Margin and/or fees payable with respect to the applicable Term Loans and Revolving Loans, as applicable, of the Extending Lenders and the payment of additional fees or other consideration to the Extending Lenders, (iii) in the case of an extension of the Term Loan Maturity Date, to modify the prepayment provisions pursuant to Sections 2.12(b) and 2.13(e) such that voluntary and mandatory prepayments are applied, first, to the Term Loans of non-Extending Lenders and, second, to the Term Loans of Extending Lenders and/or (iv) change such additional terms and conditions of this Agreement solely as applicable to the Extending Lenders (such additional changed terms and conditions (to the extent not otherwise approved by the requisite Lenders under Section 9.08) to be effective only during the period following the original Term Loan Maturity Date or Revolving Credit Maturity Date, as applicable, prior to its extension by such Extending Lenders) (collectively, “Permitted Amendments”) pursuant to procedures reasonably acceptable to each of the Administrative Agent and the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 3 Business Days after the date of such notice).  To the extent not otherwise approved by the requisite Lenders under Section 9.08, Permitted Amendments shall become effective only with respect to the Loans of the Lenders that accept the Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans as to which such Lender’s acceptance has been made.  The Borrower, each other Loan

Party and each Extending Lender shall execute and deliver to the Administrative Agent an extension amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of the Extension Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of the Extension Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans of the Extending Lenders as to which such Lenders’ acceptance has been made.

(b)                                 Any amendment or waiver of any provision of this Agreement or any other Loan Document made to effect any Permitted Amendment, or consent to any departure by any Loan Party therefrom, that, by its express terms amends or modifies the rights or duties under this Agreement or such other Loan Document of the applicable Class of Extending Lenders that accepted such Permitted Amendment, may be effected by an agreement or agreements in writing signed by the Administrative Agent, the Borrower or the applicable Loan Party, as the case may be, and the requisite percentage in interest of the applicable Class of Extending Lenders that would be required to consent thereto under Section 9.08 as if all such Extending Lenders were the only Lenders hereunder at the time.

(c)                                  This Section shall supersede any provisions of this Agreement to the contrary, including Section 9.08, it being understood, however, that nothing in this Section shall impair or limit the effectiveness of any amendment effectuated in accordance with Section 9.08 (including, without limitation, any amendment effectuated simultaneously with any Permitted Amendment).

SECTION 2.28.                     Escrow Account.

(a)                                 On the Closing Date, the proceeds of the Term Loans made under Section 2.01 shall be deposited by or at the direction of the Borrower into the Escrow Account in accordance with the Escrow Agreement, together with such additional amounts required to be deposited in accordance with the Escrow Agreement.  Notwithstanding any term or condition to the contrary in any other agreement relating to the Escrow Account (other than this Agreement), no Escrow Funds shall be paid or released from the Escrow Account to or for the account of, or withdrawn by or for the account of, the Borrower from the Escrow Account except in accordance with the provisions of this Section 2.28.

(b)                                 The Escrow Funds shall be released from the Escrow Account as follows:

(i)                  If the conditions set forth in Section 4.03 shall have been satisfied (or waived in accordance with Section 9.08) on or prior to 2:00 p.m. New York City time on the Outside Date, the Administrative Agent shall on the date such conditions have been satisfied (or waived) promptly apply the Escrow Funds to pay a portion of the Transaction Costs.

(ii)               If the Escrow Termination Date shall have occurred, on such date the Administrative Agent shall apply an amount of the Escrow Funds (A) first, to pay (x) any fees and expenses payable to the Escrow Agent on the Escrow Termination Date pursuant to the terms of the Escrow Agreement, (y) the aggregate principal of the Term Loans made on the Closing Date outstanding on such date less the aggregate amount of any fees paid to the Term Lenders by the Borrower on the Closing Date with respect to such Term Loans (whether such fees have been netted from the proceeds of such Term Loans or otherwise) and (z) interest on such Term Loans accrued from and including the Closing Date to but excluding such Escrow Termination Date and (B) second, to pay any remaining amount of the Escrow Funds to the Borrower.

(iii)            Notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall disburse Escrow Funds as directed pursuant to a court of competent jurisdiction; provided that, to the extent practicable and to the extent legally permitted to do so, the Administrative Agent shall provide notice thereof to the Borrower prior to such disbursement.

(c)                                  Notwithstanding anything to the contrary set forth in this Agreement, the Administrative Agent shall have no liability for any investment loss in respect of any Escrow Funds (including, without limitation on account of the early liquidation or sale thereof) absent gross negligence or willful misconduct by the Administrative Agent.

ARTICLE III

Representations and Warranties

The Escrow Borrower, as of the Closing Date, and each of the Borrower and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings, on and after the Acquisition Date, represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

SECTION 3.01.                              Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each Restricted Subsidiary thereof (and solely with respect to clause (d) hereof, each Loan Party’s respective subsidiaries) (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own, lease or operate its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where such qualification is required for the conduct of its business and (d) is in compliance with all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its properties; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.                              Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Loan Party’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Restricted Subsidiaries (other than with respect to Indebtedness to be repaid in the Refinancing) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject or (c) violate any applicable law.

SECTION 3.03.                              Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof subject to Permitted Collateral Liens) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents except, (x) solely with respect to clause (d), to the extent such approval, consent, exemption, authorization, notice or filing is required (i) solely due to the Administrative Agent’s business, operations or status as a national banking association and (ii) as the result of the Administrative Agent or any Lender taking possession or ownership of and/or operating any of the business activities of the Loan Parties, and (y) for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect written copies of which have been furnished to the Administrative Agent on or prior to the Closing Date (or, in the case of the representation made by Intermediate Holdings and ADS as of the Acquisition Date, on or prior to the Acquisition Date).

SECTION 3.04.                              Enforceability; Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is a party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute a legal, valid and binding obligation of each Loan Party that is a party thereto and enforceable against such Loan Party in accordance with its terms except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3.05.                              Financial Statements; No Material Adverse Effect.

(a)                                 ADS has delivered to the Arrangers prior to the Closing Date an unaudited pro forma consolidated balance sheet and related statement of income for Intermediate Holdings, ADS and the Subsidiaries (the “Pro Forma Financial Statements”) as of and for the twelve month period ended on the most recently completed fiscal quarter of the ADS Entities, the IWS Entities and the Target and its subsidiaries, ended at least 45 days before the Closing Date.  The Pro Forma Financial Statements were prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made under this Agreement on the Closing Date and on the Acquisition Date, (iii) the Refinancing and (iv) the payment of fees and expenses in connection with the foregoing.  The Pro Forma Financial Statements were prepared in good faith based on the assumptions set forth therein, which Intermediate Holdings and ADS believe to be reasonable assumptions at the time such Pro Forma Financial Statements were prepared.

(b)                                 ADS has delivered to the Arrangers prior to the Closing Date audited consolidated balance sheets and related statements of income, retained earnings and cash flows of the Target and its subsidiaries, Advanced Disposal and its subsidiaries, and IWS and its subsidiaries, in each case, for the three (3) most recently completed fiscal years of the Target, Advanced Disposal and IWS, respectively, ended at least 90 days before the Closing Date.  Such audited financial statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Target and its subsidiaries, Advanced Disposal and its subsidiaries, and IWS and its subsidiaries, respectively, in each case as of the date thereof, and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Target and its subsidiaries, Advanced Disposal and its subsidiaries, and IWS and its subsidiaries, respectively, in each case as of the dates thereof, including liabilities for taxes, material commitments and Indebtedness.

(c)                                  ADS has delivered to the Arrangers prior to the Closing Date unaudited consolidated balance sheets and related statements of income, retained earnings and cash flows of the Target and its subsidiaries, Advanced Disposal and its subsidiaries, IWS and its subsidiaries, in each case for each fiscal quarter subsequent to the most recent audited financial statements of each such entity referred to in Section 3.05(b) ended at least 45 days before the Closing Date (other than any fiscal fourth quarter).  Such unaudited financial statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Target and its subsidiaries, Advanced Disposal and its subsidiaries and IWS and its subsidiaries, respectively, in each case as of the date thereof, and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  Schedule 3.05 sets forth all material indebtedness and other material liabilities, direct or contingent, Advanced Disposal and its subsidiaries, IWS and its subsidiaries, respectively, in each case as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness, to the extent not reflected in such financial statements; provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the material indebtedness and other material liabilities, direct or contingent, of the Target and its subsidiaries.

(d)                                 ADS has delivered to the Arrangers prior to the Closing Date forecasts of consolidated balance sheets and statements of income or operations and cash flows of Intermediate Holdings, ADS and the Subsidiaries for the five fiscal years ended after the Closing Date, which consolidated balance sheets and statements of operations and cash flows were prepared by management of Intermediate Holdings and reflect the forecasted consolidated financial conditions of Intermediate Holdings and the Subsidiaries after giving effect to the Transactions, it being understood that such forecasts are not to be viewed as facts, that actual results may vary from such forecasts and that such variations may be material.

(e)                                  Since March 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(f)                                   The consolidated forecasted balance sheet and statements of income or operations and cash flows delivered pursuant to Section 5.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, it being understood that such forecasts are not to be viewed as facts, that actual results may vary from such forecasts and that such variations may be material.

SECTION 3.06.                              Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, the Intermediate Holdings), threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Loan Parties or any of their respective subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) except as specifically disclosed in Schedule 3.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or a Restricted Subsidiary thereof, of the matters described on Schedule 3.06; provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to any such actions, suits, proceedings, claims or disputes with respect to the Target and its subsidiaries.

SECTION 3.07.                              No Default.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.08.                              Ownership of Property; Liens.  The Borrower and each Restricted Subsidiary has good record and (in the case of owned real property) marketable title in fee simple to, or, in the case of leased real property valid leasehold interests in, all its material properties and assets, including Real Estate necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Other than as set forth on Schedule 3.08, the property of the Loan Parties is subject to no Liens other than Liens permitted by Section 6.01; provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to Liens on the property of the Target and its subsidiaries.  The property of the Loan Parties, taken as a whole, is in good operating order, condition and repair (ordinary wear and tear excepted).

SECTION 3.09.                              Environmental Matters.  Except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)                                 The Borrower and each Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) and their respective businesses, operations and Real Estate, are in and have been in compliance with all Environmental Laws, which compliance includes obtaining and maintaining all permits, licenses, financial assurance instruments or other approvals required under such Environmental Laws.

(b)                                 None of the Borrower or the Subsidiaries (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) or, to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), no predecessor entity thereto, has received notice (that is unresolved or for which there is any outstanding liability or obligation related thereto) from any third party including any Governmental Authority or is otherwise aware, (i) that any one of them has been identified as a potentially responsible party under CERCLA with respect to a site listed, or proposed for listing, on the National Priorities List, 40 C.F.R. Part 300 Appendix B, (ii) that any Hazardous Materials which any one of them has generated, transported, disposed or arranged for disposal of, has been found at any site at which a Governmental Authority has conducted or has ordered that the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) or a Subsidiary conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or for which the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) or a Subsidiary would have any Environmental Liability or (iii) that any of them is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with any Hazardous Materials.

(c)                                  (i) No portion of the Real Estate is being used for the handling, treatment, processing, storage or disposal of Hazardous Materials except in compliance with Environmental Laws, (ii) in the course of any activities conducted by the Borrower, Intermediate Holdings or a Subsidiary or operators or tenants of its properties, no Hazardous Materials have been generated or are being used on the Real Estate except in compliance with  Environmental Laws, (iii) there have been no Releases or threatened Releases of Hazardous Materials on, upon, into or from the Real Estate, and (iv) to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on any of the Real Estate.

(d)                                 None of the Borrower, any of the Subsidiaries or any of the Real Estate has become subject to or the subject of any Environmental Liability, and none of the Borrower or any of the Subsidiaries (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) has received written notice of any claim with respect to any such Environmental Liability.

(e)                                  There are no facts, circumstances, conditions or occurrences with respect to the businesses, operations or Real Estate of the Borrower or any of the Subsidiaries (or, prior to the

Amendment No. 3 Effective Date, Intermediate Holdings) or, to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), the businesses or operations of any predecessor entity, that could reasonably be expected to give rise to any Environmental Liability.

SECTION 3.10.                              [Intentionally Omitted].

SECTION 3.11.                              Taxes.  Except for failures that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Loan Party has filed all Tax returns and reports required to be filed (taking into account valid extensions), and has paid all Taxes levied or imposed (including in its capacity as withholding agent) upon it or its properties, income or assets that are due and payable, except any such Taxes which are being contested in good faith by appropriate proceedings diligently conducted if such context effectively suspends collection and enforcement of the Tax in question and adequate reserves have been provided in accordance with GAAP and (ii) there is no current or proposed Tax audit, assessment, deficiency or other claim or proceeding against any Loan Party.

SECTION 3.12.                              ERISA Compliance.

Schedule 3.12 sets forth each Multiemployer Plan to which Intermediate Holdings (prior to the Amendment No. 3 Effective Date), the Borrower or a Restricted Subsidiary contributes or is reasonably likely to have any material liability by reason of having any current ERISA Affiliate; provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to any Multiemployer Plans contributed to by the Target and its subsidiaries.  There are no, nor have there within the prior 6 years ever been any, Plans and none of Intermediate Holdings (prior to the Amendment No. 3 Effective Date), the Borrower, a Restricted Subsidiary or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.  Each Employee Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, the regulations and published interpretations thereunder and other federal or state laws.  Each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has either received a favorable determination letter from the IRS to the effect that the form of such Employee Benefit Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or is a form of plan that has received an opinion or advisory letter from the IRS, and to the knowledge of any Responsible Officer of the Borrower or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings, nothing has occurred that would prevent or cause the loss of tax-qualified status with respect to such Employee Benefit Plan.  No ERISA Event has occurred or is reasonably expected to occur, except as would not have a Material Adverse Effect.

(a)                                 There are no pending or, to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.  There has been no violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that has resulted or could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(b)                                 None of the Borrower or a Restricted Subsidiary has any pending strikes, walkouts, work stoppages or other material labor dispute as of the Closing Date, or, in the case of the Target, as of the Acquisition Date.  Except as set forth on Schedule 3.12(b), the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or a Restricted Subsidiary is bound; provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to any such collective bargaining agreements of the Target and its subsidiaries.

SECTION 3.13.                              Subsidiaries.  As of the Closing Date, the Escrow Borrower has no Subsidiaries.  As of the Closing Date, Intermediate Holdings has no Subsidiaries other than those specifically disclosed in Schedule 3.13(a); provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the Target and its subsidiaries.  All of the outstanding Equity Interests in the Borrower and its Subsidiaries (and, prior to the Amendment No. 3 Effective Date, each of Intermediate Holdings’ Subsidiaries) have been validly issued, are fully paid and nonassessable and are owned by the applicable Loan Parties and in the amounts, each as specified on Schedule 3.13(a) and free and clear of all Liens except those created under the Security Documents.  As of the Closing Date, Intermediate Holdings does not have equity investments in any other corporation or entity other than those specifically disclosed in Schedule 3.13(b); provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the equity investments of the Target and its subsidiaries.

SECTION 3.14.                              Margin Regulations; Investment Company Act.

(a)                                 The Borrower (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

(b)                                 None of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), any Person Controlling the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), or a Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 3.15.                              Disclosure.  The reports, financial statements, certificates and other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (including, without limitation, the Confidential Information Memorandum) (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation.

SECTION 3.16.                              Sanctioned Persons; Foreign Corrupt Practices Act.

(a)                                 None of the Borrower or a Restricted Subsidiary (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) or, to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), any director, officer, agent or employee of the Borrower or a Restricted Subsidiary (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) is the target of or is in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person, or in any country or territory, that, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC.

(b)                                 Each of the Borrower and the Restricted Subsidiaries (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings)  and, to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), their respective directors, officers, agents, employees, and any person acting for or on behalf of Intermediate Holdings, the Borrower or such Restricted Subsidiaries, as applicable, has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time, or any other applicable anti-bribery or anti-corruption law, and it and they have not made, offered, promised, or authorized, and will not make, offer, promise, or authorize, whether directly or indirectly, any payment, of anything of value to (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or government-controlled company or business, (iii) a political party or official thereof, or candidate for political office or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”), in any case while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (A) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (B) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (C) securing an improper advantage, in order to obtain, retain, or direct business.

(c)                                  None of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) or a Restricted Subsidiary nor, to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), any of their respective Affiliates is in violation of any requirement of law relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the USA PATRIOT Act.

SECTION 3.17.                              Intellectual Property; Licenses; Etc.  The Borrower and the Restricted Subsidiaries (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings)  own, or possess the valid right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights, including, in each case, registrations or applications for registrations of the foregoing and the right to sue for infringement, misappropriation or other violations thereof, that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except in each case where the failure to do so would reasonably be expected to have a Material Adverse Effect.  The conduct of the respective business of the Borrower and the Restricted Subsidiaries (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings)  has not infringed, misappropriated or otherwise violated any rights held by any other Person, except in each case where the failure to do so would reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.18.                              Permits and Licenses.  All permits and licenses (other than those the absence of which would not have a Material Adverse Effect) required for the construction and operation of all landfills, solid waste facilities, solid waste collection operations and any other properties or operations currently owned, operated or conducted by the Borrower or a Subsidiary have been, or in the case of any of the foregoing under construction will be prior to the time required therefor under applicable laws, rules and regulations, obtained and remain, or in the case of any of the foregoing under construction will remain, in full force and effect for so long as may be required by applicable law, rule or regulation and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation.  None of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) or a Subsidiary nor, to the knowledge of any Responsible Officer of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), the holder of such licenses or permits is in violation of any such licenses or permits, except for any violation which would not have a Material Adverse Effect.

SECTION 3.19.                              Solvency.  Immediately after the consummation of the Transactions to occur on the Acquisition Date and the release of the Escrow Funds from the Escrow Account, and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, the Loan Parties, taken as a whole, on a consolidated basis, are Solvent.

SECTION 3.20.                              Security Documents.

(a)                                 The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, subject to Permitted Collateral Liens, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.20(a) (provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the applicable filing offices with respect to the Target and its subsidiaries), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral described in such statements (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.01.

(b)                                 Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.20(a) (provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the financing statements with respect to the Target and its subsidiaries), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, subject to Permitted Collateral Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Acquisition Date).

(c)                                  Upon execution and delivery thereof, each of the Mortgages shall be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on all of the applicable Loan Party’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is recorded in the offices specified on Schedule 3.20(c) (provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any necessary information with respect to the Mortgages with respect to the Target and its subsidiaries and any additional Significant Real Property acquired by Intermediate Holdings, ADS, the ADS Entities and the IWS Entities on or after the Closing Date and prior to the Acquisition Date), such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Loan Party in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted hereunder.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.                              All Credit Events.  On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including each Borrowing of a Swingline Loan and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a)                                 The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02), in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

(b)                                 Other than in connection with the initial Credit Event on the Closing Date and on the Acquisition Date, the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (except that any representation or warranty that is already qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)                                  Other than in connection with the initial Credit Event on the Closing Date and on the Acquisition Date, at the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d)                                 Other than in connection with the initial Credit Event on the Closing Date and on the Acquisition Date and any Credit Event occurring prior to the delivery of the Compliance Certificate for the fiscal quarter ending March 31, 2013, after giving pro forma effect to such Credit Event (and all prior Credit Events and the use of proceeds therefrom and all Loan repayments since the last day of the four quarter period to which the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.02(a) relates), Intermediate Holdings (or after the Amendment No. 3 Effective Date, the Borrower) shall be in compliance with the financial covenant set forth in Section 6.13 as of the last day of the four quarter period to which the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.02(a) relates, regardless of whether Intermediate Holdings (or after the Amendment No. 3 Effective Date, the Borrower) is otherwise required to comply with such financial covenant at such time.

The delivery of each Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower on the date of such delivery and the date of the Credit Event specified therein as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.

SECTION 4.02.                              First Credit Event.  On the Closing Date:

(a)                                 The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a customary written opinion of (i) Winston & Strawn LLP, counsel for the Escrow Borrower, (A) dated the Closing Date and (B) addressed to the Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders.

(b)                                 The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or formation, including all amendments thereto, of the Escrow Borrower, certified as of a recent date by the Secretary of State of Delaware, and a certificate as to the good standing of the Escrow Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Escrow Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating agreement of the Escrow Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Escrow Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Escrow Borrower is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or formation of the Escrow Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Escrow Borrower; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(c)                                  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Escrow Borrower, confirming compliance with the conditions precedent set forth in Sections 4.02(e), (f) and (i).

(d)                                 The Escrow Agreement shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, duly executed by the parties thereto and delivered to the Administrative Agent and shall be in full force and effect.  The Administrative Agent shall have received evidence to the effect that the financing statement relating to the Escrow Agreement shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, filed in the appropriate filing office.

(e)                                  Each of the Specified Representations (which shall be limited to the Escrow Borrower) other than the representations and warranties set forth in Sections 3.19 and 3.20(a) shall be true and correct in all material respects.

(f)                                   The offering of the Senior Notes by the Escrow Issuer shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, consummated.

(g)                                  The Lenders shall have received the financial statements (including the Pro Forma Financial Statements and projections) referred to in Sections 3.05(a), (c) and (d).

(h)                                 The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(i)                                     No Acquisition Material Adverse Effect shall have occurred since March 31, 2012 and be continuing.

(j)                                    The Administrative Agent shall have received the Closing Date Side Letter, duly executed by the parties thereto.

SECTION 4.03.                              Conditions to Release of Escrow Funds.  The obligation of the Administrative Agent to release the Escrow Funds to the Borrower or the occurrence of any Credit Event on the Acquisition Date is subject to the satisfaction of the following conditions precedent:

(a)                                 The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a customary written opinion of (i) Winston & Strawn LLP, counsel for Intermediate Holdings and the Borrower, and (ii) each local counsel listed on Schedule 4.03(a), in each case (A) dated the Acquisition Date and (B) addressed to the Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders.

(b)                                 The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Acquisition Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating agreement of such Loan Party as in effect on the Acquisition Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or formation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(c)                                  The Administrative Agent shall have received a certificate, dated the Acquisition Date and signed by a Responsible Officer of Intermediate Holdings, confirming compliance with the conditions precedent set forth in Sections 4.03(h), (i) and (k).

(d)                                 The Administrative Agent shall have received all Fees, all fees payable under the Fee Letter and all other amounts due and payable on or prior to the Acquisition Date, including, to the extent invoiced at least one Business Day prior to the Acquisition Date, reimbursement or payment of all reasonable and invoiced out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document and including any accrued interest required to be paid with respect to the Term Loans to be paid on the Acquisition Date.

(e)                                  Each of the Joinder Agreement and each of the Security Documents (other than the Mortgages and the Escrow Agreement) shall have been, or substantially simultaneously with the release of the Escrow Funds on the Acquisition Date shall be, duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.  The Collateral Agent shall have received evidence to the effect that each of the financing statements relating to the Security Documents (other than the Escrow Agreement) shall have been, or substantially simultaneously with release of the Escrow Funds on the Acquisition Date shall be, filed in the appropriate filing office.  Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that to the extent any security interest in any Collateral cannot be perfected by the filing of a financing statement under the UCC or taking delivery and possession of a stock certificate or note (to the extent required under the Security Documents), then the perfection of a security interest in such Collateral shall not constitute a condition precedent to the release of the Escrow Funds on the Acquisition Date.

(f)                                   The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Acquisition Date and duly executed by a Responsible Officer of Intermediate Holdings and the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.01 or have been or will be contemporaneously released or terminated.

(g)                                  The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.07 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(h)                                 Each of (i) the Specified Representations and (ii) such of the representations and warranties made by the Target with respect to the Target, its subsidiaries and its and their respective businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or an Affiliate of Holdings) has the right to terminate its obligations under the Acquisition Agreement (or refuse to consummate the Acquisition under the Acquisition Agreement) as a result of a breach of such representations in the Acquisition Agreement, shall be true and correct in all material respects.

(i)                                     (i) The Escrow Borrower shall have merged with and into ADS and ADS shall have assumed all rights and responsibilities as the Borrower hereunder, (ii) the Refinancing shall have been, or substantially simultaneously with the release of the Escrow Funds on the Acquisition Date shall be, consummated and immediately after giving effect to the Transactions and the other transactions contemplated hereby, Intermediate Holdings, the Borrower and the Restricted Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) the Senior Notes and (c) Indebtedness set forth on Schedule 6.03 and (iii) the Senior Notes shall have been, or substantially simultaneously with the release of the Escrow Funds on the Acquisition Date shall be, released from escrow pursuant to the terms of the Senior Notes Escrow Agreement and the assumption of the Senior Notes by the Borrower shall have been, or substantially simultaneously with the release of the Escrow Funds on the Acquisition Date shall be, consummated.

(j)                                    The Administrative Agent shall have received a certificate from the chief financial officer of Intermediate Holdings in the form of Exhibit L certifying that, after giving effect to the Transactions to occur on the Acquisition Date, the Loan Parties, taken as a whole, on a consolidated basis, are Solvent.

(k)                                 No Acquisition Material Adverse Effect shall have occurred since March 31, 2012 and be continuing.

(l)                                     The Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Agreement concurrently with the release of the Escrow Funds on the Acquisition Date (and in any event not later than January 31, 2013).

(m)                             The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(n)                                 The Borrower shall have supplemented the Schedules hereto to add any necessary information with respect to the Target and its Subsidiaries.

ARTICLE V

Affirmative Covenants

On and after the Acquisition Date, each of, the Borrower and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnity obligations as to which no claim has been made) shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or been Cash Collateralized, unless the Required Lenders shall otherwise consent in writing, each of the Borrower and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings, will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01.                              Financial Statements.  Deliver to the Administrative Agent, which shall furnish to each Lender:

(a)                                 as soon as available, but in any event within ninety (90) days after the end of each fiscal year (or, in the case of the fiscal year ended December 31, 2012, within one hundred twenty (120) days after the end of such fiscal year) of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower), consolidated balance sheets of Intermediate Holdings (commencing with the fiscal year ended December 31, 2012), the Borrower and the Subsidiaries (or, after the Amendment No. 3 Effective Date, the Borrower and the Subsidiaries) as of the end of such fiscal year, and the related consolidated statements of income or operations and consolidated cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, (i) all in reasonable detail with accompanying management discussion and analysis of financial condition and results of operations and prepared in accordance with GAAP, (ii) containing separate schedules reflecting the balance sheet information income and cash flows of the Unrestricted Subsidiaries and reconciling such information to the financial statements described above and (iii) such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (except for any exception as a result of the maturity of any of the Loans occurring during the subsequent fiscal year) or any qualification or exception as to the scope of such audit;

(b)                                 as soon as available, but in any event within forty five (45) days (or, in the case of the fiscal quarter ended September 30, 2012, within ninety (90) days after the end of such fiscal quarter) after the end of each of the first three fiscal quarters of each fiscal year of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) (commencing with the fiscal quarter ended September 30, 2012), consolidated balance sheet of Intermediate Holdings, the Borrower and the Subsidiaries (or, after the Amendment No. 3 Effective Date, the Borrower and the Subsidiaries) as at the end of such fiscal quarter, and the related consolidated statements of income or operations and consolidated cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, (i) all in reasonable detail with accompanying management discussion and analysis of financial condition and results of operations, (ii) containing separate schedules reflecting the balance sheet information income and cash flows of the Unrestricted Subsidiaries and reconciling such information to the financial statements described above and (iii) such consolidated statements to be certified by a Responsible Officer of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) as fairly presenting in all material respects the financial condition and results of operations of Intermediate Holdings, the Borrower and the Subsidiaries (or, after the Amendment No. 3 Effective Date, the Borrower and the Subsidiaries) in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided that, with respect to the fiscal quarter ended September 30, 2012, the information required to be provided pursuant to this Section 5.01(b) shall consist solely of the calculation of Consolidated EBITDA of Intermediate Holdings, the Borrower and the Subsidiaries (or, after the Amendment No. 3 Effective Date, the Borrower and the Subsidiaries) as of September 30, 2012 (together with reasonably detailed supporting information), which calculations shall be (i) prepared in a manner consistent with the Pro Forma Financial Statements and on a pro forma basis giving effect to the consummation of the Transactions and the payment of fees and expenses in connection with the foregoing, and (ii) certified by a Responsible Officer of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) as having been prepared in good faith based on the assumptions set forth therein, which the Borrower (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) believe to be reasonable assumptions at the time such calculation was prepared; and

(c)                                  as soon as available, but in any event no more than ninety (90) days after the end of each fiscal year of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) (commencing with the fiscal year ended December 31, 2012), an updated business plan and operating budget and forecasts of consolidated balance sheets and statements of income or operations and cash flows of Intermediate Holdings, the Borrower and the Subsidiaries (or, after the Amendment No. 3 Effective Date, the Borrower and the Subsidiaries) on a quarterly basis for the then current fiscal year (including the fiscal year in which the latest Maturity Date occurs), in each case prepared by management of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower).

SECTION 5.02.                              Certificates and Other Information.  Deliver to the Administrative Agent, which shall furnish each Lender:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b) a duly completed Compliance Certificate signed by a Responsible Officer of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower);

(b)                                 promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Intermediate Holdings by independent accountants in connection with the accounts or books of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower, as applicable), or any audit of any of them;

(c)                                  promptly after the furnishing thereof, copies of any notice of default furnished to any holder of debt securities of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to this Agreement;

(d)                                 promptly after request therefor, such additional information regarding the business, financial or corporate affairs of  the Borrower and the Subsidiaries (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), or compliance by the Loan Parties with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(e)                                  as part of the compliance certificate delivered pursuant to clause (a) above, each in form and substance reasonably satisfactory to the Administrative Agent, (i) a report supplementing Schedules 3.13(a) and 3.13(b) containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete and (ii) a certification that complete and correct copies of all documents modifying any term of any Organizational Document of Intermediate Holdings or the Borrower, as applicable, on or prior to the date of delivery of such compliance certificate have been delivered to the Administrative Agent or are attached to such certificate.

The Borrower and, as applicable, Intermediate Holdings will, within ten (10) days after receipt of financial statements which have been delivered pursuant to Section 5.01(a), participate in a meeting with the Administrative Agent and Lenders to discuss Intermediate Holdings’ or the Borrower’s results of operations, as applicable, and allow the Administrative Agent and Lenders to ask questions with respect thereto.  Such meetings are to be held at the Borrower’s corporate offices or by teleconference (or at such other location as may be reasonably agreed to by the Borrower and the Administrative Agent).

SECTION 5.03.                              Notices.  Promptly notify the Administrative Agent and each Lender:

(a)                                 of the occurrence of any Default or Event of Default since the Closing Date; provided that Intermediate Holdings or the Borrower will include in such notice or otherwise deliver forthwith to the Lenders a certificate describing with particularity any and all provisions of this Agreement and/or any other Loan Document that has been breached;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect since the Closing Date, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Intermediate Holdings, the Borrower or a Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or a Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) and any Governmental Authority or (iii) the commencement of, or any material development in, any inquiry, investigation, litigation or proceeding affecting the Borrower or a Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), including pursuant to any Environmental Laws (including any written notice from any Governmental Authority of any potential Environmental Liability);

(c)                                  of the occurrence of any ERISA Event since the Closing Date that could reasonably be expected to result in liability to the Borrower or a Restricted Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) exceeding $15,000,000;

(d)                                 of any material change since the Closing Date in accounting policies or financial reporting practices by the Borrower or a Restricted Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings);

(e)                                  of the (i) occurrence since the Closing Date of any Asset Sale of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.13(b) and (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.13(d);

(f)                                   of the proposed sale of capital stock or other Equity Interests of the Borrower or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings since the Closing Date; and

(g)                                  of any announcement since the Closing Date by Moody’s or S&P of any change in its rating of the Borrower’s (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings’) non-credit-enhanced, senior unsecured long-term debt.

Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of Intermediate Holdings or the Borrower, as applicable, setting forth details of the occurrence referred to therein and stating what action Intermediate Holdings or the Borrower has taken and proposes to take with respect thereto.

SECTION 5.04.                              Payment of Obligations.  Except for failures that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) pay and discharge as the same shall become due and payable (i) all Taxes imposed upon it or its properties, income, profits or assets, before any penalty or fine accrues thereon, except for any Taxes which are being contested in good faith by appropriate proceedings diligently conducted if such contest effectively suspends collection and enforcement of the Tax in question and adequate reserves for such Taxes have been provided in accordance with GAAP and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary.

SECTION 5.05.                              Preservation of Existence, Etc.  (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 6.04 or 6.05, provided that, other than with respect to the Borrower and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings, such preservation, renewal and maintenance is not required if failure to do so could not reasonably be excepted to have a Material Adverse Effect, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06.                              Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and with the standard of care typical in the industry in the operation and maintenance of its facilities, except where failure to do so could not reasonably be excepted to have a Material Adverse Effect and (b) make all necessary repairs thereto and renewals and replacements thereof, except in each instance where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07.                              Maintenance of Insurance.

(a)                                 Maintain, with financially sound and reputable insurance companies not Affiliates of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business as the Borrower and the Restricted Subsidiaries, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.  Notwithstanding the foregoing, the Borrower agrees that the Administrative Agent may, in its sole discretion, and without any obligation to do so, pay any insurance premiums then due and payable, and any amounts due and payable under insurance premium finance agreements, and any amounts so paid by the Administrative Agent shall constitute Loans hereunder.

(b)                                 If any portion of any Significant Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

SECTION 5.08.                              Compliance with Laws, Licenses and Permits.  Comply in all respects with the requirements of all laws (including Environmental Laws) and all orders, writs, injunctions, decrees, licenses, financial assurance requirements and permits (including those relating to environmental matters) applicable to it or to its business or property (including, without limitation, its Real Estate), except in such instances in which (i) such requirement of any agreement or instrument or law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply in all respects therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.09.                              Books and Records.  (a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), as the case may be, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Restricted Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), as the case may be.

SECTION 5.10.                              Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and visually inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that representatives of the Borrower may be present during any such visits, discussions and inspections; provided, further, that, if an Event of Default has occurred and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided, further, that so long as no Default or Event of Default shall have occurred or be continuing, the Borrower will be obligated to reimburse the Agent and the Lenders for no more than two (2) such inspections in the aggregate in any calendar year.

SECTION 5.11.                              Use of Proceeds.  Subject to the provisions of the Escrow Agreement, use the proceeds of the Credit Facilities (a) to pay the Transaction Costs, (b) to pay fees and expenses in connection with this Agreement and (c) for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and permitted investments.

SECTION 5.12.                              Employee Benefits.  Comply with the provisions of ERISA and the Code applicable to Employee Benefit Plans, except where such noncompliance is not reasonably likely to result in a Material Adverse Effect.

SECTION 5.13.                              New Subsidiaries; Ownership of Subsidiaries.

(a)                                 (x) Promptly following the request of the Administrative Agent following the occurrence and during the continuance of a Default or Event of Default or (y) within 10 Business Days following the delivery of a Compliance Certificate required to be delivered pursuant to Section 5.02(a) indicating (i) the formation or acquisition of any new Domestic Restricted Subsidiary (other than an Excluded Subsidiary), (ii) a Domestic Restricted Subsidiary previously determined to be an Excluded Subsidiary is no longer an Excluded Subsidiary, unless expressly excluded from being required to be the subject of such security interest by the terms of this Agreement or the terms of the Security Documents, each newly-created or newly-acquired Domestic Restricted Subsidiary (other than any Excluded Subsidiary) shall become a Subsidiary Guarantor hereunder and a party to the Security Documents by executing and delivering to the Collateral Agent a counterpart of a joinder agreement and providing such other documentation as the Collateral Agent shall deem appropriate for such purpose, including, without limitation, amendments to the Security Documents or new pledge agreements in substantially the same form, mortgages or deeds of trust, the documents referred to in the Guarantee and Collateral Requirements, UCC searches and filings, and 100% of the Equity Interests and assets of each such new Subsidiary (other than an Excluded Subsidiary) shall be pledged to the Collateral Agent for the benefit of the Lenders and the Collateral Agent, documents of the types referred to in Section 4.03(b), and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of, inter alia, the joinder agreement), all in form, content and scope reasonably satisfactory to the Collateral Agent.  In such event, the Collateral Agent is hereby authorized by the parties hereto to amend Schedules 3.13(a) and 3.13(b) hereto to include each such new Subsidiary.

(b)                                 Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall at all times directly or indirectly through a Subsidiary own all of the Equity Interests of each of the Restricted Subsidiaries (other than directors’ qualifying shares), and such Equity Interests shall at all times be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents or pursuant to a pledge agreement in form and substance reasonably satisfactory to the Collateral Agent to the extent required under the Guarantee and Collateral Agreement.

SECTION 5.14.                              Compliance with Environmental Laws.  Except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect:  (a) comply, and, if applicable, cause all lessees and other Persons operating or occupying any of their Real Estate or properties to comply, with all Environmental Laws and environmental permits, (b) obtain, maintain and renew all environmental permits and financial assurance instruments necessary for their operations and properties, (c) if applicable, dispose of Hazardous Materials only at permitted disposal facilities operating in compliance with Environmental Laws, and (d) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of their Real Estate or properties, in accordance with the requirements of all Environmental Laws or, if applicable to the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings)or a Subsidiary  and its successors and assigns, a written settlement or consent agreement with those Governmental Authorities having jurisdiction; provided that, to the extent permitted under Environmental Laws, none of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings)or any of the Subsidiaries  shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.15.                              Maintenance of Ratings.  Use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody’s, and use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of Intermediate Holdings prior to the Amendment No. 3 Effective Date (and of the Borrower thereafter).

SECTION 5.16.                              Further Assurances.  Cooperate with the Lenders and the Administrative Agent, execute such further instruments and documents and take all further action as the Lenders, the Administrative Agent or the Collateral Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement, including, without limitation, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets, including real and personal properties acquired subsequent to the Closing Date other than Excluded Assets, of the Borrower and the Domestic Restricted Subsidiaries (other than Excluded Subsidiaries) and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings).  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.16, including without limitation, in order to satisfy or cause to be satisfied any Guarantee and Collateral Requirement.  The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and first priority status of each such security interest and Lien, subject to Permitted Collateral Liens.  In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Restricted Subsidiaries of any owned real property having a fair market value in excess of $2,000,000.

SECTION 5.17.                              Designation of Subsidiaries.  The Borrower and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings, may at any time designate any newly-created or newly-acquired Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after giving effect to such designation, Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall be in compliance, on a pro forma basis, with the financial covenant set forth in Section 6.13, regardless of whether Intermediate Holdings or the Borrower, as applicable, is otherwise required to comply with such financial covenant at such time (and, as a condition precedent to the effectiveness of any such designation, Intermediate Holdings or the Borrower, as applicable, shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time, (iii) the designation of such Subsidiary as an Unrestricted Subsidiary shall constitute an Investment therein at the date of designation in an amount equal to the fair market value of the Investment in such Subsidiary, (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (v) no Subsidiary may be designated as an Unrestricted Subsidiary unless it is concurrently designated as an “Unrestricted Subsidiary” for purposes of the Senior Notes and (vi) immediately before and after any such designation, no Default or Event of Default shall have occurred and be continuing.

SECTION 5.18.                              Post-Closing Security Matters.  On or before a date that is 180 days following the Acquisition Date (which period may be extended by the Collateral Agent in its sole discretion), the Borrower shall (i) execute and deliver the Mortgages encumbering the Mortgaged Properties specified on Schedule 1.01(b) to the Collateral Agent for recordation in the appropriate real property records of the county or parish, as applicable, in which the Mortgaged Property encumbered thereby is located and (ii) cause the other Guarantee and Collateral Requirements applicable to each such Mortgaged Property to be satisfied.

ARTICLE VI

Negative Covenants

On and after the Acquisition Date, each the Borrower and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings, covenants and agrees with each Lender that (or, solely in respect of Section 6.18, on and after the Closing Date, the Escrow Borrower covenants and agrees with each Lender that), so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnity obligations as to which no claim has been made) have been paid in full and all Letters of Credit have been cancelled, have expired or been Cash Collateralized and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of the Borrower and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings, will not, and will not cause or permit any of the Restricted Subsidiaries to:

SECTION 6.01.                              Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Restricted Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)                                 any Lien created under the Loan Documents;

(b)                                 Liens on property or assets of the Borrower and the Restricted Subsidiaries existing on the Closing Date (or, in the case of the Target, existing on the Acquisition Date) and set forth in Schedule 6.01 (provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any existing Liens with respect to the Target and its subsidiaries); provided that such Liens shall secure only those obligations which they secure on the Closing Date (or, in the case of the Target and its subsidiaries, the Acquisition Date) and, in each case, extensions, renewals and replacements thereof permitted hereunder; provided, further, that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased and (iii) and any renewal, replacement or extension of the obligations secured or benefited thereby is permitted by Section 6.03(b);

(c)                                  Liens for Taxes not yet due and payable or which are being contested in good faith in compliance with Section 5.04 and by appropriate proceedings diligently conducted, if such contest effectively suspends collection of the contested obligation and the enforcement of any Liens securing such obligation and if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 statutory or common law Liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith in compliance with Section 5.04 and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance, medical and health insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                   (i) deposits to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), obligations for utilities and statutory obligations, in each case, incurred in the ordinary course of business, and (ii) pledges, deposits and Liens on other assets to secure surety and appeal bonds, financial assurance bonds, completion bonds, performance bonds, reclamation bonds and other obligations of a like nature, including, without limitation, any such bonds or obligations with respect to the closure, final-closure and post-closure liabilities related to landfills owned or operated by the Borrower or such Restricted Subsidiary, in each case, incurred in the ordinary course of business;

(g)                                  zoning restrictions, easements, rights-of-way, minor defects in title, restrictions and other similar encumbrances affecting Real Estate which, individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h);

(i)                                     Liens securing Indebtedness permitted under Section 6.03(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)                                    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to deposit or securities accounts maintained in the ordinary course of business; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k)                                 Liens created in the ordinary course of business on insurance policies solely for the purpose of securing the payment of insurance premiums pursuant to insurance premium finance agreements relating to such policies;

(l)                                     Liens consisting of escrowed funds or similar arrangements affecting the sale proceeds paid to the Borrower or a Restricted Subsidiary from Dispositions permitted by Section 6.05; provided that all such escrow or similar arrangements (i) are solely to protect the rights of the buyer of the assets subject to such Disposition in the event of claims under the applicable sale documents, (ii) do not extend to any property or assets other than a portion of the purchase price for such Disposition received by the Borrower or such Restricted Subsidiary and (iii) are on customary terms for similar types of transactions in similar circumstances conducted by parties on an arms-length basis;

(m)                             earnest money deposits of cash or Cash Equivalents made by the Borrower or a Restricted Subsidiary in connection with any letter of intent or purchase agreement relating to any Permitted Acquisition;

(n)                                 Liens consisting of the matters disclosed on Schedule 3.08;

(o)                                 any interest or title of a lessor, sublessor, lessee or sublessee under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

(p)                                 in the case of real property that is subject to a Mortgage, such items as are accepted by the Collateral Agent as exceptions to the lender’s title insurance policy issued with respect to such property and such Mortgage;

(q)                                 Liens existing on property at the time of its acquisition (after the Closing Date) or existing on the property of a Restricted Subsidiary acquired after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition, (ii) the Indebtedness secured thereby is permitted under Section 6.03(o) and (iii) such Lien does not extend to or cover any other asset or property;

(r)                                    Liens of a collecting bank on items in the course of collection (including arising under Section 4-210 of the UCC);

(s)                                   second priority Liens securing Indebtedness permitted under Section 6.03(u) or Permitted Ratio Debt;

(t)                                    other Liens (other than on Equity Interests and not of the nature or type specified in any other clause of this Section 6.01) securing liabilities hereunder in an aggregate amount not to exceed $25,000,000 at any time outstanding;

(u)                                 encroachments, encumbrances and other adverse circumstances affecting any Real Estate that would be disclosed by an accurate and complete survey of such Real Estate, provided that the foregoing, individually or in the aggregate, are not substantial in amount and do not in any case materially detract from the value of the Real Estate subject thereto;

(v)                                 any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(w)                               Liens (i) in favor of any Special Purpose Entity in connection with any Financing Disposition, or (ii) incurred in connection with a Special Purpose Financing pursuant to Section 6.03(t); and

(x)                                 Liens on any landfill acquired after the Closing Date securing reasonable royalty or similar payments (determined by reference to volume or weight utilized) due to the seller of such landfill as a consequence of such acquisition.

SECTION 6.02.                              Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any Investment or any other interest in, any other Person, except:

(a)                                 Investments held by the Borrower or a Restricted Subsidiary in the form of Cash Equivalents;

(b)                                 Guarantees permitted under Section 6.03;

(c)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d)                                 Investments in the form of Permitted Acquisitions;

(e)                                  Investments consisting of securities or other assets of suppliers or customers received by the Borrower upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement under any Debtor Relief Law;

(f)                                   advances to officers, directors and employees of the Borrower and the Restricted Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(g)                                  Investments in, under or with respect to Employee Benefit Plans in the amounts required or permitted thereby; provided that each such plan has been approved by a majority of the directors of the Borrower or the applicable Restricted Subsidiary (excluding for purposes of such calculation directors who are also officers or employees of the Borrower or the applicable Restricted Subsidiary);

(h)                                 Investments (i) by the Borrower or a Restricted Subsidiary in any Loan Party (other than, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), (ii) by a Restricted Subsidiary that is not a Loan Party in another Subsidiary that is not a Loan Party or in any joint venture and (iii) by the Borrower or any other Loan Party in a Subsidiary that is not a Loan Party or in any joint venture; provided that (x), in the case of clause (iii), (A) no Default or Event of Default shall have occurred and be continuing at the time of any such Investment or would result therefrom and (B) the aggregate amount of all such Investments shall not exceed $35,000,000 at any time outstanding and (y) any such Investments in the form of intercompany Indebtedness shall be evidenced by notes in the form of Exhibit G that have been pledged (individually or pursuant to a global note) to the Administrative Agent for the benefit of the Lenders;

(i)                                     bank deposits established in the ordinary course of business;

(j)                                    non-cash consideration received, to the extent permitted by the Loan Documents, in connection with any Disposition of property permitted by this Agreement;

(k)                                 Investments in Hedging Agreements of the type referred to in Section 6.03(c);

(l)                                     Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged after the Closing Date into the Borrower or a Restricted Subsidiary to the extent such Investments were not made in contemplation of such acquisition or merger (other than existing Investments in subsidiaries of such Restricted Subsidiary or Person, which must comply with the requirements of Sections 6.02(d), (h) or (n));

(m)                             Guarantees of obligations that do not constitute Indebtedness entered into in the ordinary course of business;

(n)                                 in addition to Investments permitted by the other clauses of this Section 6.02, additional Investments by the Borrower and the Restricted Subsidiaries so long as the aggregate amount invested pursuant to this paragraph (n) (determined without regard to any write-downs or write-offs of such Investments) does not exceed (i) $35,000,000 plus (ii) so long as the Total Leverage Ratio of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall be not more than 5.25 to 1.00 on a pro forma basis after giving effect to such Investment, the Available Amount during the term of this Agreement; provided that before and immediately after giving effect to such Investment, no Default or Event of Default shall exist or would result from such Investment;

(o)                                 Investments existing on, or contractually committed as of, the Closing Date (or, in the case of any Investment of the Target, the Acquisition Date) and set forth on Schedule 6.02 (provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any existing Investments of the Target and its subsidiaries) and any extensions, renewals or reinvestments thereof; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Closing Date (or, in the case of any Investment of the Target, the Acquisition Date);

(p)                                 advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Restricted Subsidiary;

(q)                                 Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by, to, in or in favor of, any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness; and

(r)                                    Investments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions.

Notwithstanding anything to the contrary herein, any Investment which when made complies with the requirements of the definition of the term Cash Equivalents may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

SECTION 6.03.                              Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness created hereunder and under the other Loan Documents;

(b)                                 Indebtedness existing on the Closing Date (or, in the case of any Indebtedness of the Target, on the Acquisition Date) and set forth in Schedule 6.03 (provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any existing Indebtedness of the Target and its subsidiaries) and any Permitted Refinancing thereof;

(c)                                  obligations (contingent or otherwise) of the Borrower or a Restricted Subsidiary existing or arising under any Hedging Agreement, provided that (i) such obligations are (or were) entered into by such Person as required by the Loan Documents or in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”; and (ii) such Hedging Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d)                                 Indebtedness in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets and industrial revenue bonds within the limitations set forth in Section 6.01(i) in an amount not exceeding $75,000,000 in the aggregate at any time outstanding;

(e)                                  the Senior Notes or Permitted Refinancings thereof;

(f)                                   Indebtedness pursuant to any Secured Cash Management Agreement incurred in the ordinary course of business and customary for Cash Management Agreements generally;

(g)                                  surety, financial assurance, completion, performance, reclamation and similar bonds and bid guarantees provided by or issued on behalf of the Borrower or any Restricted Subsidiary, including, without limitation, with respect to the closure, final-closure and post-closure liabilities related to landfills owned or operated by the Borrower or such Restricted Subsidiary, in each case, incurred in the ordinary course of business;

(h)                                 Indebtedness issued as part of the purchase price for a Permitted Acquisition or in the form of “earnout” payments (and any Permitted Refinancings thereof); provided that such Indebtedness shall be subordinated to the Obligations in form and substance satisfactory to the Administrative Agent;

(i)                                     Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within one (1) Business Day following its incurrence;

(j)                                    unsecured Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(k)                                 Guarantees in respect of Indebtedness otherwise permitted hereunder;

(l)                                     Indebtedness created in the ordinary course of business pursuant to insurance premium finance agreements;

(m)                             indemnification obligations arising in connection with Permitted Acquisitions;

(n)                                 Permitted Ratio Debt;

(o)                                 Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or a Subsidiary; provided that (i) such Indebtedness, to the extent owed by a Loan Party to a Subsidiary that is not a Loan Party, shall be subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Administrative Agent and (ii) to the extent arising from an Investment by the Borrower or a Restricted Subsidiary, such Investment is permitted by Section 6.02(h);

(p)                                 Indebtedness of a Subsidiary acquired after the Closing Date or a person merged into or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets (and any Permitted Refinancings thereof), which Indebtedness in each case exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement; and

(q)                                 unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such good and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(r)                                    Indebtedness representing deferred compensation to employees of the Borrower or any Subsidiary incurred in the ordinary course of business;

(s)                                   all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Indebtedness permitted under this Section 6.03;

(t)                                    Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise incurred in connection with a Special Purpose Financing;  provided  that (1) such Indebtedness is not recourse to the Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings); (2) in the event such Indebtedness shall become recourse to the Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Borrower as, incurred at such time (or at the time initially incurred) under one or more of the other provisions of this Section 6.03 for so long as such Indebtedness shall be so recourse; (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Borrower may classify such Indebtedness in whole or in part as Incurred under this Section 6.03(t); and (4) the aggregate amount of Indebtedness outstanding pursuant to this paragraph (t) shall not at any time exceed $25,000,000; and

(u)                                 in addition to other Indebtedness permitted under this Section 6.03, additional Indebtedness of the Borrower or any of the Restricted Subsidiaries so long as the aggregate amount pursuant to this paragraph (u) outstanding shall not at any time exceed $100,000,000.

SECTION 6.04.                              Mergers, Consolidations and Acquisitions.

(a)                                 Merge, dissolve, liquidate, consolidate with or into another Person or make an Asset Sale of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or acquire all or substantially all of the assets or more than fifty percent (50%) (or other interest that would require consolidation of the acquired

Person with the Borrower under GAAP) of the Equity Interests of any other Person, except that, so long as no Default or Event of Default exists or would result therefrom (x) a Restricted Subsidiary may merge into the Borrower or a Restricted Subsidiary (provided that in the case of any merger (A) involving the Borrower, the Borrower shall be the surviving corporation, (B) involving a Wholly Owned Subsidiary (other than a merger covered by the foregoing clause (A)), a Wholly Owned Subsidiary shall be the surviving corporation and (C) involving a Loan Party (other than a merger covered by the foregoing clause (A)), a Loan Party shall be the surviving corporation), (y) a Restricted Subsidiary may (i) make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a Loan Party and (ii) dissolve if all of its remaining assets are transferred to the Borrower or a Loan Party and (z) substantially concurrently with (but prior to) the Amendment No. 3 Effective Date, Intermediate Holdings may merge with and into the Borrower, with the Borrower as the surviving Person.

(b)                                 The Borrower or a Restricted Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 51% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that

(i)                  at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder;

(ii)               in any merger or consolidation, the surviving Person shall be either the Borrower or a Restricted Subsidiary;

(iii)            the business to be acquired operates primarily in the United States;

(iv)           the business to be acquired is predominantly in the same line of business as the Borrower, or in businesses reasonably related or incidental thereto (i.e., non-hazardous solid waste collection, transfer, hauling, recycling, or disposal);

(v)              the board of directors and (if required by applicable law) the shareholders, or the equivalent of each thereof, of the business to be acquired have approved such acquisition as evidenced by written resolutions or consents evidencing such approval;

(vi)           (A) in the case of an asset acquisition, all of the assets acquired shall be acquired by the Borrower or by a Restricted Subsidiary, and such Restricted Subsidiary (unless it is an Excluded Subsidiary) shall in accordance with Section 5.13 become a Loan Party hereunder, if it is not already a Loan Party, and shall pledge (or cause to be pledged) all of its assets (other than Excluded Assets) and 100% of its Equity Interests to the Administrative Agent for the benefit of the Lenders or (B) in the case of an acquisition of 100% of the Equity Interests of the acquired company, such acquired company (unless it is an Excluded Subsidiary) shall in accordance with Section 5.13 become a Loan Party and shall pledge (or cause to be pledged) all of its assets (other than Excluded Assets) and shall pledge 100% of its Equity Interests to the Administrative Agent for the benefit of the Lenders, or such acquired company shall be merged with and into the Borrower or a Restricted Subsidiary (which shall be the surviving entity) and (z) in all such cases, such Person shall otherwise comply with the provisions of Section 5.13 hereof and the other provisions of this Agreement;

(vii)        in connection with any acquisition or series of related acquisitions having total consideration in excess of $50,000,000, after giving effect to such acquisition, Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall be in compliance, on a pro forma basis, with the financial covenant contained in Section 6.13 hereof, regardless of whether such financial covenant is required to be tested at such time (using (i) Consolidated EBITDA and Consolidated Interest Expense as at the end of the most recently completed fiscal quarter (but including any addbacks to Consolidated EBITDA previously approved by the Administrative Agent in connection with any other Permitted Acquisitions occurring in such fiscal quarter) and (ii) Total Consolidated Debt as of the date of the acquisition, after giving effect to any Indebtedness incurred in connection therewith, in each case, before and after giving pro forma effect to any Disposition pursuant to Section 6.05(k) contemplated in connection with such Permitted Acquisition);

(viii)     in connection with any acquisition or series of related acquisitions having total consideration in excess of $37,500,000 and for which Intermediate Holdings or the Borrower, as applicable, intends to make a pro forma adjustment to Consolidated EBITDA to include the Consolidated EBITDA of the acquisition target in accordance with the definition of Consolidated EBITDA, Intermediate Holdings or the Borrower, as applicable, shall furnish the Administrative Agent, prior to any application of such pro forma adjustment, with (A) a copy of the purchase agreement, (B) the audited or reviewed (if available, or otherwise unaudited and unreviewed) financial statements for the preceding three (3) fiscal years or such shorter period of time as such entity or division has been in existence, (C) financial projections prepared by Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) in connection with its evaluation of the acquisition, (D) a compliance certificate demonstrating compliance with the financial covenant contained in Section 6.13 on a pro forma basis as if the transaction occurred on the first day of the period of measurement regardless of whether such financial covenant is required to be tested at such time (using (x) Consolidated EBITDA and Consolidated Interest Expense as at the end of the most recently completed fiscal quarter (but including any addbacks to Consolidated EBITDA previously approved by the Administrative Agent in connection with any other Permitted Acquisitions occurring in such fiscal quarter) and (y) Total Consolidated Debt as of the date of the acquisition, after giving effect to any indebtedness incurred in connection therewith, in each case, before and after giving pro forma effect to any Disposition pursuant to Section 6.05(k) contemplated in connection with such Permitted Acquisition), and (E) a Responsible Officer’s certificate of Intermediate Holdings or the Borrower, as applicable, certifying that (1) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Intermediate Holdings, the Borrower or a Subsidiary and (2) the cash consideration (including all deferred consideration) paid, or to be paid, by the Borrower or the applicable Restricted Subsidiary in connection with such acquisition; and

(ix)           the cash consideration to be paid by the Borrower or the applicable Restricted Subsidiary in connection with any acquisition or series of related acquisitions (including in such cash consideration any deferred cash payments, contingent or otherwise, and the aggregate amount of all liabilities assumed or, in the case of an acquisition of the Equity Interests of the acquisition target, including all liabilities of such acquisition target for all Permitted Acquisitions for which the applicable Loan Party acquires (A) less than 100% of the Equity Interests of such Acquired Entity or (B) a foreign Acquired Entity) shall not exceed (i) $110,000,000 in any fiscal year plus (ii) so long as the Total Leverage Ratio of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall be not more than 5.25 to 1.00 on a pro forma basis after giving effect to such Investment, the Available Amount during the term of this Agreement (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(b) being referred to herein as a “Permitted Acquisition”).

SECTION 6.05.                              Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)                                 Dispositions of obsolete, abandoned, or worn out or no longer useful property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory in the ordinary course of business (such inventory to include, without limitation, landfill gas, carbon offset credits, electricity, solid waste, recyclables and other by-products of the wastestream collected by the Borrower or any of its Restricted Subsidiaries and sold to, or disposed of with, third parties in the ordinary course of business);

(c)                                  Dispositions of equipment or Real Estate to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                                 Dispositions of property by any Loan Party to another Loan Party (other than, prior to the Amendment No. 3 Effective Date, Intermediate Holdings);

(e)                                  Dispositions consisting of sale or conversion of Cash Equivalents into cash or other Cash Equivalents to the extent not otherwise prohibited by the terms of this Agreement;

(f)                                   Dispositions of motor vehicles, containers and related equipment in the ordinary course of business;

(g)                                  casualty events or condemnations to the extent such events are deemed to constitute Dispositions and subject to the provisions of Section 2.13(b);

(h)                                 compromise and settlement of accounts receivable of disputed accounts and accounts of insolvent customers to the extent such compromise and settlement is made in the ordinary course of business in amounts;

(i)                                     Dispositions constituting Restricted Payments otherwise permitted pursuant to Section 6.06 and pursuant to the other provisions of this Agreement but solely to the extent any such permitted Restricted Payment is deemed to constitute a Disposition;

(j)                                    Dispositions in the nature of asset swaps conducted on an arms-length basis and for fair market value with bona fide third parties unaffiliated with the Borrower or any Affiliate of the Borrower; provided, that no such asset swap may be made at any time that a Default or Event of Default has occurred and is continuing;

(k)                                 Dispositions by the Borrower and the Restricted Subsidiaries of property acquired after the Closing Date in Permitted Acquisitions; provided that (i) the Borrower identifies any such assets to be divested in reasonable detail in writing to the Administrative Agent on or before the closing date of such Permitted Acquisition, and (ii) the fair market value of the assets to be divested in connection with any Permitted Acquisition (as determined by the board of directors of the Borrower) does not exceed an amount equal to 25% of the total cash and non-cash consideration for such Permitted Acquisition;

(l)                                     Dispositions by the Borrower and the Restricted Subsidiaries of property; provided that all such Dispositions shall be made for at least seventy five percent (75%) of cash consideration

(or such other percentage as approved by the Administrative Agent in its reasonable discretion);

(m)                             Dispositions of accounts receivable for purposes of collection in the ordinary course of business;

(n)                                 Dispositions permitted by Section 6.04;

(o)                                 licenses (on a non-exclusive basis with respect to intellectual property), or sublicenses (on a non-exclusive basis with respect to intellectual property) of any personal property in the ordinary course of business;

(p)                                 Dispositions of Real Estate pursuant to which the Borrower or any Subsidiary, in the ordinary course of its business, grants any third party a right to use, lease or sublease such Real Estate;

(q)                                 the termination of any lease, sublease, license or sublicense of Real Estate to which the Borrower or Subsidiary is party to the extent such Real Estate is no longer required by such Person in the ordinary course of its business, or the termination of any such lease, sublease, license or sublicense at the end of its applicable term;

(r)                                    the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(s)                                   Dispositions set forth on Schedule 6.05; provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any Dispositions of property of the Target and its subsidiaries;

(t)                                    Financing Dispositions; or

(u)                                 other Dispositions (not specified in this Section 6.05) made after the Closing Date (or, in the case of the Target and its subsidiaries, after the Acquisition Date) not to exceed $125,000,000 in the aggregate in any fiscal year;

provided that any Disposition pursuant to clauses (a) through (c), (e) through (o) and (s) through (u) shall be for an amount not less than fair market value as determined in good faith by the applicable board of directors or other governing body, whose determination will be conclusive.

SECTION 6.06.                              Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so except that:

(a)                                 any Wholly Owned Restricted Subsidiary may declare and pay dividends or make other distributions to its equity holder and, so long as no Default or Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom, any other Restricted Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders;

(b)                                 so long as no Default or Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom, the Borrower and each Restricted

Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(c)                                  the Borrower and each Restricted Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) may declare and make dividend payments or other distributions payable solely in its Equity Interests (other than Disqualified Stock);

(d)                                 the Loan Parties may make Restricted Payments needed to effect the Transactions, and in connection therewith, the Loan Parties may make Restricted Payments to Permitted Holders on the Acquisition Date or within five (5) Business Days after the Acquisition Date in an amount equal to the aggregate amount of cash which Permitted Holders have contributed to the Escrow Borrower after the Closing Date and prior to the Acquisition Date for the purpose of funding the interest component of the Escrow Account;

(e)                                  Intermediate Holdings (or, after the date of the Amendment No. 3 Effective Date, the Borrower) may make Restricted Payments to its equity holders to pay (i) (x) for any taxable period for which Intermediate Holdings (or, after the date of the Amendment No. 3 Effective Date, the Borrower) and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state or local income Tax purposes of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), the portion of any U.S. federal, state or local income Taxes (as applicable) of such Tax Group for such taxable period that are attributable to the income of the Borrower and/or its Subsidiaries; provided that (i) the amount of such dividends or other distributions for any taxable period shall not exceed the amount of such Taxes that the Borrower and/or its Subsidiaries, as applicable, would have paid had the Borrower and/or its Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group) and (ii) dividends or other distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Borrower or any of its Restricted Subsidiaries for such purpose; and (y) any franchise or similar taxes and other amounts (including fees and expenses) required to maintain the existence of Holdings and (ii) the operating costs and expenses of Holdings incurred in the ordinary course of business and other overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees, which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and the Subsidiaries;

(f)                                   Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) may make other Restricted Payments (not specified in the other clauses of this Section 6.05) to holders of its Equity Interests, in an amount not to exceed (i) $50,000,000 plus (ii) so long as the Total Leverage Ratio of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall be not more than 4.75 to 1.00 on a pro forma basis after giving effect to such Restricted Payment, the Available Amount during the term of this Agreement, so long as (x) no Default or Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom and (y) Intermediate Holdings (or, after the date of the Amendment No. 3 Effective Date, the Borrower) shall be in compliance, on a pro forma basis, with the financial covenant contained in Section 6.13, regardless of whether such financial covenant is required to be tested at such time;

(g)                                  Intermediate Holdings (or, after the date of the Amendment No. 3 Effective Date, the Borrower) may repurchase Equity Interests to the extent such repurchase is deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof; and

(h)                                 so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Intermediate Holdings (or, after the date of the Amendment No. 3 Effective Date, the Borrower) may make Restricted Payments to be used for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Intermediate Holdings (or, after the date of the Amendment No. 3 Effective Date, the Borrower) held by any current, future or former officer, director, employee or consultant of any Loan Party (or permitted transferees, heirs or estates of such current, future or former officer, director, employee or consultant) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement, plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed (a) $20,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (b)) of $30,000,000 in any calendar year), plus (b) the aggregate cash proceeds received by the Borrower and its Restricted Subsidiaries from any issuance or reissuance of Equity Interests to directors, officers, employees and consultants and the proceeds of any “key man” life insurance policies; provided further that the cancellation of Indebtedness owing to the Borrower or its Restricted Subsidiaries from members of management in connection with such repurchase of Equity Interests will not be deemed to be a Restricted Payment.

SECTION 6.07.                              Change in Nature of Business.  With respect to the Borrower and the Restricted Subsidiaries, engage in any material line of business substantially different from those lines of business conducted by the Borrower on the Closing Date or any business reasonably related or incidental thereto.

SECTION 6.08.                              Transactions with Affiliates; Investors.  Enter into any transaction of any kind with any of the Investors or any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Investor or an Affiliate, other than (a) those transactions set forth on Schedule 6.08 hereto; provided that the Borrower shall supplement such Schedule as of the Acquisition Date to add any such transactions involving the Target and its subsidiaries, (b) transactions by and between the Borrower and the Restricted Subsidiaries or one or more Special Purpose Entities and not involving any other Investor or Affiliate, (c) the entering into, maintaining or performance of any employment or consulting contract, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former employee, officer or director or consultant of or to the Borrower or any Subsidiary heretofore or hereafter entered into in the ordinary course of business, and (d) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans or any issuance, grant or award of stock, options, other equity related interests or other securities, to any employees, officers, directors or consultants of or to the Borrower or any Subsidiary in the ordinary course of business.

SECTION 6.09.                              Burdensome Agreements.  Enter into any Contractual Obligation with any Person (other than this Agreement or any other Loan Document) that limits the ability (i) of a Restricted Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) of a Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or a Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided that this clause (iii) shall not prohibit (x) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 6.01 or 6.03(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (y) customary restrictions contained in leases, subleases, licenses or asset sale arrangements otherwise permitted hereunder so long as such restrictions relate solely to the assets subject thereto.  Notwithstanding the foregoing, this Section 6.09 will not restrict or prohibit: (a) customary restrictions imposed pursuant to an agreement that has been entered into in connection with a Disposition permitted pursuant to Section 6.05 with respect to the property (including a Subsidiary) that is subject to that transaction; (b) customary restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.03 to the extent that such restrictions apply only to the property or assets securing such Indebtedness; (c) customary provisions restricting subletting or assignment of Contractual Obligations entered into in the ordinary course of business; (d) restrictions set forth in the Senior Notes and any Permitted Refinancing thereof; (e) restrictions relating to Indebtedness of, or a Financing Disposition by, to, or in favor of, any Special Purpose Entity; (f) restrictions set forth in any Indebtedness permitted pursuant to Section 6.03(b) (including Permitted Refinancings thereof); (g) restrictions set forth in any Indebtedness of a Subsidiary acquired after the Closing Date permitted pursuant to Section 6.03(p), which restriction is not applicable to any Person other than the acquired Subsidiary, or the properties or assets of any Person, other than the property or assets of the acquired Subsidiary; (h) provisions with respect to the disposition or distribution of assets or property in joint venture agreements (including, without limitation, agreements with respect to Subsidiaries that are not wholly owned) and other similar agreements entered into in the ordinary course of business; and (i) customary restrictions on cash or other deposits or net worth imposed by customers or government authorities under contracts or other agreements entered into in the ordinary course of business.

SECTION 6.10.                              Use of Proceeds.  Subject to the provisions of the Escrow Agreement, use the proceeds of the Credit Facilities, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.

SECTION 6.11.                              Other Indebtedness and Agreements.  (a) Amend, supplement or otherwise modify the terms of the Senior Notes or any Permitted Ratio Debt (i) to accelerate the payments under, or shorten the tenor, maturity or weighted average life to maturity of, or increase the amount of, or increase the interest rate on or yield of, such Indebtedness, (ii) to change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto) or (iii) to modify or add any covenants thereunder if such modification or addition would otherwise adversely affect in any material way the Borrower’s ability to pay and perform the Obligations or the Administrative Agent’s or any Lender’s rights or remedies under any of the Loan Documents; or (b) except as contemplated by the Refinancing, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except for (u) prepayments of Permitted Ratio Debt subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent made with the proceeds of the substantially concurrent sale of Equity Interests (other than Disqualified Stock) or a Permitted Refinancing, (v) the prepayment of the Credit Facilities in accordance with the terms of this Agreement, (w) the prepayment or refinancing of Indebtedness permitted under Section 6.03(b) in the ordinary course of business, (x) the prepayment of Indebtedness permitted under Sections 6.03(d), (l) and (p) and (y) additional repurchases or redemptions of the Senior Notes after the Amendment No. 3 Effective Date not to exceed (i) $25,000,000 plus (ii) so long as the Total Leverage Ratio of Intermediate Holdings (or, after the date of the Amendment No. 3 Effective Date, the Borrower) shall be not more than 4.75 to 1.00 on a pro forma basis after giving effect to such repurchase or redemption, the Available Amount during the term of this Agreement, so long as (x) no Default or Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom and (y) Intermediate Holdings (or, after the date of the Amendment No. 3 Effective Date, the Borrower) shall be in compliance, on a pro forma basis, with the financial covenant contained in Section 6.13, regardless of whether such financial covenant is required to be tested at such time.

SECTION 6.12.                              Sale Leaseback.  Enter into any arrangement, directly or indirectly, whereby the Borrower or a Restricted Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which the Borrower or such Restricted Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, except to the extent (x) such sale or transfer is permitted under Section 6.05 and (y) such lease, to the extent constituting a Capitalized Lease, is permitted under Section 6.02.

SECTION 6.13.                              Maximum Total Leverage Ratio.  As of the end of each fiscal quarter of Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower), so long as any Revolving Loans, any Swingline Loans or any Letters of Credit (other than Letters of Credit which have been Cash Collateralized) are outstanding at such time, permit the Total Leverage Ratio as of the end of such fiscal quarter set forth below to be greater than the ratio set forth below for such period:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
December 31, 2014 through December 30, 2015	7.25:1.00
December 31, 2015 through December 30, 2016	6.75:1.00
December 31, 2016 through December 30, 2017	6.25:1.00
December 31, 2017 and thereafter	6.00:1.00

SECTION 6.14.                              Amendments of Organizational Documents.  Amend any of its Organizational Documents in any manner that may be materially adverse to the Administrative Agent or the Lenders or otherwise result in a Material Adverse Effect.

SECTION 6.15.                              Accounting and Fiscal Year Changes.  Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) the fiscal year of Intermediate Holdings, the Borrower or a Restricted Subsidiary (except to change the fiscal year of an acquired Subsidiary to Intermediate Holdings’ or the Borrower’s fiscal year, as applicable).

SECTION 6.16.                              Business of Intermediate Holdings.  Prior to the Amendment No. 3 Effective Date, cause or permit Intermediate Holdings to engage in any business or activity other than (i) the ownership of all outstanding Equity Interests in the Borrower, (ii) participating in tax, accounting and other administrative activities as the parent of the Borrower, (iii) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (iv) the performance of its obligations under the Acquisition Agreement and (v) in connection with, and following the completion of, a Qualified Public Offering, activities necessary or advisable for or incidental to the initial registration and listing of Intermediate Holdings common stock and the continued existence of Intermediate Holdings as a public company.

SECTION 6.17.                              Activities of the Escrow Borrower.  Prior to the Acquisition Date, (i) the Escrow Borrower’s primary activities will be restricted to entering into the Loan Documents and borrowing the Term Loans, issuing Capital Stock to, and receiving capital contributions from, Advanced Disposal, performing its obligations under the Acquisition Agreement (if any) and related documents, performing its obligations under Loan Documents, consummating the Transactions, and conducting such other activities as are necessary or appropriate to carry out the activities described above, (ii) the Escrow Borrower will not own, hold or otherwise have any interest in any assets other than cash and cash equivalents, the Escrow Account (including any amounts and investments held therein), its rights under the Loan Documents and its rights under the Acquisition Agreement (if any) and related documents, and (iii) the Escrow Borrower will not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any Restricted Payment, incurring any Indebtedness, incurring any Liens except in favor of the Administrative Agent, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates), except as contemplated by clause (i) above or the documents referred to therein, or as necessary to effectuate the Transactions.

ARTICLE VII

Events of Default

SECTION 7.01.                              Events of Default.  In case of the happening of any of the following events (“Events of Default”):

(a)                                 the Borrower fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or the reimbursement of an L/C Disbursement or (ii) within five (5) calendar days after the same becomes due, any amount of interest on any Loan or any Fees or other amounts payable hereunder or under any other Loan Document;

(b)                                 the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) fails to perform or observe any term, covenant or agreement contained in (i) any of Section 5.03(a), 5.05(a) (with respect to Intermediate Holdings’ or the Borrower’s existence, as applicable), 5.11 or Article VI or (ii) Section 5.07 and such failure continues for 15 days; provided that the failure to perform or observe the financial covenant contained in Section 6.13 will not result in an Event of Default with respect to the Term Loans until the Revolving Credit Lenders declare the Revolving Loans then outstanding to be due and payable pursuant to the terms of this Section 7.01; provided, further, that if, following such declaration by the Revolving Credit Lenders, such amounts are immediately repaid and the Total Revolving Credit Commitments have been terminated or if the Revolving Credit Lenders shall rescind such declaration, there shall not be an Event of Default with respect to the Term Loans as a result of such failure;

(c)                                  the Borrower or a Restricted Subsidiary (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days;

(d)                                 any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made;

(e)                                  (i) the Borrower or a Restricted Subsidiary (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) (x) fails to make any payment of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after the expiration of any applicable grace periods thereto, in respect of the Senior Notes or any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Hedging Agreements) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 or (y) fails to make any other payment or observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after the expiration of any applicable grace period and/or with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, provided that, in each case in this clause (y), (A) such failure under such Indebtedness or Guarantee (whether or not any such grace period has expired or any such notice has been given) shall result in a Default under this Agreement and (B) an Event of Default shall occur under this Agreement upon the expiration of any such grace period or the giving of any such notice; or (ii) there occurs under any Hedging Agreement an Early Termination Date (as defined in such Hedging Agreement) resulting from (x) any event of default under such Hedging Agreement as to which the Borrower or a Restricted Subsidiary is the Defaulting Party (as defined in such Hedging Agreement) or (y) any Termination Event (as so defined) under such Hedging Agreement as to which the Borrower or a Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Agreement Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than $50,000,000;

(f)                                   the Borrower or a Restricted Subsidiary (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(g)                                  (i) the Borrower or a Restricted Subsidiary (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy;

(h)                                 there is entered against the Borrower or a Restricted Subsidiary (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) and (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is a period of 60 consecutive days during which such judgment shall be undischarged or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i)                                     (i) an ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or a Restricted Subsidiary (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) in an aggregate amount that has or could reasonably be expected to have a Material Adverse Effect or (ii) the Borrower, a Restricted Subsidiary or any ERISA Affiliate (or, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability in an aggregate amount that has or could reasonably be expected to have a Material Adverse Effect;

(j)                                    any Loan Document or any material provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in any material respect; or the Borrower or any other Loan Party contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof or any Security Document after delivery thereof pursuant to Section 4.03 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 6.01) on the Collateral purported to be covered thereby; or

(k)                                 there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Intermediate Holdings, the Borrower or a Restricted Subsidiary described in paragraph (f) or (g)(i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Intermediate Holdings or the Borrower described in paragraph (f) or (g)(i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02.                              Right to Cure.  Notwithstanding anything to the contrary contained in this Article VII, in the event that Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) fails to comply with the requirements of the financial covenant set forth in Section 6.13, from the last day of the applicable fiscal quarter until the expiration of the 10th Business Day subsequent to the date the certificate calculating compliance with such financial covenant is required to be delivered pursuant to Section 5.02(a), Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall have the right to issue Permitted Cure Securities for cash, and, in each case, to contribute any such cash as common equity to the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise of such Cure Right and written notice to the Administrative Agent, such financial covenant shall be recalculated giving effect to the following pro forma adjustments:

(a)                                 Consolidated EBITDA shall be increased, solely for the purpose of measuring the financial covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(b)                                 If, after giving effect to the foregoing recalculation, Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall be in compliance with the requirements of the financial covenant set forth in Section 6.13, Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall be deemed to have satisfied the requirements of Section 6.13 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach, Default or Event of Default of such financial covenant that had occurred shall be deemed cured for purposes of this Agreement; and

(c)                                  To the extent a fiscal quarter ended for which the financial covenant is initially recalculated as a result of a Cure Right is included in the calculation of such financial covenant in a subsequent fiscal period, the Cure Amount shall be included in the Consolidated EBITDA for such fiscal quarter in such subsequent fiscal period;

provided that, notwithstanding anything herein to the contrary, (i) in each four-fiscal quarter period, there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) the Cure Right may be exercised no more than five times during the term of this Agreement, (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of curing the non-compliance with the financial covenant set forth in Section 6.13 (it being understood that the foregoing shall not prohibit the contribution of additional equity to the Borrower to the extent such equity contribution is not made pursuant to the Cure Right), (iv) the Cure Amount shall be disregarded for purposes of determining the Applicable Margin, any financial ratio-based conditions or any baskets with respect to the covenants in this Agreement other than the financial covenant set forth in Section 6.13 and (v) there shall be no pro forma or other reduction in Indebtedness with the proceeds of any Cure Amount for determining compliance with the financial covenant for the fiscal quarter in which such Cure Amount is made.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

SECTION 8.01.                              Appointment.  The Lenders hereby irrevocably designate and appoint DBTCA as Administrative Agent (for purposes of this Article VIII and Section 9.05, the term “Administrative Agent” also shall include DBTCA in its capacity as Collateral Agent pursuant to the Security Documents (the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”)) to act as specified herein and in the other Loan Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

SECTION 8.02.                              Nature of Duties.

(a)                                 The Administrative Agent, the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents.  Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

(b)                                 Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Section 9.05.  Without limitation of the foregoing, each Arranger shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

SECTION 8.03.                              Lack of Reliance on the Administrative Agent.  Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Intermediate Holdings, the Borrower and the Restricted Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Intermediate Holdings, the Borrower and the Restricted Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries or the existence or possible existence of any Default or Event of Default.

SECTION 8.04.                              Certain Rights of the Administrative Agent.  If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining.  Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

SECTION 8.05.                              Reliance.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

SECTION 8.06.                              Indemnification.  To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

SECTION 8.07.                              The Administrative Agent in Its Individual Capacity.  With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities.  The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

SECTION 8.08.                              Holders.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

SECTION 8.09.                              Resignation by the Administrative Agent.

(a)                                 The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 7.01(f) then exists, the Borrower.  Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Bank and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation.  Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)                                 Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(c)                                  If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d)                                 If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall nonetheless become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e)                                  Upon a resignation of the Administrative Agent pursuant to this Section 8.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article VIII (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

SECTION 8.10.                              Collateral Matters.

(a)                                 Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Parties.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b)                                 The Lenders hereby authorize the Collateral Agent, and the Collateral Agent agrees, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than Intermediate Holdings, the Borrower and the Restricted Subsidiaries) upon the sale or other disposition thereof in compliance with Sections 6.04 and 6.05, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 9.08) or (iv) as otherwise may be expressly provided in the relevant documentation granting such Lien.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.10.  In each case as specified in this Section 8.10(b), the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the security interest granted under the Security Documents, in accordance with the terms of the Security Documents and this Section 8.10(b).

(c)                                  The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 8.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(d)                                 To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender (including, for the avoidance of doubt, any Swingline Lender) or Issuing Bank an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.20, each Lender and Issuing Bank shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender or Issuing Bank for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender or Issuing Bank failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Agent shall be conclusive absent manifest error.  Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph.  The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations.

SECTION 8.11.                              Delivery of Information.  The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

ARTICLE IX

Miscellaneous

SECTION 9.01.                              Notices; Electronic Communications.  Except for notices and other communications expressly permitted to be given by telephone and/or email hereunder, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)                                 if to the Borrower or Intermediate Holdings, to it at ADS Waste Holdings, Inc., 90 Fort Wade Road, Ponte Vedra, Florida 32081, Attention: Steven R. Carn, Chief Financial Officer, Fax: 904-493-3041, with a copy to ADS Waste Holdings, Inc., 90 Fort Wade Road, Ponte Vedra, Florida 32081, Attention: Scott E. Friedlander, General Counsel, Fax: 904-493-3055;

(b)                                 if to the Administrative Agent, to DBTCA, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, Attention: Sara Pelton, Telephone No.: (904) 271-2886, Facsimile No.: (904) 779-3080, and for Letter of Credit requests: Email: sblc_unit_ny@list.db.com;

(c)                                  if to the Collateral Agent, to DBTCA, 60 Wall Street, New York, New York 10005, Attention: Omayra Laucella, Fax: (646) 863-9256; and

(d)                                 if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01(a) or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.  As agreed to among, the Borrower (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings), the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by electronic mail to the electronic mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to above has not been provided by the Administrative Agent to the Borrower, that it will, and will cause the Restricted Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a notice pursuant to Section 2.10 or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Section 2.23, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or their securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower

Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.”  Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information:  (1) the Loan Documents and (2) notification of changes in the terms of the Credit Facilities; provided that each Non-Debt Fund Affiliate that is a Lender hereunder on the Closing Date or at any time thereafter hereby acknowledges and agrees that (x) it shall not have the right to receive information, reports or other materials provided solely to Lenders by the Administrative Agent or any Lender, except to the extent made available to the Borrower and (y) it will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent or access any electronic site established for the Lenders (notwithstanding that it may be granted access thereto by the Administrative Agent) or confidential communications from counsel or financial advisors of the Administrative Agent or the Lenders (it being understood and agreed, that notices of Borrowings, notices or prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II shall be delivered directly to it).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.                              Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower or Intermediate Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.  The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

SECTION 9.03.                              Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, Intermediate Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.                              Successors and Assigns.

(a)                                 Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Intermediate Holdings, any Guarantors, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)                                 Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower (provided that failure to provide or delay in providing such notice shall not invalidate such assignment) and, in the case of an assignment of Revolving Credit Commitments, the prior written consent of the Administrative Agent, the Issuing Bank and the Swingline Lender (in each case, not to be unreasonably withheld, conditioned or delayed); provided that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be (x) in an integral multiple of, and not less than, $1,000,000 with respect to Term Loans and (y) not less than $5,000,000 with respect to Revolving Loans (or, in each case, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that such fee (I) shall not be due in connection with any assignment of Commitments or Loans to or from any Arranger or any of their Affiliates, (II) shall not be due in connection with any assignment by a Lender of Commitments or Loans to one or more Related Funds and (III) shall only be paid once in connection with multiple assignments made contemporaneously by a Lender to two or more Eligible Assignees, and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable Tax forms.  Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  To the extent that the Borrower’s consent is not required for any assignment pursuant to this Section 9.04 (including with respect to any determination of an Eligible Assignee pursuant to the definition thereof), the Administrative Agent shall use its commercially reasonable efforts to notify the Borrower of any such assignment on a weekly basis promptly following the effective date of such assignment.

(c)                                  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or a Subsidiary or the performance or observance by the Borrower or a Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(b) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                 The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and, if required, the written consent of the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)                                   Each Lender may, without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent, sell participations to one or more banks or other Persons (other than a natural Person) (each, a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such Participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such Participant has an interest, increasing or extending the Commitments in which such Participant has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.04) or all or substantially all of the Collateral).  The Loan Parties agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements of Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Participant (A) shall be subject to the provisions of Section 2.21 as if it were an assignee and (B) shall not be entitled to receive any greater payment under Section 2.14, 2.15, 2.16 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21(a) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)                                  Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or Participant or proposed assignee or Participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h)                                 Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)                                     Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that (i) an SPV shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements of Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered to the Granting Lender)) to the same extent as if the SPV were a Lender and had acquired its interests by assignment, provided that neither the grant to any SPV nor the exercise by any SPV of such option shall entitle such SPV to receive any greater payment under Section 2.14, 2.15, 2.16 or 2.20, with respect to all or any part of a Loan, than the Granting Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the SPV was granted such Loan, (ii) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which (including, without limitation, arising from the failure of such SPV to make a Loan hereunder) shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes, including approval of any consent, amendment, waiver or other modification of the Loan Documents, remain the Lender hereunder.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j)                                    Neither Intermediate Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(k)                                 Notwithstanding anything in the Agreement to the contrary, any Term Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to a Fund Affiliate through open market purchases, subject to the following limitations:

(i)                  each Non-Debt Fund Affiliate shall represent and warrant as of the date of any such purchase and assignment, that neither it nor any of its respective directors or officers has any material non-public information with respect to Intermediate Holdings, the Borrower or the Subsidiaries or securities that has not been disclosed to the assigning Term Lender (other than because such assigning Term Lender does not wish to receive material non-public information with respect to Intermediate Holdings, the Borrower and the Subsidiaries or securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Lender’s decision to assign Term Loans to such Non-Debt Fund Affiliate;

(ii)               Non-Debt Fund Affiliates will not have the right to receive information, reports or other materials provided solely to Lenders by the Administrative Agent or any Lender, except to the extent made available to the Borrower, and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent or access any electronic site established for the Lenders or confidential communications from counsel or financial advisors of the Administrative Agent or the Lenders, other than the right to receive notices of Borrowings, notices or prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II;

(iii)            for purposes of any amendment, waiver or modification of any Loan Document (including pursuant to Section 9.08) or any plan of reorganization pursuant to any Debtor Relief

Laws, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect Fund Affiliates in any material respect as compared to other Term Lenders, Non-Debt Fund Affiliates will be deemed to have voted in the same proportion as the Term Lenders that are not Fund Affiliates voting on such matter; and each Non-Debt Fund Affiliate hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to any Debtor Relief Laws is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws);

(iv)           the aggregate principal amount of Term Loans, Incremental Term Loans and Other Term Loans purchased by assignment pursuant to this Section 9.04(k) and held at any one time by (x) Non-Debt Fund Affiliates may not exceed 25% of the aggregate outstanding principal amount of all such Term Loans, Incremental Term Loans and Other Term Loans and (y) Fund Affiliates may not exceed 49.9% of the aggregate outstanding principal amount of all such Term Loans, Incremental Term Loans and Other Term Loans; and

(v)              no Default or Event of Default shall have occurred and be continuing.

(l)                                     Notwithstanding anything in the Agreement to the contrary, any Term Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to the Borrower or a Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) through Dutch Auctions open to all Term Lenders on a pro rata basis in accordance with the Auction Procedures, subject to the following limitations:

(i)                  the Borrower and each Subsidiary (and, prior to the Amendment No. 3 Effective Date, Intermediate Holdings) (as applicable) shall represent and warrant as of the date of any such purchase and assignment, that neither it nor any of its respective directors or officers has any material non-public information with respect to Intermediate Holdings, the Borrower or the Subsidiaries or securities that has not been disclosed to the assigning Term Lender (other than because such assigning Term Lender does not wish to receive material non-public information with respect to Intermediate Holdings, the Borrower and the Subsidiaries or securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Lender’s decision to assign Term Loans to Intermediate Holdings, the Borrower or a Subsidiary (as applicable);

(ii)               immediately upon the acquisition of Term Loans from a Term Lender by Intermediate Holdings, the Borrower or a Subsidiary, such Term Loans and all rights and obligations as a Term Lender related thereto shall, for all purposes (including under this Agreement, the other Loan Documents and otherwise), be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and Intermediate Holdings, the Borrower and such Subsidiary (as applicable) shall neither obtain nor have any rights as a Term Lender hereunder or under the other Loan Documents by virtue of such capital contribution or assignment;

(iii)            Intermediate Holdings, the Borrower and each Subsidiary shall not use the proceeds of any Revolving Loans or Swingline Loans for any such purchase and assignment;

(iv)           no Default or Event of Default shall have occurred and be continuing or would result from such assignment; and

(v)              Intermediate Holdings (or, after the Amendment No. 3 Effective Date, the Borrower) shall be in compliance, on a pro forma basis, with the financial covenant contained in Section 6.13 (regardless of whether Intermediate Holdings, or the Borrower, as applicable, is otherwise required to comply with such financial covenant at such time).

SECTION 9.05.                              Expenses; Indemnity.

(a)                                 The Borrower agrees to pay all reasonable and documented or invoiced out-of-pocket fees and expenses (i) incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender and the Arrangers (and each of their respective Affiliates) in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated); provided, that the Borrower shall not be responsible pursuant to this clause (i) for the reasonable fees, charges and disbursements of more than a single primary counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender and the Arrangers (and each of their respective Affiliates) and more than a single counsel for each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions), or (ii) incurred by the Administrative Agent, the Collateral Agent, the Arrangers (and each of their respective Affiliates) or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of a single counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders (and their respective Affiliates) (and, in the case of an actual or perceived conflict of interest, where the Borrower is informed of such conflict by the affected Lenders and such affected Lenders retain their own counsel, of another firm of counsel for each group of affected Lenders, similarly situated, taken as a whole).

(b)                                 The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable fees, disbursements and other charges of any environmental consultant and one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Borrower is informed of such conflict by the affected Indemnitees and such affected Indemnitees retain their own counsel, of another firm of counsel for each group of affected Indemnitees, similarly situated, taken as a whole) of any such Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any Environmental Liability related in any way to the Loan Parties, any of their respective subsidiaries or any property currently or formerly owned, leased or operated by the Loan Parties, any of their respective subsidiaries or any of their respective predecessors, including the Mortgaged Properties, except that the Borrower shall not be obligated to indemnify any Indemnitees for any environmental condition at any property to the extent negligently caused by an Indemnitee and clearly demonstrated by the Borrower as first occurring after any transfer of the property by foreclosure or by a deed in lieu of foreclosure or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its controlled Affiliates or any of the officers, directors, employees, agents, advisors or other representative of any of the foregoing, in each case, acting at the direction of such Indemnitee, (y) a material breach of any of its obligations under this Agreement as determined by a court of competent jurisdiction in a final and non-appealable decision by such Indemnitee or (z) any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Swingline Lender or the Issuing Bank, in each case in their respective capacitates as such).  This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender or the Arrangers (or each of their respective Affiliates) under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender or the Arrangers (or each of their respective Affiliates), as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender or the Arrangers (or each of their respective Affiliates) in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d)                                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                                  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.  All amounts due under this Section 9.05 shall be payable within thirty (30) days after written demand therefor.

SECTION 9.06.                              Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Intermediate Holdings against any and all of the obligations of the Borrower or Intermediate Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.25 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  Each Lender agrees to notify (x) the Borrower and the Administrative Agent promptly after any such setoff and application and (y) the applicable Subsidiary Guarantor promptly after any such setoff and application pursuant to the Guarantee and Collateral Agreement; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.07.                              Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY SUCH OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.                              Waivers; Amendment.

(a)                                 No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower or Intermediate Holdings in any case shall entitle the Borrower or Intermediate Holdings to any other or further notice or demand in similar or other circumstances.

(b)                                 No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into by Intermediate Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the consent of the Required Lenders; provided that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each

Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees (or any premiums payable pursuant to Section 2.12(d)) of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section 9.08 or release all or substantially all of the value of the Guarantees or the Guarantors comprising all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral, in each case without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans or Commitments of one Class differently from the rights of Lenders holding Loans or Commitments of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV, or (vi) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the Closing Date); provided that any such agreement to (x) change the provisions of Section 6.13 or the definitions of terms (or component terms thereof) to the extent used in Section 6.13 or (y) waive or consent to any Default or Event of Default resulting from a breach of Section 6.13, shall require the written consent of Revolving Credit Lenders holding a majority of the Revolving Credit Commitments and shall not require the consent of any Lenders other than Revolving Credit Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be.

(c)                                  The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

(d)                                 Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans or Other Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder;  provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans immediately prior to such refinancing, (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Refinanced Term Loans in effect immediately prior to such refinancing.

SECTION 9.09.                              Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10.                              Entire Agreement.  This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Unless otherwise specified therein, any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.                              WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.                              Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.                              Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14.                              Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.                              Jurisdiction; Consent to Service of Process.

(a)                                 Each of Intermediate Holdings, the Borrower and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City and New York County, and any appellate court from any thereof, in any proceeding, claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Intermediate Holdings, any Guarantor or their respective properties in the courts of any jurisdiction.

(b)                                 Each of Intermediate Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16.                              Confidentiality.  Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors, and any numbering, administration or settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners) or to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case, such Person agrees, except with respect to regulatory examinations, to the extent not prohibited by applicable law, to inform the Borrower promptly of any such request), (c) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (d) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or a Subsidiary or any of their respective obligations, (e) with the consent of the Borrower or (f) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16.  For the purposes of this Section 9.16, “Information” shall mean all information received from the Borrower or Intermediate Holdings and related to the Borrower or Intermediate Holdings or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Intermediate Holdings; provided that, in the case of Information received from the Borrower or Intermediate Holdings after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17.                              Acknowledgements.

(a)                                 The Obligations of the Borrower include, without limitation, (x) the due and punctual payment of (i) the principal of and premium, if any, and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations (other than those referred to in the preceding clause (i)) of the Borrower under the Loan Documents and (y) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Loan Documents.

(b)                                 The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Person.  The obligations of the Borrower hereunder shall not be affected by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any of the other Loan Documents.  The Borrower further agrees that its agreement under this Section 9.17 constitutes a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any lender in favor of any other Person.

SECTION 9.18.                              Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.19.                              USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Intermediate Holdings, the Borrower and each Guarantor that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Intermediate Holdings, the Borrower and each Guarantor, which information includes the name and address of Intermediate Holdings, the Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Intermediate Holdings, the Borrower and each Guarantor in accordance with the USA PATRIOT Act.

SECTION 9.20.                              Joinder Agreement.  Intermediate Holdings and ADS shall become parties hereto upon the execution and delivery of a Joinder Agreement.  Upon becoming a party hereto, ADS shall assume all rights and responsibilities as the Borrower hereunder and Intermediate Holdings shall assume all rights and responsibilities as Intermediate Holdings hereunder.

SECTION 9.21.                              Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution that is a Lender or an Issuing Bank arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[SIGNATURE PAGES INTENTIONALLY OMITTED]

EXHIBIT B

CONSENT TO AMENDMENT NO. 3 TO THE CREDIT AGREEMENT

CONSENT (this “Consent”) to Amendment No. 3 (“Amendment No. 3”) to that certain Credit Agreement dated as of October 9, 2012, among Advanced Disposal Services, Inc., a Delaware corporation (f/k/a ADS Waste Holdings, Inc., the “Borrower”), Advanced Disposal Waste Holdings Corp., a Delaware corporation (“Intermediate Holdings”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”), Issuing Bank and Swing Line Lender (as amended as of February 8, 2013, February 14, 2014 and as may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Amendment No. 3.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

Amendment No. 3 Consenting Lenders (check one or both boxes as appropriate):

☐                             The undersigned Revolving Credit Lender (in its capacity as a Revolving Credit Lender, and if applicable, in its capacity as an Issuing Bank, Swingline Lender, assignor of Revolving Credit Commitments and/or assignee of Revolving Credit Commitments) hereby irrevocably and unconditionally approves and consents to the Amendments, including, without limitation, the extension of the maturity of all of its, if any, Revolving Credit Commitments and Revolving Loans under the Credit Agreement pursuant to the Revolver Maturity Amendment and the amending and restating of the Revolving Credit Commitment portion of Schedule 2.01(a).

☐                             The undersigned Term Lender hereby irrevocably and unconditionally approves and consents to the Amendments.

,
as a Lender

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

[Consent to ADS — Amendment No. 3 to Credit Agreement]